                                                                    EXHIBIT 4.2

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                            WILMINGTON TRUST COMPANY,
         NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS OWNER TRUSTEE FOR
                     CAPITAL ONE AUTO FINANCE TRUST 2001-A

                                       AND

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                INDENTURE TRUSTEE

                                    INDENTURE

                            DATED AS OF JULY 26, 2001

                                  $910,382,514

                      CAPITAL ONE AUTO FINANCE TRUST 2001-A

                AUTOMOBILE RECEIVABLE-BACKED NOTES, SERIES 2001-A
                         CLASS A NOTES AND CLASS B NOTES





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


                            CROSS REFERENCE TABLE(1)


TIA           Section                                      Section of Indenture
310           (a) (1)                                              7.08
              (a) (2)                                              7.08
              (a) (3)                                              7.13
              (a) (4)                                              7.20
              (a) (5)                                              7.08
              (b)                                               7.08, 7.11
              (c)                                                  N.A.
311           (a)                                                  7.19
              (b)                                                  7.19
              (c)                                                  N.A
312           (a)                                                 12.01
              (b)                                                 12.02
              (c)                                                 12.03
              (d)                                                 12.04
313           (a)                                                 12.04
              (b) (1)                                             12.04
              (b) (2)                                             14.05
              (c)                                                 12.04
              (d)                                                 12.03
314           (a)                                                 14.16
              (b)                                                  3.06
              (c) (1)                                             14.01
              (c) (2)                                             14.01
              (c) (3)                                             14.01
              (d)                                                 14.01
              (e)                                                 14.01
              (f)                                                 14.01
315           (a)                                                  7.01
              (b)                                                  7.02
              (c)                                                  7.01
              (d)                                                  7.01
              (e)                                                  9.13
316           (a) (last sentence)                                  2.03
              (a) (1) (A)                                          9.11
              (a) (1) (B)                                          9.12
              (a) (2)                                            Omitted
              (b)                                                  9.07
              (c)                                                  2.12
317           (a) (1)                                              9.03
              (a) (2)                                              9.03
              (b)                                                  3.03
318           (a)                                                 14.21


------------------------

(1) Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                                TABLE OF CONTENTS
                           ---------------------------
                                                                          Page
                                                                          ----
ARTICLE I             DEFINITIONS and incorporation by reference.............3

         Section 1.01      General Definitions...............................3

         Section 1.02      Calculations.....................................31

         Section 1.03      Incorporation by Reference of Trust
                           Indenture Act....................................31

         Section 1.04      Other Interpretive Provisions....................32

ARTICLE II            THE NOTES; RECONVEYANCE...............................32

         Section 2.01      General..........................................32

         Section 2.02      Forms of Notes...................................34

         Section 2.03      Payment of Principal and Interest................34

         Section 2.04      Payments to Noteholders..........................36

         Section 2.05      Execution, Authentication, Delivery and Dating...36

         Section 2.06      Temporary Notes..................................37

         Section 2.07      Registration, Registration of Transfer
                           and Exchange.....................................37

         Section 2.08      Mutilated, Destroyed, Lost or Stolen Notes.......41

         Section 2.09      Persons Deemed Noteholders.......................41

         Section 2.10      Cancellation of Notes............................42

         Section 2.11      Conditions to Closing............................42

         Section 2.12      Book-Entry Notes.................................45

         Section 2.13      Definitive Notes.................................47

         Section 2.14      Reconveyance.....................................47

         Section 2.15      Reconveyance of Nonconforming Receivables........47

         Section 2.16      Funding Events...................................48

         Section 2.17      Authenticating Agents............................50

         Section 2.18      Release of Collateral............................51

ARTICLE III           COVENANTS; COLLATERAL; REPRESENTATIONS; WARRANTIES....51

         Section 3.01      Performance of Obligations.......................51

         Section 3.02      Negative Covenants...............................53

         Section 3.03      Money for Note Payments..........................53

         Section 3.04      Restriction of Owner Trustee Activities..........55

         Section 3.05      Protection of Trust Property.....................56

         Section 3.06      Opinions as to Trust Property....................57

         Section 3.07      Statement as to Compliance.......................58

         Section 3.08      Limitations on Liens.............................59

         Section 3.09      Recording........................................59

         Section 3.10      Agreements Not to Institute Bankruptcy
                           Proceedings; Additional Covenants................59

         Section 3.11      Providing of Notice..............................62

         Section 3.12      Representations and Warranties of the
                           Owner Trustee....................................62

         Section 3.13      Representations and Warranties of the
                           Indenture Trustee................................64

         Section 3.14      Maintenance of Office or Agency..................65

ARTICLE IV            ADMINISTRATION AND SERVICING OF RECEIVABLES...........65

         Section 4.01      Servicing Agreement..............................65

ARTICLE V ACCOUNTS, COLLECTIONS, PAYMENTS OF INTEREST AND PRINCIPAL, RELEASES, RESERVE FUND, AND
                      STATEMENTS TO NOTEHOLDERS.............................66

         Section 5.01      Accounts.........................................66

         Section 5.02      Collections......................................67

         Section 5.03      Application of Collections.......................67

         Section 5.04      Collection Account...............................67

         Section 5.05 Deposit of Funds in the Revenue Fund and Transfer of Funds from the Revenue Fund and the
                           Reserve Fund.....................................68

         Section 5.06      Issuance Fund....................................73

         Section 5.07      Account Property.................................74

         Section 5.08      Pre-Funding Account..............................74

         Section 5.09      Note Payments....................................75

         Section 5.10      Use of Moneys in the Reserve Fund................75

         Section 5.11      Statements to Noteholders; Tax Returns...........75

         Section 5.12      Reports by the Indenture Trustee.................75

         Section 5.13      Final Balance....................................76

         Section 5.14      Officer's Certificates...........................76

         Section 5.15      The Note Guaranty Insurance Policy...............77

         Section 5.16      Release of Trust Estate..........................78

         Section 5.17      Opinion of Counsel...............................78

ARTICLE VI            REDEMPTION OF NOTES...................................79

         Section 6.01      Privilege of Redemption and Redemption Price.....79

         Section 6.02      Optional Redemption..............................79

         Section 6.03      Notice of Redemption.............................80

         Section 6.04      Redemption Payments..............................80

         Section 6.05      Cancellation of Notes............................80

ARTICLE VII           THE INDENTURE TRUSTEE.................................80

         Section 7.01      Duties of the Indenture Trustee..................80

         Section 7.02      Notice of Event of Insolvency or Event
                           of Default.......................................83

         Section 7.03      Rights of the Indenture Trustee..................83

         Section 7.04      Not Responsible for Recitals, Issuance of Notes
                           or Application of Moneys as Directed.............83

         Section 7.05      May Hold Notes...................................84

         Section 7.06      Money Held in Trust..............................84

         Section 7.07      Compensation and Indemnity.......................84

         Section 7.08      Eligibility; Disqualification....................86

         Section 7.09      [Reserved.]......................................87

         Section 7.10      Resignation and Removal; Appointment of
                           Successor........................................87

         Section 7.11      Acceptance of Appointment by Successor...........88

         Section 7.12      Merger, Conversion, Consolidation or Succession
                           to Business of the Indenture Trustee.............88

         Section 7.13      Co-trustees and Separate Trustees................89

         Section 7.14      Books and Records................................90

         Section 7.15      Control..........................................90

         Section 7.16      Suits for Enforcement............................90

         Section 7.17      Noteholder Characterization......................91

         Section 7.18      Documents Held by Servicer as Custodian;
                           Indication of Trust Ownership; Inspection
                           and Release of Custodian Files...................91

         Section 7.19      Preferential Collection of Claims Against
                           Owner Trustee....................................93

         Section 7.20      The Indenture Trustee May Enforce Claims Without
                           Possession of Notes..............................93

ARTICLE VIII          [Reserved]............................................93

ARTICLE IX            EVENTS OF INSOLVENCY; EVENT OF DEFAULT................93

         Section 9.01      Events of Insolvency; Events of Default..........93

         Section 9.02      Removal of Services; Acceleration of Maturity;
                           Rescission and Annulment.........................95

         Section 9.03      Collection of Indebtedness and Suits for
                           Enforcement by the Indenture Trustee.............96

         Section 9.04      Remedies; Priorities.............................98

         Section 9.05      [Reserved]......................................100

         Section 9.06      Limitation of Suits.............................100

         Section 9.07      Unconditional Rights of Noteholders to Receive
                           Principal and Interest..........................101

         Section 9.08      Restoration of Rights and Remedies..............101

         Section 9.09      Rights and Remedies Cumulative..................101

         Section 9.10      Delay or Omission Not a Waiver..................101

         Section 9.11      Control by Controlling Note Class of
                           Noteholders.....................................101

         Section 9.12      Waiver of Past Defaults.........................102

         Section 9.13      Undertaking for Costs...........................102

         Section 9.14      Waiver of Stay or Extension Laws................102

ARTICLE X             SUPPLEMENTAL INDENTURES..............................103

         Section 10.01     Supplemental Indentures Without Noteholder
                           Approval........................................103

         Section 10.02     Supplemental Indentures With Consent of
                           Noteholders.....................................103

         Section 10.03     Supplemental Indentures Without Consent of
                           Noteholders.....................................105

         Section 10.04     Execution of Supplemental Indentures............105

         Section 10.05     Effect of Supplemental Indentures...............105

         Section 10.06     Reference in Notes to Supplemental Indentures...105

         Section 10.07     The Indenture Trustee To Act On Instructions....105

ARTICLE XI            NOTE GUARANTY INSURANCE POLICY.......................106

         Section 11.01     Note Guaranty Insurance Policy..................106

         Section 11.02     Transfer of Class A Notes to Note Insurer.......106

         Section 11.03     Note Insurer Access to Information, Books
                           and Records.....................................106

         Section 11.04     The Indenture Trustee To Notify Note Insurer
                           of Proposed Changes.............................107

         Section 11.05     No Advance of Final Scheduled Payment Date......107

         Section 11.06     Note Insurer Rights in the Event of Nonpayment..107

         Section 11.07     Note Insurer Approval of Changes in Terms of
                           Notes or Indenture..............................108

         Section 11.08     Note Insurer Removal of the Indenture Trustee...108

         Section 11.09     Parties Interested Herein.......................109

         Section 11.10     Rights of Note Insurer Controlling..............109

         Section 11.11     Payments Under the Note Guaranty
                           Insurance Policy................................109

         Section 11.12     Default of Note Insurer.........................110

         Section 11.13     Rights and Obligations of Note Insurer..........110

         Section 11.14     Note Insurer's Rights Regarding Actions,
                           Proceedings or Investigations...................111

ARTICLE XII           NOTEHOLDERS' LISTS AND REPORTS.......................112

         Section 12.01     Owner Trustee to Furnish the Indenture
                           Trustee Names and Addresses of Noteholders......112

         Section 12.02     Preservation of Information; Communications
                           to Noteholders..................................112

         Section 12.03     Reports by the Owner Trustee....................113

         Section 12.04     Reports by the Indenture Trustee................113

ARTICLE XIII          SATISFACTION AND DISCHARGE...........................114

         Section 13.01     Satisfaction and Discharge of the Indenture.....114

         Section 13.02     Application of Trust Money......................115

         Section 13.03     Repayment of Moneys Held by Paying Agent........115

ARTICLE XIV           MISCELLANEOUS........................................115

         Section 14.01     Compliance Certificates and Opinions; Furnishing
                           of Information..................................115

         Section 14.02     Form of Documents Delivered to the Indenture
                           Trustee.........................................117

         Section 14.03     Acts of Noteholders.............................118

         Section 14.04     Notices, Etc....................................119

         Section 14.05     Notices and Reports to Noteholders; Waiver
                           of Notices......................................121

         Section 14.06     Rules by the Indenture Trustee..................121

         Section 14.07     Owner Trustee Obligation........................121

         Section 14.08     Enforcement of Benefits.........................122

         Section 14.09     Effect of Headings and Table of Content.........122

         Section 14.10     Successors and Assigns..........................122

         Section 14.11     Separability....................................122

         Section 14.12     Benefits of Indenture...........................122

         Section 14.13     Legal Holidays..................................122

         Section 14.14     Governing Law...................................122

         Section 14.15     Counterparts....................................122

         Section 14.16     Recording of Indenture..........................123

         Section 14.17     Further Assurances..............................123

         Section 14.18     No Bankruptcy Petition Against the Owner
                           Trustee.........................................123

         Section 14.19     Subordination...................................123

         Section 14.20     Limitation on Liability.........................124

         Section 14.21     Conflict with Trust Indenture Act...............124

         Section 14.22     Perfection Representations......................124

SCHEDULE 1    -    Schedule of Opinions
SCHEDULE 2    -    Perfection Representations, Warranties And Covenants

EXHIBIT A     -    Form of Class A Note                                   A-1
EXHIBIT B     -    Form of Class B Note                                   B-1
EXHIBIT C     -    [Reserved]                                             C-1
EXHIBIT D     -    Form of Assignment                                     D-1
EXHIBIT E     -    Notice of Funding                                      E-1
EXHIBIT F     -    Officer's Certificate                                  F-1
EXHIBIT G-1   -    Form of Receivable Characteristics (Closing Date)    G-1-1
EXHIBIT G-2   -    Form of Receivable Characteristics (Funding Date)    G-2-1
EXHIBIT H     -    Indenture Trustee Fee Agreement                        H-1
EXHIBIT I     -    Form of Transferee Agreement                           I-1

         This Indenture is dated and made as of July 26, 2001 between WILMINGTON TRUST COMPANY, not on an individual basis but solely as owner trustee of CAPITAL ONE AUTO FINANCE TRUST 2001-A (the "Owner Trustee"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as indenture trustee (the "Indenture Trustee").

                              PRELIMINARY STATEMENT

         Pursuant to this Indenture, there is hereby duly authorized the execution and delivery of five Classes of Notes, designated as Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes. All covenants and agreements made by the Owner Trustee herein are for the benefit and security of the Holders of the Class A Notes, as further defined herein, and the Class B Notes and the Note Insurer. The Owner Trustee is entering into this Indenture, and the Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Simultaneously with the issuance of the Class A Notes and the Class B Notes, there is also being issued the Certificate pursuant to the Trust Agreement.

         The Owner Trustee hereby Grants to the Indenture Trustee, for the benefit of the Holders of the Class A Notes and the Class B Notes, as their interests appear, and, subject to the provisions hereof, for the benefit of the
Note Insurer, all of the Owner Trustee's right, title and interest in and to:

                              GRANTING CLAUSE FIRST

         All of the rights, title, interest and benefits of the Owner Trustee in and to (a) the Receivables identified on the Schedule of Receivables absolutely assigned by the Transferor to the Seller and contributed by the Seller to the Owner Trustee from time to time and all moneys received thereon (including amounts received on any Extended Service Agreements relating thereto) after the respective Cutoff Dates (except for interest accrued as of the applicable Cutoff Date if paid by the respective Obligor after such Cutoff Date, which will be paid to the Transferor), (b) the security interest in the Financed Vehicles granted by the Obligors pursuant to the Receivables and all certificates of title to such Financed Vehicles, (c) the interest of the Owner Trustee in any proceeds from claims on any risk default, physical damage, credit life, disability or other insurance policies covering the Financed Vehicles or the Obligors or refunds in connection with Extended Service Agreements relating to Defaulted Receivables from the respective Cutoff Dates; (d) any property (including the right to receive future Liquidation Proceeds) that shall secure a Receivable; (e) the Contribution Agreement, the Transfer and Assignment Agreement and the Dealer Agreements (to the extent related to the financed Receivables); (f) the original retail installment contracts and security agreements evidencing the Receivables; and (g) the proceeds of any and all of the foregoing.

                             GRANTING CLAUSE SECOND

         All funds deposited in the Accounts and Eligible Investments thereof, to the extent provided in this Indenture, and proceeds thereof;

                              GRANTING CLAUSE THIRD

         The rights and benefits of the Owner Trustee under the Servicing Agreement and the Limited Guaranty;

                             GRANTING CLAUSE FOURTH

         Any recourse at law, in equity or by contract to the Seller, COAF or Dealers whether pursuant to the Contribution Agreement, the Transfer and Assignment Agreement, Dealer Agreements (to the extent related to the Receivables) or otherwise; and

                              GRANTING CLAUSE FIFTH

         All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other property whether now existing or hereinafter arising (collectively, the "Collateral").

         Such Grants are made in trust, to secure payments of amounts due with respect to the Class A Notes and the Class B Notes ratably and without prejudice, priority or distinction between the Class A Notes and the Class B Notes (except that payments with respect to principal on the different Classes of Class A Notes shall be subject to the priority of payments set forth herein and payments of principal with respect to the Class B Notes shall be subordinate to payments of principal and interest with respect to the Class A Notes and to the Note Insurer's rights to Premiums and Reimbursement Obligations and payments of interest with respect to the Class B Notes shall be subordinate to payments of interest with respect to the Class A Notes, all to the extent provided herein), and to secure (i) the payment of all amounts scheduled to be made on the Class A Notes and the Class B Notes as such amounts become due in accordance with their terms, (ii) the payment of all other sums payable in accordance with the provisions of this Indenture, including, but not limited to, Reimbursement Obligations, and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture.

         The Indenture Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions of this Indenture, and agrees to perform the duties herein required pursuant to the terms and provisions of this Indenture and subject to the conditions hereof to the end that the interests of the Holders of the Notes may be adequately and effectively protected.

         PROVIDED, HOWEVER, that if there shall well and truly be paid the principal of the Class A Notes and the Class B Notes and the interest due or to become due on the Notes, at the times and in the manner mentioned in the Notes, according to the true intent and meaning thereof, and the Owner Trustee shall cause all Reimbursement Obligations to be paid to the Note Insurer and payments shall be made into the Revenue Fund as required under this Indenture and shall well and truly keep, perform and observe all the covenants and conditions pursuant to the terms of this Indenture to be kept, performed and observed by the Owner Trustee, and the Owner Trustee shall pay or cause to be paid to the Indenture Trustee and all of its agents for the registration, authentication, transfer or exchange of Class A Notes and the Class B Notes all sums of money due or to become due to it or them in accordance with the terms and provisions hereof, then this Indenture and the rights hereby granted shall cease, terminate and be void; otherwise, except as provided in Article XIV hereof, this Indenture shall be and remain in full force and effect.

                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01 General Definitions. Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         "Accelerated Reserve Fund Event" has the meaning specified in the Insurance Agreement.

         "Account Property" means the Accounts and all proceeds of the Accounts, including, without limitation, all amounts and investments held from time to time in any Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities, security entitlements (as defined in Section 8-102(a)(17) of the UCC as enacted in the States of Minnesota and Texas), financial assets (as defined in Section 8-102(a)(9) of the UCC), or any other investment property (as defined in Section 9-102 of the UCC).

         "Accounts" has the meaning specified in Section 5.01 hereof.

         "Act" has the meaning specified in Section 14.03 hereof.

         "Actual Payment" means, with respect to a Collection Period and a Receivable, all Scheduled Payments and prepayments received from or on behalf of an Obligor with respect to such Receivable, all of which amounts shall be deposited into the Collection Account during such Collection Period. An Actual Payment does not include Repurchase Prices.

         "Administration Agreement" means the Administration Agreement among COAF, as Administrator, Wilmington Trust Company, as Owner Trustee for Capital One Auto Finance Trust 2001-A, and Wells Fargo Bank Minnesota, National Association, as the Indenture Trustee, dated as of the Closing Date, as the same may be amended and supplemented from time to time.

         "Administration Fee" has the meaning specified in Section 4 of the Administration Agreement.

         "Administrative Expenses" means the fees and expenses payable to the Rating Agencies, the expenses payable on behalf of or reimbursable to the Owner Trustee and other fees, expenses or costs related to the Trust Property, payable pursuant to this Indenture, the Trust Agreement or the Servicing Agreement, as certified by the Servicer.

         "Administrator" means COAF, in its capacity as Administrator under the Administration Agreement and each successor Administrator.

         "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent Member" means a member of, or participant in, the Securities Depository.

         "Aggregate Outstanding Principal Balance" means, with respect to the Notes of any Class or group of Classes, the aggregate of the Outstanding Principal Balance of all Outstanding Notes of that Class or group of Classes at the time of determination.

         "Aggregate Receivable Balance" means, (i) with respect to the Closing Date, the aggregate Receivable Balance of the Receivables as of the initial Cutoff Date, (ii) with respect to any Funding Date, the aggregate Receivable Balance of the related Subsequent Receivables as of the related Cutoff Date plus the aggregate Receivable Balance of all other Receivables as of such Funding Date and (iii) with respect to any other date of determination, the aggregate Receivable Balance of all Receivables owned by the Owner Trustee and Granted to the Indenture Trustee as of such date of determination.

         "Amount Financed" means, with respect to a Receivable, the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and any related costs, including service warranties and service contracts, but exclusive of any amount allocable to the premium of force-placed physical damage insurance covering the Financed Vehicle.

         "Authorized Officer" means, with respect to any Person, the Chairman, Co-Chairman or Vice Chairman of the Board of Directors, the President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer or any other authorized officer of the Person who is authorized to act for the Person and whose name appears on a list of such authorized officers furnished by the Person to the Indenture Trustee (containing the specimen signature of such officers), as such list may be amended or supplemented from time to time.

         "Book-Entry Notes" means a beneficial interest in the Class A Notes, ownership and transfers of which shall be made through book entries by a Securities Depository as described in Section 2.12 of this Indenture.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banking or federal institutions in New York, New York, Charlotte, North Carolina, Falls Church, Virginia or Plano, Texas, or in the city in which the principal trust office of the Indenture Trustee, or the principal office of the Note Insurer, is located are authorized or obligated by law or executive order to be closed.

         "Certificate" means the beneficial interest issued pursuant to the Trust Agreement in connection with the issuance of the Notes under this Indenture, evidencing rights to receive certain amounts, subject to prior claims, in accordance with Section 5.05(c) hereof to be derived from the Trust Property as more fully described herein. The Certificate shall initially be issued to the Seller.

         "Certificate Distribution Account" is defined in Section 5.1 of the Trust Agreement.

         "Certificate of Title" means, with regard to each Financed Vehicle (i) the original certificate of title relating thereto, or copies of correspondence to the appropriate State Title Registration Agency, and all enclosures thereto, for issuance of its original Certificate of Title or (ii) if the appropriate State Title Registration Agency issues a letter or other form of evidence of lien in lieu of a Certificate of Title (including electronic titling), the original lien entry letter or form or copies of correspondence to such State title registration agency, and all enclosures thereto, for issuance of the original lien entry letter or form, which, in either case, shall name the related Obligor as the owner of such Financed Vehicle and the Transferor, the applicable Referral Originator, the Seller or the Indenture Trustee as secured party.

         "Certificate Paying Agent" shall mean any paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement and shall initially be the Owner Trustee.

         "Certificate Percentage Interest" shall mean with respect to any Certificate, the percentage interest of ownership in the Trust represented thereby as set forth on the face thereof.

         "Certificate Register" and "Certificate Registrar" means the register mentioned and the registrar appointed pursuant to Section 3.4 of the Trust Agreement.

         "Certificateholder" means the Person in whose name a Certificate is registered on the Certificate Register.

         "Class" means all of the Notes of a series having the same Final Scheduled Payment Date, interest rate, priority of payments and designation.

         "Class A Note Interest" means, with respect to any Payment Date, the sum of the Class A-1 Note Interest, Class A-2 Note Interest, Class A-3 Note Interest and Class A-4 Note Interest.

         "Class A Noteholder" means the Holder of a Class A Note.

         "Class A Noteholder Approval" means, unless expressly provided to the contrary, the approval or consent by the Holders of not less than 66-2/3% of the Aggregate Outstanding Principal Balance of all Outstanding Classes of Class A Notes collectively.

         "Class A Notes" means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

         "Class A Overdue Interest" means, with respect to any Payment Date, the sum of the Class A-1 Overdue Interest, Class A-2 Overdue Interest, Class A-3 Overdue Interest and Class A-4 Overdue Interest.

         "Class A Overdue Principal" means, with respect to any Payment Date, the difference, if any, between (a) the Class A Principal Payment Amount due on the prior Payment Date and (b) the amount of the Class A Principal Payment Amount (from whatever source) actually paid to Class A Noteholders on the prior Payment Date.

         "Class A Percentage" means 91.5%.

         "Class A Principal Payment Amount" means, with respect to any Payment Date until the Aggregate Outstanding Principal Balance of the Class A Notes is reduced to zero, the greater of (I) the sum of (a) the product of (i) the Class A Percentage and (ii) Principal Collections for the related Collection Period and (b) the Class A Overdue Principal, if any; provided, however, that (a) on the Class A-1 Final Scheduled Payment Date, the Class A Principal Payment Amount shall at least equal the Aggregate Outstanding Principal Balance of the Class A-1 Notes, (b) on the Class A-2 Final Scheduled Payment Date, the Class A Principal Payment Amount shall at least equal the Aggregate Outstanding Principal Balance of the Class A-2 Notes, (c) on the Class A-3 Final Scheduled Payment Date, the Class A Principal Payment Amount shall at least equal the Aggregate Outstanding Principal Balance of the Class A-3 Notes and (d) on the Class A-4 Final Scheduled Payment Date, the Class A Principal Payment Amount shall at least equal the Aggregate Outstanding Principal Balance of the Class A-4 Notes and (II) the amount necessary to reduce the Aggregate Outstanding Principal Balance of the Class A Notes to an amount equal to the Aggregate Receivable Balance as of the end of the related Collection Period less $9,103,825.

         "Class A-1 Final Scheduled Payment Date" means August 13, 2002 or earlier upon redemption, acceleration or otherwise in accordance with the terms hereof.

         "Class A-1 Interest Rate" means 3.75% per annum.

         "Class A-1 Note Interest" means, (a) with respect to the initial Payment Date, the product of (x) 1/360 of the Class A-1 Interest Rate times (y) the actual number of days from and including the Closing Date through the day immediately preceding the initial Payment Date times (z) the Aggregate Outstanding Principal Balance of the Class A-1 Notes as of the Closing Date, and
(b) with respect to any subsequent Payment Date, the sum of (i) the product of
(x) 1/360 of the Class A-1 Interest Rate times (y) the actual number of days from and including the immediately preceding Payment Date through the day immediately preceding such subsequent Payment Date times (z) the Aggregate Outstanding Principal Balance of the Class A-1 Notes outstanding as of the immediately preceding Payment Date after giving effect to all payments of principal of the Class A-1 Notes on such immediately preceding Payment Date and
(ii) the Class A-1 Overdue Interest, if any.

         "Class A-1 Noteholder" means the holder of a Class A-1 Note.

         "Class A-1 Notes" means the Class of Automobile Receivable-Backed Notes, Series 2001-A, designated as Class A-1 Notes, issued in accordance with the provisions of this Indenture.

         "Class A-1 Overdue Interest" means, with respect to any Payment Date, the difference, if any, between (a) the amount of Class A-1 Note Interest due on the prior Payment Date and (b) the amount of Class A-1 Note Interest (from whatever source) actually paid to Class A-1 Noteholders on the prior Payment Date, plus (to the extent permitted by law) interest on any shortfall in the payment of interest on the prior Payment Date at the Class A-1 Interest Rate from and including the prior Payment Date through the day immediately preceding the Payment Date of such calculation.

         "Class A-2 Final Scheduled Payment Date" means May 17, 2004, or earlier upon redemption, acceleration or otherwise in accordance with the terms hereof.

         "Class A-2 Interest Rate" means 4.14% per annum.

         "Class A-2 Note Interest" means, (a) with respect to the initial Payment Date, the product of (x) 1/360 of the Class A-2 Interest Rate times (y) the number of days from and including the Closing Date through the day immediately preceding the initial Payment Date (calculated on the basis of a 360-day year consisting of twelve 30-day months) times (z) the Aggregate Outstanding Principal Balance of the Class A-2 Notes as of the Closing Date, and
(b) with respect to any subsequent Payment Date, the sum of (i) the product of
(x) one-twelfth of the Class A-2 Interest Rate times (y) the Aggregate Outstanding Principal Balance of the Class A-2 Notes outstanding as of the immediately preceding Payment Date after giving effect to all payments of principal of the Class A-2 Notes on such immediately preceding Payment Date and
(ii) the Class A-2 Overdue Interest, if any.

         "Class A-2 Noteholder" means the holder of a Class A-2 Note.

         "Class A-2 Notes" means the Class of Automobile Receivable-Backed Notes, Series 2001-A, designated as the Class A-2 Notes, issued in accordance with the provisions of this Indenture.

         "Class A-2 Overdue Interest" means, with respect to any Payment Date, the difference, if any, between (a) the amount of Class A-2 Note Interest due on the prior Payment Date and (b) the amount of Class A-2 Note Interest (from whatever source) actually paid to Class A-2 Noteholders on the prior Payment Date, plus (to the extent permitted by law) interest on any shortfall in the payment of interest on the prior Payment Date at the Class A-2 Interest Rate from and including the prior Payment Date through the day immediately preceding the Payment Date of such calculation.

         "Class A-3 Final Scheduled Payment Date" means September 15, 2005, or earlier upon redemption, acceleration or otherwise in accordance with the terms hereof.

         "Class A-3 Interest Rate" means 4.83% per annum.

         "Class A-3 Note Interest" means, (a) with respect to the initial Payment Date, the product of (x) 1/360 of the Class A-3 Interest Rate times (y) the number of days from and including the Closing Date through the day immediately preceding the initial Payment Date (calculated on the basis of a 360-day year consisting of twelve 30-day months) times (z) the Aggregate Outstanding Principal Balance of the Class A-3 Notes as of the Closing Date, and
(b) with respect to any subsequent Payment Date, the sum of (i) the product of
(x) one-twelfth of the Class A-3 Interest Rate times (y) the Aggregate Outstanding Principal Balance of the Class A-3 Notes outstanding as of the immediately preceding Payment Date after giving effect to all payments of principal of the Class A-3 Notes on such immediately preceding Payment Date and
(ii) the Class A-3 Overdue Interest, if any.

         "Class A-3 Noteholder" means the holder of a Class A-3 Note.

         "Class A-3 Notes" means the Class of Automobile Receivable-Backed Notes, Series 2001-A, designated as the Class A-3 Notes, issued in accordance with the provisions of this Indenture.

         "Class A-3 Overdue Interest" means, with respect to any Payment Date, the difference, if any, between (a) the amount of Class A-3 Note Interest due on the prior Payment Date and (b) the amount of Class A-3 Note Interest (from whatever source) actually paid to Class A-3 Noteholders on the prior Payment Date, plus (to the extent permitted by law) interest on any shortfall in the payment of interest on the prior Payment Date at the Class A-3 Interest Rate from and including the prior Payment Date through the day immediately preceding the Payment Date of such calculation.

         "Class A-4 Final Scheduled Payment Date" means May 15, 2008, or earlier upon redemption, acceleration or otherwise in accordance with the terms hereof.

         "Class A-4 Interest Rate" means 5.40% per annum.

         "Class A-4 Note Interest" means, (a) with respect to the initial Payment Date, the product of (x) 1/360 of the Class A-4 Interest Rate times (y) the number of days from and including the Closing Date through the day immediately preceding the initial Payment Date (calculated on the basis of a 360-day year consisting of twelve 30-day months) times (z) the Aggregate Outstanding Principal Balance of the Class A-4 Notes as of the Closing Date, and
(b) with respect to any subsequent Payment Date, the sum of (i) the product of
(x) one-twelfth of the Class A-4 Interest Rate times (y) the Aggregate Outstanding Principal Balance of the Class A-4 Notes outstanding as of the immediately preceding Payment Date after giving effect to all payments of principal of the Class A-4 Notes on such immediately preceding Payment Date and
(ii) the Class A-4 Overdue Interest, if any.

         "Class A-4 Noteholder" means the holder of a Class A-4 Note.

         "Class A-4 Notes" means the Class of Automobile Receivable-Backed Notes, Series 2001-A, designated as the Class A-4 Notes, issued in accordance with the provisions of this Indenture.

         "Class A-4 Overdue Interest" means, with respect to any Payment Date, the difference, if any, between (a) the amount of Class A-4 Note Interest due on the prior Payment Date and (b) the amount of Class A-4 Note Interest (from whatever source) actually paid to Class A-4 Noteholders on the prior Payment Date, plus (to the extent permitted by law) interest on any shortfall in the payment of interest on the prior Payment Date at the Class A-4 Interest Rate from and including the prior Payment Date through the day immediately preceding the Payment Date of such calculation.

         "Class B Excess Interest" means, for each Payment Date, that portion, if any, of the Class B Note Interest that is in excess of the Class B Primary
Note Interest for such Payment Date.

         "Class B Final Scheduled Payment Date" means May 15, 2008, or earlier upon redemption, acceleration or otherwise in accordance with the terms hereof.

         "Class B Interest Rate" means 7.92% per annum.

         "Class B Note Interest" means, (a) with respect to the initial Payment Date, the product of (x) 1/360 of the Class B Interest Rate times (y) the number of days from and including the Closing Date through the day immediately preceding the initial Payment Date (calculated on the basis of a 360-day year consisting of twelve 30-day months) times (z) the Aggregate Outstanding Principal Balance of the Class B Notes as of the Closing Date, and (b) with respect to any subsequent Payment Date, the sum of (i) the product of (x) one-twelfth of the Class B Interest Rate times (y) the Aggregate Outstanding Principal Balance of the Class B Notes outstanding as of the immediately preceding Payment Date after giving effect to all payments of principal of the Class B Notes on such immediately preceding Payment Date and (ii) the Class B Overdue Interest, if any.

         "Class B Noteholder" means the Holder of a Class B Note.

         "Class B Noteholder Approval" means, unless expressly provided to the contrary, the approval or consent by the Holders of not less than 66-2/3% of the Aggregate Outstanding Principal Balance of the Class B Notes.

         "Class B Notes" means the Class of Automobile Receivable-Backed Notes, Series 2001-A, designated as Class B Notes, issued in accordance with the provisions of this Indenture.

         "Class B Overdue Interest" means, with respect to any Payment Date, the difference, if any, between (a) the amount of Class B Note Interest due on the prior Payment Date and (b) the amount of Class B Note Interest (from whatever source) actually paid to Class B Noteholders on the prior Payment Date, plus (to the extent permitted by law) interest on any shortfall in the payment of interest on the prior Payment Date at the Class B Interest Rate from and including the prior Payment Date through the day immediately preceding the Payment Date of such calculation.

         "Class B Overdue Primary Note Interest" means, with respect to any Payment Date, the difference, if any, between (a) the amount of Class B Primary
Note Interest due on the prior Payment Date and (b) the amount of Class B Primary Note Interest (from whatever source) actually paid to Class B Noteholders on the prior Payment Date, plus (to the extent permitted by law) interest on any shortfall in the payment of interest on the prior Payment Date at the Class B Interest Rate from and including the prior Payment Date through the day immediately preceding the Payment Date of such calculation.

         "Class B Overdue Principal" means, with respect to any Payment Date, the difference, if any, between (a) the Class B Principal Payment Amount due on the prior Payment Date and (b) the amount of the Class B Principal Payment Amount (from whatever source) actually paid to Class B Noteholders on the prior Payment Date.

         "Class B Percentage" means 6.5%.

         "Class B Primary Note Interest" means, for each Payment Date, the portion of the Class B Note Interest that is not in excess of (a) with respect to the initial Payment Date, the product of (x) 1/360 of the Class B Interest Rate times (y) the number of days from and including the

Closing Date through the day immediately preceding the initial Payment Date (calculated on the basis of a 360-day year consisting of twelve 30-day months) times (z) the lesser of (A) Aggregate Outstanding Principal Balance of the Class B Notes as of the Closing Date and (B) the Class B Primary Note Interest Basis Amount, and (b) with respect to any subsequent Payment Date, the sum of (i) the product of (x) 1/360 of the Class B Interest Rate times (y) the lesser of (A) the Aggregate Outstanding Principal Balance of the Class B Notes or (B) the Class B Primary Notes Interest Basis Amount, in each case outstanding as of the immediately preceding Payment Date after giving effect to all payments of principal of the Class B Notes on such immediately preceding Payment Date and
(ii) the Class B Overdue Primary Note Interest, if any.

         "Class B Primary Note Interest Basis Amount" means the amount equal to the difference between (a) the Aggregate Receivable Balance plus the amount on deposit in the Reserve Fund plus the amount on deposit in the Pre-Funding Account and (b) the Aggregate Outstanding Principal Balance of the Class A Notes.

         "Class B Principal Payment Amount" means, with respect to any Payment Date (and subject to the provisions contained in Section 5.05(c) clause Tenth) until the Aggregate Outstanding Principal Balance of the Class B Notes is reduced to zero, the sum of (a) the product of (i) the Class B Percentage and
(ii) Principal Collections for the related Collection Period and (b) the Class B Overdue Principal, if any; provided, however, that on the Class B Final Scheduled Payment Date, the Class B Principal Payment Amount will be the amount required to reduce the Aggregate Outstanding Principal Balance of the Class B Notes to zero.

         "Class B Turbo Principal Payment" means the payments, if any, made pursuant to clause Eleventh of Section 5.05(c).

         "Closing Date" means July 26, 2001.

         "COAF" means Capital One Auto Finance, Inc., a Texas corporation and its successors and assigns.

         "Code" means the Internal Revenue Code of 1986, as amended, including any successor or amendatory statutes and U.S. Department of the Treasury regulations promulgated thereunder.

         "Collateral" means the collateral specified in the Granting Clause of this Indenture.

         "Collection Account" means the account or accounts established with a Collection Account Depository for the deposit of all payments received with respect to the Receivables pursuant to Section 5.01 hereof.

         "Collection Account Depository" means a national bank or banks acting as the Collection Account Depository under this Indenture, its or their successors in interest and any successors in interest pursuant to Section 5.04(a) hereof, which has a combined capital and surplus of at least $50,000,000 and whose long-term debt or bank deposit obligations are rated at least Baa3 by Moody's. The initial Collection Account Depository is Bank of America, N.A..

         "Collection Period" means, with respect to a Payment Date or a Determination Date immediately preceding any Payment Date, the period beginning on the first day of the calendar month preceding such Payment Date or Determination Date and ending on the last day of such calendar month (each such calendar month and portion thereof being referred to as the "related" Collection Period with respect to a Payment Date or Determination Date); provided, that the initial Collection Period shall begin on the Cutoff Date with respect to the Closing Date and shall end on August 31, 2001.

         "Collection Policy" means the written servicing policies and procedures utilized by COAF in connection with its servicing of the Receivables, a copy of which is attached to the Servicing Agreement as Exhibit E.

         "Contract Rate" means, with respect to a Receivable, the annual rate of finance charges stated in the retail installment contract and security agreement evidencing such Receivable.

         "Contribution Agreement" means the Contribution Agreement dated as of the Closing Date between the Seller and the Owner Trustee relating to the transfer of Receivables by the Seller to the Owner Trustee.

         "Controlling Note Class" means the holders of the Class A Notes (voting together as a single class) as long as any Class A Notes are Outstanding and thereafter the holders of the Class B Notes as long as any Class B Notes are Outstanding.

         "Corporate Trust Office" means:

         (a) as used in the Indenture, or otherwise with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered which office at date of the execution of the Indenture is located at MAC N9311-161 6th Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - Asset Backed Administration or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Servicer and the Owner Trustee, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Owner Trustee); and

         (b) as used in the Trust Agreement, or otherwise with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001; or at such other address as the Owner Trustee may designate by notice to the Certificateholders, the Indenture Trustee and the Depositor, or the principal corporate trust office of any successor the Owner Trustee (the address of which the successor owner trustee will notify the Certificateholders and Depositors).

         "Costs of Issuance" means those costs which are directly or indirectly payable by or reimbursable by the Seller and related to the authorization, issuance, sale and delivery of the Notes, including, but not limited to, advertising and printing costs, costs of preparation and reproduction of documents, filing and recording fees, initial fees, charges and expenses of the Indenture Trustee in its capacity as such (including the Indenture Trustee's acceptance fee) and as paying agent and registrar, legal fees and expenses (including outside counsel fees) charges and expenses of the Note Insurer, legal fees and expenses (including outside counsel fees), Class B Note private placement fees, the underwriting fees and structuring fees and expenses payable to the Underwriters pursuant to the Underwriting Agreement on the Closing Date, fees and disbursements of consultants, accountants and professionals, rating agency fees and expenses, fees and charges for preparation, execution, transportation and safekeeping of Notes, and any other cost, charge or fee in connection with the issuance of the Notes set forth in the Underwriting Agreement and directly or indirectly payable or reimbursable by the Seller.

         "Cram Down Loss" means, with respect to any Receivable (other than a Defaulted Receivable) as to which any court in any bankruptcy, insolvency or other similar proceeding issues an order reducing the principal amount to be paid on such Receivable or otherwise modifies any payment terms with respect thereto, an amount equal to the greater of (i) the amount of the principal reduction ordered by such court and (ii) the difference between the principal balance of such Receivable at the time of such court order and the net present value (using a discount rate which is the higher of the Contract Rate of such Receivable or the rate of interest specified by such court order) of the scheduled payments as modified or restructured. A Cram Down Loss will be deemed to have occurred on the date of issuance of such court's order.

         "Credit Policy" means, collectively, the written underwriting and origination policies and procedures utilized by COAF in connection with its underwriting and origination of the Receivables, a copy of which is attached to the Servicing Agreement as Exhibit D.

         "Cumulative Net Charge-Off Ratio" means, as of any Determination Date, the ratio of (i) the aggregate Receivable Balance of Receivables that became Defaulted Receivables plus all the Cram Down Losses which occurred during the period from the initial Cutoff Date through the end of the related Collection Period reduced by the amount of Defaulted Receivable Recoveries received during such period which are applied to principal of the Defaulted Receivables to (ii) the sum of (A) the initial Aggregate Receivable Balance of the Initial Receivables plus (B) the initial aggregate Receivable Balance of the Subsequent Receivables as of their respective Cutoff Dates.

         "Custodian" means COAF, in its capacity as custodian of the Custodian Files pursuant to Section 7.18 hereof and its permitted successors and assigns.

         "Custodian File" means, with respect to each Receivable, the following documents:

         (a) the sole original counterpart of the retail installment contract and security agreement evidencing each such Receivable and any and all amendments thereto; and

         (b) the Certificate of Title; provided, however, that in lieu of being held in the Custodial File the Certificate of Title may be held by a third party servicer provider engaged by COAF to obtain and hold Certificates of Title for the owner of the related Receivable.

         "Custodian Receipt" means, with respect to each Custodian File, a receipt executed by the Custodian, (a) acknowledging delivery to the Custodian of (i) the executed original counterpart of the retail installment contract and security agreement evidencing the Receivable; and (ii) the Certificate of Title; or (b) stating that one or more of the foregoing documents has not been delivered to the Custodian, or is mutilated or damaged in any material respect.

         "Cutoff Date" means, with respect to the Closing Date, the close of business two (2) Business Days prior to the Closing Date and with respect to a Funding Date, the close of business two (2) Business Days prior to such Funding Date.

         "Dealer" means an automobile dealer which sold a Financed Vehicle to an Obligor and through which the respective Receivable was originated by the Transferor, which Receivable was assigned by such Dealer to the Transferor pursuant to the related Dealer Agreement and is being assigned by the Transferor to the Seller pursuant to the Transfer and Assignment Agreement, transferred by the Seller to the Owner Trustee pursuant to the Contribution Agreement and Granted to the Indenture Trustee hereunder; provided, however, that with respect to Referral Receivables, the term "Dealer" shall mean, collectively, the automobile dealer which sold a Financed Vehicle to an Obligor and the related Referral Originator which acquired the Referral Receivable from such dealer and then assigned such Referral Receivable to the Transferor.

         "Dealer Agreement" means an agreement between a Dealer and the Transferor regarding the terms and conditions of the acquisition by the Transferor from such Dealer of Receivables which agreement includes (a) certain representations, warranties and covenants of such Dealer with respect to the Receivables sold by such Dealer and (b) the agreement of such Dealer to repurchase any Receivable with respect to which one or more of such representations and warranties has been breached; provided, however, that with respect to Referral Receivables, the term "Dealer Agreement" shall mean, collectively, the agreement between the Dealer and the applicable Referral Originator regarding the acquisition by such Referral Originator of Referral Receivables and the agreement between such Referral Originator and the Transferor pursuant to which such Referral Receivables were acquired by the Transferor.

         "Default" means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default or an Event of Servicing Default.

         "Defaulted Receivable" means any Receivable as to which the first of any of the following has occurred (a) a Scheduled Payment or any portion thereof is more than 120 days delinquent (or if the related Obligor thereof is insolvent or has sought protection under the United States Bankruptcy Code, such Receivable is more than 180 days delinquent), (b) ninety (90) days (after any Obligor cure period) have elapsed since the Servicer repossessed the related Financed Vehicle, (c) the related Financed Vehicle has been repossessed and sold, (d) proceeds have been received which, in the Servicer's good faith judgment, constitute the final amounts recoverable in respect of such Receivable or (e) consistent with the Servicer's Collection Policy, the Receivable has been or should be written off as uncollectible.

         "Defaulted Receivable Deposit Amount" means, as of any date of calculation with respect to a Defaulted Receivable as to which no repurchase pursuant to Section 7.02 of the Transfer and Assignment Agreement has occurred, 100% of the outstanding Receivable Balance of the Defaulted Receivable at the time it became a Defaulted Receivable.

         "Defaulted Receivable Recoveries" means those funds collected from the Obligor or otherwise on a Defaulted Receivable including Liquidation Proceeds, but excluding Repurchase Prices and Defaulted Receivable Deposit Amounts.

         "Definitive Notes" has the meaning specified in Section 2.13 hereof.

         "Delinquency Ratio" means, as of a Determination Date, the ratio of (i) the aggregate Receivable Balance of Receivables that were Delinquent Receivables at the end of the related Collection Period to (ii) the Aggregate Receivable Balance of all Receivables as of the first day of such related Collection Period.

         "Delinquent Receivable" means any Receivable (other than a Defaulted Receivable) as to which any Scheduled Payment remains unpaid for more than sixty
(60) days from the date on which it is due and payable.

         "Delivery" when used with respect to Account Property means:

         (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-102(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee by physical delivery to the Indenture Trustee indorsed to, or registered in the name of, the Indenture Trustee or indorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 (a)(4) of the UCC) when (i) the Indenture Trustee acquires possession of the security certificate (as defined in Section 8-102(a)(16) of the UCC); (ii) another person, other than a securities intermediary (as defined in Section 8-102(a)(14) of the UCC), either acquires possession of the security certificate on behalf of the Indenture Trustee or, having previously acquired possession of the certificate, acknowledges that it holds for the Indenture Trustee; or (iii) a securities intermediary acting on behalf of the Indenture Trustee acquires possession of the security certificate, if the certificate is in registered form and has been specially indorsed (as defined in Section 8-304(a) of the UCC) to the Indenture Trustee by an effective endorsement (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Account Property to, and control (as defined in Section 8-106 of the UCC) by, the Indenture Trustee (as defined herein), consistent with changes in applicable law or regulations or the interpretation thereof;

         (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such security to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee of the purchase by the Indenture Trustee of such book-entry securities; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Trustee acting in its capacity under Section 5.07 and indicating that such custodian holds such Account Property solely as agent for the Indenture Trustee; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Account Property to, and control (as defined in Section 8-106 of the UCC), by, the Indenture Trustee, consistent with changes in applicable law or regulations or the interpretation thereof; and

         (c) with respect to any item of Account Property which is a financial asset (as defined in section 8-102(a)(9) of the UCC) that is not governed by clause (a) or (b) above, when the Indenture Trustee acquires control (as defined in Section 8-106 of the UCC), of a security entitlement (as defined in Section 8-102(a)(17) of the UCC) therein by reason of a securities intermediary: (i) indicating by book entry that such financial asset has been credited to the Indenture Trustee's security account (as defined in Section 8-501(a) of the UCC); (ii) receiving such financial asset for the Indenture Trustee and accepting it for credit to the Indenture Trustee's securities account; or (iii) becoming obligated under other law, regulation, or rule to credit such financial asset to the Indenture Trustee's securities account.

         "Delivery Date" has the meaning specified in Section 2.16(b) hereof.

         "Depositor" means Seller in its capacity as Depositor under the Trust Agreement.

         "Determination Date" means, with respect to a Payment Date or a redemption date, the last Business Day of the calendar month immediately preceding the month of such Payment Date or redemption date.

         "Eligible Account" means either (a) a segregated account or accounts maintained with an institution whose deposits are insured by the Federal Deposit Insurance Corporation, the unsecured and uncollateralized long term debt obligations of which institution shall be rated "AA" or higher by S&P and "Aa2" or higher by Moody's and in the highest short term rating by each of the Rating Agencies, and which is (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws,
(ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Note Insurer and as to which each of the Rating Agencies has indicated that the use of such account shall not cause the withdrawal of its rating on any Class A Notes or (b) a segregated trust account or accounts maintained with the trust department of a federal or state chartered depository institution acceptable to each Rating Agency and the Note Insurer, having capital and surplus of not less than $100,000,000, acting in its fiduciary capacity.

         "Eligible Investments" means any one or more of the following obligations or securities:

         (a) (i) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States; and (ii) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to payment of principal and interest by, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, but only if, at the time of investment, such obligations are assigned the highest credit rating by each Rating Agency;

         (b) demand and time deposits in, certificates of deposit of, or bankers acceptances issued by, any depository institution or trust company (including the Indenture Trustee or any affiliate of the Indenture Trustee, acting in their respective commercial capacities) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) having a rating of no less than "A-1" by Standard & Poor's and "P-1" by Moody's;

; provided, however, that in order to be an "Eligible Investment" such security or obligation must have characteristics consistent with the Trust's status as a "Qualifying SPE" (within the meaning of the Statement of Financial Accounting Standards No. 140 ("FAS 140")) under FAS 140 or any successor accounting standard thereto, including but not limited to being a passive non-voting security or obligation.

         (c) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a rating of no less than "A-1" by Standard & Poor's and "P-1" by Moody's, provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Property to exceed ten percent (10%) of the sum of the Aggregate Outstanding Principal Balance of the Notes of each Class and the aggregate principal amount of all Eligible Investments held as part of the Trust Property;

         (d) commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the closing date thereof) having the highest commercial paper rating from Standard & Poor's and Moody's;

         (e) money market mutual funds registered under the 1940 Act which invest only in other Eligible Investments, having a rating, at the time of such investment, of no less than "Aaa" by Moody's and "AAAm" by Standard & Poor's; or

         (f) any investment approved in writing by the Note Insurer and with respect to which there is written evidence that such investment will not result in a downgrading or withdrawal of the rating on any Class A Note by a Rating Agency.

         The Indenture Trustee may purchase from or sell to itself or an Affiliate, as principal or agent, the Eligible Investments listed above. All Eligible Investments in a pledged Account shall be made in the name of the Indenture Trustee for the benefit of the Noteholders and the Note Insurer.

         "Eligible Receivable" means a Receivable meeting all of the requirements of Section 3.02(b) of the Transfer and Assignment Agreement as of the Closing Date or the applicable Funding Date, as the case may be.

         "Eligible Servicer" means the Servicer or an entity which, at the time of its appointment as Servicer, (a) is legally qualified and has the capacity to service the Receivables, (b) has demonstrated the ability to professionally and competently service a portfolio of motor vehicle retail installment sale contracts in accordance with high standards of skill and care and (c) is approved in writing by the Note Insurer. The determination of the qualifications specified in subsections (a) and (b) of this definition shall be made by the Indenture Trustee with the prior written approval by the Note Insurer.

         "Event of Default" has the meaning specified in Section 9.01 of this Indenture.

         "Event of Insolvency" has the meaning specified in Section 9.01 of this Indenture.

         "Event of Servicing Default" has the meaning specified in Article V of the Servicing Agreement.

         "Excess Receipts" means, with respect to any Payment Date, any amounts remaining in the Revenue Fund after all other amounts therein have otherwise been paid out or disbursed on such Payment Date pursuant to Section 5.05(c) clauses First through Sixteenth hereof and the owner of which shall be the Seller, subject, however, to the proviso set forth in Section 5.05(c) clause Seventeenth.

         "Extended Service Agreement" shall mean a service contract covering repairs to a Financed Vehicle, entered into between the related Obligor and the related Dealer at the time of origination of the related Receivable and the cost of which is included in the Amount Financed.

         "Final Scheduled Payment Date" means, with respect to the Class A-1 Notes, the Class A-1 Final Scheduled Payment Date; with respect to the Class A-2 Notes, the Class A-2 Final Scheduled Payment Date; with respect to the Class A-3 Notes, the Class A-3 Final Scheduled Payment Date; with respect to the Class A-4 Notes, the Class A-4 Final Scheduled Payment Date; and with respect to the Class B Notes, the Class B Final Scheduled Payment Date.

         "Financed Vehicle" means a new or used automobile, van or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

         "Financing Statement" means, collectively, the Transferor Financing Statement, the Seller Financing Statement and the Owner Trustee Financing Statement.

         "Fiscal Agent" shall have the meaning ascribed to such term as set forth in the Note Guaranty Insurance Policy.

         "Fitch" means Fitch Inc.

         "Funding Date" means a date occurring not more than once per calendar week during the Funding Period and on which the Subsequent Receivables are transferred by the Transferor to the Seller, contributed by the Seller to the Owner Trustee and Granted by the Owner Trustee to the Indenture Trustee.

         "Funding Period" means the period beginning on the Closing Date and ending upon the earliest to occur of (i) the last day of the third full calendar month following the Closing Date, (ii) the date upon which an Event of Default occurs and (iii) the date on which the amount on deposit in the Pre-Funding Amount has been reduced to $10,000 or less.

         "Grant" means to pledge, create and grant a first priority security interest in and with regard to property. A Grant of a Receivable or of any other instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate and continuing right to claim for, collect, receive and give receipts for principal and interest payments in respect of such collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything which the granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "Holder" means a Noteholder and, as the context requires, the holder of the Certificate.

         "Indenture" or "this Indenture" means this Indenture as of the date hereof, as supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof. All references in this Indenture to designated "Sections," "Subsections" and other subdivisions are to the designated Sections, Subsections and other subdivisions of this Indenture. The words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Section, Subsection or other subdivision.

         "Indenture Trustee" means Wells Fargo Bank Minnesota, National Association, until a successor Person shall have become the Indenture Trustee pursuant to the applicable provisions of this Indenture, and thereafter "Indenture Trustee" means such successor Person.

         "Indenture Trustee Fee" means the fee payable to the Indenture Trustee for services rendered, determined pursuant to the fee agreement between the Indenture Trustee and COAF, a copy of which is attached hereto as Exhibit H.

         "Independent" means, when used with respect to any specified Person, that the Person (i) is in fact independent of the Trust, the Owner Trustee, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Trust, the Trust Property or the Owner Trustee, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Trust, or the Owner Trustee, any such other obligor, the Seller or any Affiliate of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 14.01 of this Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

         "Independent Director" means any person who (a) is not and for the prior five years has not been (i) a stockholder, officer, director, partner or employee or a significant customer, creditor, supplier or independent contractor of the Seller, its ultimate parent or any subsidiaries or Affiliates thereof, or
(ii) a member of the immediate family of any person described above, and (b) does not directly or indirectly own any membership interest of the Seller or any of its Affiliates.

         "Independent Public Accountants" means any of (a) Arthur Andersen LLP,
(b) Deloitte & Touche, (c) PriceWaterhouseCoopers, LLP, (d) Ernst & Young LLP,
(e) KPMG Peat Marwick LLP, (f) any successor to any of the foregoing or (g) any other firm approved by the Note Insurer or, if a Note Insurer Default has occurred and is continuing, the Noteholders constituting Noteholder Approval; provided, that such firm is independent with respect to the Servicer within the meaning of the Securities Act.

         "Initial Receivables" means the Receivables acquired by the Seller from the Transferor, contributed to the Owner Trustee and Granted to the Indenture Trustee on the Closing Date.

         "Initial Reserve Fund Deposit" means an amount equal to $8,771,845.88 which is (a) 0.98% of the Aggregate Receivable Balance as of the initial Cutoff Date plus (b) $783,921.62, which is the amount expected to cover the negative arbitrage with respect to funds deposited in the Pre-Funding Account after the Closing Date.

         "Insurance Agreement" means the Insurance Agreement dated as of the Closing Date among the Note Insurer, the Owner Trustee, the Seller, the Transferor, the Servicer, and the Indenture Trustee.

         "Insurance Agreement Event of Default" has the meaning specified in
Article I of the Insurance Agreement.

         "Insurance Proceeds" means, with respect to a Financed Vehicle and the related Receivable, any amount received during the related Collection Period pursuant to any risk default policy, physical damage policy or any other casualty insurance policy required to be maintained by an Obligor pursuant to the related Receivable that covers physical damage to the Financed Vehicle (including policies procured by the Transferor or the Servicer on behalf of such Obligor), which shall be allocated first, to interest on and second, to the principal balance of such Receivable, all of which amounts shall be deposited to the Collection Account.

         "Insurer Insolvency" means (a) the entry of a decree or order of a court or agency having jurisdiction in respect of the Note Insurer in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator or rehabilitator or other similar official of the Note Insurer or of any substantial part of its property, or the entering of an order for the winding up or liquidation of the affairs of the Note Insurer and the continuance of any such decree or order undischarged or unstayed and in force for a period of ninety (90) consecutive days; (b) the Note Insurer shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshaling of assets and liabilities, rehabilitation or similar proceedings of or relating to the Note Insurer or of or relating to all or substantially all of its property; or (c) the Note Insurer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors, or voluntarily suspend payments of its obligations.

         "Issuance Fund" means the account by that name established pursuant to
Section 5.01 hereof.

         "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Owner Trustee by an Authorized Officer and delivered to the Indenture Trustee.

         "Late Payment Rate" has the meaning set forth in the Insurance
Agreement.

         "Lien" means any security interest, lien, charge, pledge, equity or encumbrance of any kind other than liens for taxes due and payable after the respective Cutoff Date, mechanics' liens filed after such Cutoff Date and any liens that attach after such Cutoff Date by operation of law.

         "Limited Guaranty" means the Guaranty dated as of the Closing Date issued by Capital One Financial Corporation for the benefit of the Owner Trustee, the Note Insurer and the Indenture Trustee.

         "Limited Liability Company Agreement" means the Amended and Restated Limited Liability Company Agreement dated as of July 26, 2001 of Capital One Auto Receivables, LLC.

         "Liquidated Receivable" means any Receivable liquidated by the Servicer through sale of the Financed Vehicle or otherwise.

         "Liquidation Proceeds" means the moneys collected from whatever source, during the respective Collection Period, on a Liquidated Receivable, including Insurance Proceeds but excluding Repurchase Prices and Defaulted Receivable Deposit Amounts, net of any amounts required by law to be remitted to the related Obligor; such proceeds shall be applied: first, to principal due on the Receivable; second, to interest due on the Receivable; and third, to outstanding late fees and prepayment charges allowed by applicable law.

         "Loan to Value Ratio" means, with respect to any Receivable, the ratio of (x) the original Receivable Balance to (y) either (a) with respect to a Receivable arising from the sale of a new Financed Vehicle, the manufacturer's wholesale price or (b) with respect to a Receivable arising from the sale of a used Financed Vehicle, the wholesale value of such Financed Vehicle at the date of origination of the Receivable as set forth in the NADA Used Car Guide for the appropriate region.

         "Maturity Event" means the failure of the Owner Trustee to pay the entire Outstanding Principal Balance of all of the Class A Notes on or prior to the date which is three (3) months after the Class A-4 Final Scheduled Payment Date.

         "Monthly Available Funds" means, with respect to the immediately preceding Collection Period, (a) collections and payments received with respect to the Receivables and other items of Trust Property, including, without limitation, Actual Payments, Repurchase Prices, Insurance Proceeds, and Defaulted Receivable Recoveries representing cleared funds transferred from the Collection Account to the Revenue Fund and (b) earnings on Eligible Investments on deposit in the Revenue Fund, the Collection Account and the Reserve Fund as reported in the Monthly Servicer Report with respect to such Collection Period.

         "Monthly Servicer Report" means a report substantially in the form of Exhibit A-1 to the Servicing Agreement, delivered to the Indenture Trustee by the Servicer pursuant to the Servicing Agreement.

         "Moody's" means Moody's Investors Service, Inc. and its successors and assigns.

         "1940 Act" means the Investment Company Act of 1940, as amended.

         "Nonconforming Receivable" means a Receivable with respect to which it is determined, at any time, that the Transferor, the Seller or the Owner Trustee breached one or more of the representations or warranties defining Eligible Receivables contained in the Transfer and Assignment Agreement, the Contribution Agreement or this Indenture, respectively, at the time of transfer by the Transferor to the Seller under the Transfer and Assignment Agreement, or contribution by the Seller to the Owner Trustee under the Contribution Agreement or Grant by the Owner Trustee to the Indenture Trustee hereunder, unless such breach has been waived, in writing, by the Note Insurer.

         "Nonpayment" means that on the Transfer Date relating to any Payment Date, there exists a Deficiency Amount (as defined in the Policy).

         "Note" or "Notes" means the Class A Notes and the Class B Notes, issued in accordance with the provisions of this Indenture. The term "Notes" specifically does not include the Certificate.

         "Note Depository Agreement" means the Letter of Representation among the Owner Trustee, the Indenture Trustee and the Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Class A Notes, the same as may be amended or supplemented from time to time.

         "Note Guaranty Insurance Policy" or "Policy" means the Note Guaranty Insurance Policy dated the Closing Date issued by the Note Insurer with respect to the Class A Notes.

         "Note Insurer" means MBIA Insurance Corporation, a New York stock insurance corporation, and its successors and assigns.

         "Note Insurer Default" means the occurrence and continuation of any of the following events: (a) the Note Insurer fails to make a payment required under the Note Guaranty Insurance Policy in accordance with its terms or (b) the occurrence of an Insurer Insolvency; provided, however, that all rights of the
Note Insurer shall be immediately reinstated following a cure of such Note Insurer Default.

         "Note Owner" with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an Indirect Participant, in each case in accordance with the rules of such Clearing Agency).

         "Note Register" and "Note Registrar" have the meanings specified in
Section 2.07.

         "Noteholder" means the Person in whose name a Note is registered in the Note Register.

         "Noteholder Approval" means, unless expressly provided to the contrary, the approval or consent by the Holders of not less than 66-2/3% Aggregate Outstanding Principal Balance of the Outstanding Notes of all Classes, collectively.

         "Notice of Funding" means a notice in the form of Exhibit E hereto.

         "Obligor" means, with respect to a Receivable, the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under such Receivable whether as maker, co-maker, guarantor or otherwise.

         "Officer's or Officers' Certificate" means a certificate signed by an Authorized Officer or two Authorized Officers, respectively.

         "Opinion of Counsel" means a written opinion of counsel who may, except as otherwise expressly provided in this Indenture, be outside counsel for the Trust or the Indenture Trustee and who shall be satisfactory to the Indenture Trustee and the Note Insurer.

         "Original Principal Balance" means with respect to any Class or group of Classes of Notes, the original stated principal balance of such Class or group of Classes of Notes, as of the Closing Date.

         "Outstanding" means with respect to all, or any Class or group of Classes of, Notes as of the date of determination, all such Notes authenticated on or prior to such date and delivered under this Indenture except:

         (a) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

         (b) Notes or portions thereof for whose payment money in the necessary amount in redemption thereof has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Notes;

         (c) Notes in exchange for or in lieu of which other Notes of the same Class have been authenticated and delivered pursuant to this Indenture; and

         (d) Notes alleged to have been destroyed, lost or stolen for which replacement Notes of the same Class have been issued as provided for in Section
2.08 unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

         provided, however, that in determining whether the Noteholders of the requisite percentage of the Aggregate Outstanding Principal Balance of the Class A Notes or Class B Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes of such Class owned by the Transferor, the Seller, the Owner Trustee or any Affiliate thereof shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes which the Indenture Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee, in its sole discretion, the pledgee's right so to act with respect to such Notes and that the pledgee is not the Transferor, the Seller, the Owner Trustee or any Affiliate thereof.

         "Outstanding Principal Balance" means, with respect to any Note as of any date of determination, the difference between (x) the Original Principal Balance of such Note, and (y) all prior payments, if any, made with respect to principal on such Note.

         "Owner Trustee" means Wilmington Trust Company, a Delaware-chartered bank and trust company, not in its individual capacity but solely as the Owner Trustee of Capital One Auto Finance Trust 2001-A under the Trust Agreement, and any successor Owner Trustee under the Trust Agreement.

         "Owner Trustee Fee" means the fee payable to the Owner Trustee for services rendered, determined pursuant to the fee agreement between Wilmington Trust Company, in its individual capacity, and COAF.

         "Owner Trustee Financing Statement" means a UCC-1 financing statement naming the Indenture Trustee as the secured party/creditor and the Owner Trustee as the debtor.

         "Ownership Interest" means, with respect to any Note, any ownership interest in such Note, including any interest in such Note as the Noteholder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         "Paying Agent" means: (a) when used in the Indenture or otherwise with respect to the Notes, the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 7.08 of this Indenture and is authorized by the Owner Trustee to make the payments to and distributions from the Revenue Fund, including payment of principal of or interest on the Notes on behalf of Owner Trustee; and (b) when used in the Trust Agreement or otherwise with respect to the Certificates, the Owner Trustee or any other payment agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement.

         "Payment Date" means the 15th day of each month during which any of the Notes remain Outstanding (provided, if any such date is not a Business Day, then the Payment Date shall be the next succeeding Business Day) beginning on September 17, 2001. To the extent set forth in this Indenture, if the Aggregate Outstanding Principal Balance of the Class A-1 Notes has not been reduced to zero on or before the Class A-1 Final Scheduled Payment Date, the Indenture

Trustee will be required to make payments to the Class A-1 Noteholders on the Class A-1 Final Scheduled Payment Date.

         "Perfection Representations" means the representations, warranties and covenants set forth in Schedule 2 attached hereto.

         "Perfection UCCs" means, with respect to each Receivable and the related Trust Property, (a) the date stamped original of the filed Transferor Financing Statement covering such Receivable and the related Trust Property, (b) the date stamped original of the filed Seller Financing Statement covering such Receivable and the related Trust Property, (c) the date stamped original of the filed Owner Trustee Financing Statement covering such Receivable and the related Trust Property and (d) the date stamped original of the filed Termination Statements releasing the liens held by creditors of the Transferor covering such Receivable and the related Trust Property, or, in the case of (d) above, one of
(y) a copy of search results performed by a national search company, or (z) a copy of search results obtained through a national data base system, indicating that such Termination Statements have been filed in the UCC filing offices of the States in which the Financing Statements being terminated were originally filed.

         "Performance Guarantor" means Capital One Financial Corporation or any successor thereto under the Limited Guaranty.

         "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, limited liability partnership, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Physical Property" has the meaning set forth in paragraph (a) of the definition of "Delivery" herein.

         "Predecessor Notes" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.08 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

         "Pre-Funding Account" means the account by that name established pursuant to Section 5.01 and maintained pursuant to Section 5.09.

         "Premium" means the insurance premium payable to the Note Insurer pursuant to the Insurance Agreement.

         "Principal Collections" means, with respect to any Payment Date, the sum, without duplication, of: (a) the principal portion of all Scheduled Payments collected during the preceding Collection Period with respect to each Receivable that has not become a Defaulted Receivable, (b) for each Receivable that became a Defaulted Receivable during the related Collection Period (other than a Defaulted Receivable with respect to which a repurchase has occurred), the Defaulted Receivable Deposit Amount, (c) the principal portion of all prepayments received during the preceding Collection Period; (d) the Receivable Balance of each Receivable immediately prior to repurchase that became a Repurchased Receivable under an obligation that arose during the preceding Collection Period; (e) all Cram Down Losses which occurred during the related Collection Period, to the extent not included in prior Principal Collections on prior Payment Dates; and (f) the principal portion of Insurance Proceeds collected during the preceding Collection Period; provided, however, that in calculating the Principal Collections the following will be excluded: (x) all payments and proceeds of any Repurchased Receivables the Repurchase Price of which has been included in the Principal Collections in a prior Collection Period, (y) Liquidation Proceeds attributable to principal on Liquidated Receivables included in the Principal Collections in a prior Collection Period and (z) Defaulted Receivable Recoveries with respect to Defaulted Receivables for which Defaulted Receivable Deposit Amounts were included in the Principal Collections in a prior Collection Period.

         "Prospectus" means, collectively, the Preliminary Prospectus Supplement, dated July 10, 2001 to the Prospectus dated July 10, 2001, and the Prospectus Supplement, dated July 12, 2001, to the Prospectus dated July 10, 2001, each relating to the offer and sale of the Class A Notes on the Closing Date.

         "Rating Agencies" means Standard & Poor's, Moody's and Fitch.

         "Receivable" means the obligation of an Obligor, as evidenced by a retail installment contract and security agreement substantially in one of the forms included in Exhibit B to the Transfer and Assignment Agreement, or such other forms as may be added by amendment or supplement to the Transfer and Assignment Agreement.

         "Receivable Balance" means with respect to a Simple Interest Receivable, the Simple Interest Receivable Balance and, with respect to a Scheduled Interest Receivable, the Scheduled Interest Receivable Balance.

         "Receivables Pool" means, with respect to any date of determination, all the Receivables then Granted to the Indenture Trustee pursuant to the terms of this Indenture.

         "Receivables Purchase Price" means, with respect to any Receivables, 98% of the Aggregate Receivable Balance of such Receivables as of the applicable Cutoff Date plus the right to receive interest accrued thereon prior to such Cutoff Date if paid by the respective Obligor after such Cutoff Date.

         "Record Date" means, with respect to a Payment Date or a redemption date, (i) in the case of Notes maintained in book-entry form, the close of business on the Business Day prior to such Payment Date or redemption date, and
(ii) in the case of Definitive Notes, the close of business on the last day of the calendar month immediately preceding the month of such Payment Date or redemption date.

         "Redemption Date" means the Payment Date fixed for the optional redemption of the Notes under Section 6.02 of this Indenture.

         "Referral Originator" means a bank, finance company, car rental company or factory authorized dealer or its affiliates or any other entity approved in writing by the Note Insurer which has entered into an agreement with the Transferor regarding the purchase by the Transferor of Receivables from such entity.

         "Referral Receivable" means a Receivable originated by a Referral Originator through the COAF referral program which has been validly assigned to the Transferor, but for which the Transferor is not noted as the lienholder on the related Certificate of Title.

         "Reimbursement Obligations" means the sum of (a) the aggregate unreimbursed amount of any payments made by the Note Insurer under the Note Guaranty Insurance Policy, together with interest on such amount from the date of payment by the Note Insurer until paid in full at a rate of interest equal to the Late Payment Rate (as defined in the Insurance Agreement), (b) all costs and expenses of the Note Insurer in connection with any action, proceeding or investigation affecting the Trust, the Trust Estate or the rights or obligations of the Note Insurer hereunder or under the Note Guaranty Insurance Policy or the Transaction Documents, including (without limitation) any judgment or settlement entered into affecting the Note Insurer or the Note Insurer's interests, together with interest thereon at a rate equal to the Late Payment Rate and (c) any other amounts owed to the Note Insurer under the Insurance Agreements, together with interest thereon at a rate equal to the Late Payment Rate.

         "Re-Liening Expenses" means the fees and expenses incurred by the Indenture Trustee following the occurrence of a Re-Liening Trigger in connection with the amendment of title documents or other evidence of lien with respect to the Financed Vehicles to reflect the security interest of the Indenture Trustee in such Financed Vehicles.

         "Re-Liening Trigger" means the occurrence of one or more of the following:

         (a) COAF shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, marshaling of assets and liabilities or similar proceedings or relating to COAF or relating to all or substantially all of the property of COAF, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, marshaling of assets and liabilities or similar proceedings shall have been entered against COAF; or COAF shall admit in writing its inability to pay all or substantially all of its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute or make an assignment of all or substantially all of its property for the benefit of its creditors;

         (b) one or more courts of competent jurisdiction have issued final, non-appealable orders to the effect that the Indenture Trustee is not the secured party with respect to Financed Vehicles financed under Receivables with an initial aggregate Receivable Balance (as of the date upon which such Receivables were acquired by COAF), equal to 5.0% or more of the Aggregate Receivable Balance as of the Closing Date; or

         (c) an Event of Default.

         "Repurchase Price" means 100% of the outstanding Receivable Balance of a Receivable (without giving effect to any previous reduction in the Receivable Balance as a result of such Receivable becoming a Defaulted Receivable) on the date of repurchase, plus the pro rata portion of the accrued and unpaid Servicing Fee and Premium allocable to such Receivable, plus accrued and unpaid interest, if any, to the date of repurchase provided for in the retail installment contract evidencing such Receivable.

         "Repurchased Receivable" means a Receivable released from the lien hereof pursuant to Section 2.15 hereof and, if applicable, transferred to the Seller pursuant to the Contribution Agreement and repurchased by the Transferor pursuant to the Transfer and Assignment Agreement.

         "Reserve Fund" means the account by that name established pursuant to
Section 5.01 hereof and maintained pursuant to Section 5.10 hereof.

         "Reserve Fund Minimum" means on any date of determination an amount which shall be equal to 0.98% of the sum of the Aggregate Receivable Balance as of the initial Cutoff Date and the Aggregate Receivable Balance of all Subsequent Receivables as of their respective Cutoff Dates; provided, however, that on any date of determination prior to the end of the Funding Period, the "Reserve Fund Minimum" shall equal the amount set forth above plus an amount equal to any remaining funds on deposit in the Reserve Fund which were deposited therein on the Closing Date to cover the negative arbitrage with respect to the funds deposited in the Pre-Funding Account on the Closing Date.

         "Reserve Fund Requirement" means, with respect to the Closing Date, the Initial Reserve Fund Deposit. Following the Closing Date, the Reserve Fund Requirement, on each Payment Date, shall be equal to the Reserve Fund Minimum; provided, that, (i) on each Payment Date related to a Collection Period during which an Accelerated Reserve Fund Event has occurred and is continuing, and thereafter (unless such Accelerated Reserve Fund Event has been cured) the Reserve Fund Requirement, on each Payment Date, shall be equal to the greater of
(i) 6.00% of the Aggregate Outstanding Principal Balance of the Class A Notes after giving effect to the Class A Principal Payment Amount paid on such Payment Date and (ii) 3.00% of the sum of the Aggregate Receivable Balance as of the initial Cutoff Date and the aggregate Receivable Balance of all Subsequent Receivables as of their respective Cutoff Dates and provided, further, however, that on each Payment Date on which the Aggregate Outstanding Principal Balance of the Class A Notes plus the Aggregate Outstanding Principal Balance of the Class B Notes, after giving effect to the Class A Principal Payment Amount and Class B Principal Payment Amount paid on such Payment Date, is less than $9,103,825, the Reserve Fund Requirement shall equal the Aggregate Outstanding Principal Balance of the Class A Notes plus the Aggregate Outstanding Principal Balance of the Class B Notes, after giving effect to the Class A Principal Payment Amount and the Class B Principal Payment Amount paid on such Payment Date.

         "Responsible Officer" means, when used with respect to the Indenture Trustee, any officer assigned to the Corporate Trust Office of the Indenture Trustee (or any successor thereto), including any Vice President, Senior Trust Officer, Trust Officer, Authorized Signer, Assistant Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Revenue Fund" means the fund by that name established pursuant to
Section 5.01 hereof.

         "S&P" or "Standard & Poor's" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns.

         "Schedule of Receivables" means, as the context may require, (i) the schedule of Initial Receivables or Subsequent Receivables, as the case may be, transferred to the Seller by the Transferor, contributed to the Owner Trustee by the Seller and Granted to the Indenture Trustee by the Owner Trustee on the Closing Date or a Funding Date, respectively, which schedule is attached to an assignment substantially in the form of Exhibit D hereto, or (ii) collectively, the schedules of all Receivables assigned to the Seller by the Transferor, contributed to the Owner Trustee by the Seller and Granted to the Indenture Trustee by the Owner Trustee as of the date of determination.

         "Scheduled Interest Receivable" means any Receivable under which the portion of a payment allocable to earned interest (which may be referred to in the related contract as an add-on finance charge) and the portion allocable to the Amount Financed is determined according to the sum of periodic balances, the sum of monthly balances, the "Rule of 78's" or any equivalent method.

         "Scheduled Interest Receivable Balance" means, with respect to any Scheduled Interest Receivable, as of the close of business on the related Cutoff Date, or the last day of a Collection Period, the gross principal balance of such Scheduled Interest Receivable on the records of the Servicer as of the related Cutoff Date, net of unearned or accrued interest reflected therein minus
(i) that portion of all payments received with respect to such Scheduled Interest Receivable since the related Cutoff Date allocable to principal of such Scheduled Interest Receivable using the actuarial or constant yield method, (ii) any payment of the Repurchase Price with respect to the Scheduled Interest Receivable allocable to principal, (iii) the aggregate amount of Cram Down Losses, if any, which have occurred with respect to such Scheduled Interest Receivable and (iv) any refunded portion of extended warranty protection plan costs, or of physical damage, credit life or disability insurance premiums included in the gross principal balance of such Scheduled Interest Receivable; provided, that the Scheduled Interest Receivable Balance of any Scheduled Interest Receivable (A) as to which the Defaulted Receivable Deposit Amount was previously included in Principal Collections or (B) which has become a Repurchased Receivable shall be zero.

         "Scheduled Payment" means the fixed payment required to be made by the Obligor during the respective Collection Period sufficient to amortize the Receivable Balance over the stated term of the Receivable and to provide interest at the fixed contract rate; provided, however, that "Scheduled Payment" does not include late fees, prepayment charges allowed by applicable law, finance charges or payments for physical damage, credit life, credit disability or mechanical repair insurance premiums whether such insurance was purchased by the Obligor or by a creditor on behalf of the Obligor; provided, further, that "Scheduled Payment" may, for purposes only of determining the existence or classification of Defaulted Receivables and Delinquent Receivables, in accordance with normal servicing procedures in the applicable jurisdiction, as determined in the sole discretion of the Servicer, mean an amount equal to no less than 90% of the fixed or Scheduled Payment; further, provided, however, that in no event shall any such shortfalls in the fixed or Scheduled Payment received from or on behalf of the Obligor be forgiven.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Depository" means The Depository Trust Company and its successors and assigns or if (i) the then Securities Depository resigns from its functions as depository of the Notes or (ii) the Owner Trustee discontinues use of the Securities Depository pursuant to Section 2.12 of this Indenture, any other securities depository which agrees to follow the procedures required to be followed by a securities depository in connection with the Class A Notes and which is selected by the Seller with the consent of the Indenture Trustee.

         "Seller" means Capital One Auto Receivables, LLC, a Delaware limited liability company.

         "Seller Financing Statement" means a UCC-1 financing statement naming the Owner Trustee as the secured party/creditor and the Seller as the debtor.

         "Servicer" means COAF as the Servicer of the Receivables or any other Eligible Servicer acting as servicer pursuant to the Servicing Agreement. Unless the context otherwise requires "Servicer" also refers to any successor Servicer appointed hereunder or pursuant to the Servicing Agreement.

         "Servicer Files" has the meaning set forth in Section 2.16 of the Servicing Agreement.

         "Servicer Receipt" means any custodial receipt, pursuant to which the Servicer acknowledges that the Servicer is holding the Custodian Files relating to the Receivables listed therein on behalf of the Indenture Trustee and the Noteholders, as their interests may appear.

         "Servicing Agreement" means that certain Servicing Agreement dated as of the date hereof among the Owner Trustee, the Indenture Trustee and the Servicer, relating to the servicing of the Receivables.

         "Servicing Fee" means the fee by that name payable to the Servicer for services rendered determined pursuant to Section 2.08 of the Servicing Agreement.

         "Servicing Officer" means those officers of the Servicer involved in, or responsible for, the administration and servicing of the Receivables, as identified on the list of Servicing Officers furnished by the Servicer to the Indenture Trustee and the Note Insurer from time to time.

         "Simple Interest Method" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made.

         "Simple Interest Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

         "Simple Interest Receivable Balance" means, with respect to a Simple Interest Receivable, as of the close of business on the related Cutoff Date, or the last day of a Collection Period, the Amount Financed minus the sum of (i) the portion of all payments made by the related Obligor on or prior to such day (including prepayments) and allocable to principal using the Simple Interest Method, (ii) any payment of the Repurchase Price with respect to the Simple Interest Receivable allocable to principal, (iii) the aggregate amount of Cram Down Losses, if any, which have occurred with respect to such Simple Interest Receivable and (iv) any refunded portion of extended warranty protection plan costs, or of physical damage, credit life or disability insurance premiums included in the Amount Financed; provided, that the Simple Interest Receivable Balance of any Simple Interest Receivable (A) as to which the Defaulted Receivable Deposit Amount was previously included in Principal Collections or
(B) which has become a Repurchased Receivable shall be zero.

         "State" means any one or more of the United States and the District of Columbia.

         "Subsequent Receivables" means the Eligible Receivables acquired by the Seller from the Transferor, contributed to the Owner Trustee and Granted to the Indenture Trustee on a Funding Date.

         "Subsequent Reserve Fund Deposit" means, with respect to a Funding Date, an amount equal to 1% of an amount equal to 98% of the Aggregate Receivable Balance of the Subsequent Receivables with respect to such Funding Date.

         "Successor Servicer" means that person succeeding the Servicer under and pursuant to the Servicing Agreement.

         "Termination Statement" has the meaning set forth in Section 2.11(k) hereof.

         "Transaction Documents" means the Indenture, the Insurance Agreement, the Transfer and Assignment Agreement, the Contribution Agreement, the Servicing Agreement, the Limited Liability Company Agreement, the Trust Agreement, the Underwriting Agreement, the Note Depository Agreement, the Administration Agreement, the Limited Guaranty, the Notes and the Certificate.

         "Transfer" means any direct or indirect transfer or sale of any Ownership Interest in a Note.

         "Transfer and Assignment Agreement" means the Transfer and Assignment Agreement dated as of the date hereof between the Transferor and the Seller relating to the absolute assignment of Receivables by the Transferor to the Seller.

         "Transfer Date" means the date three (3) Business Days prior to each Payment Date.

         "Transferee" means any Person who is acquiring by Transfer any Ownership Interest in a Note.

         "Transferor" means COAF in its capacity as Transferor under the Transfer and Assignment Agreement.

         "Transferor Financing Statement" means a UCC-1 financing statement naming the Transferor as the debtor/seller and the Seller as the secured party/purchaser.

         "Transition Costs" means an amount necessary to reimburse the successor to the Servicer, the Indenture Trustee or the Owner Trustee, as the case may be, for reasonable costs and expenses not to exceed the total amount of $35,000 on a cumulative basis incurred in connection with the transition of certain duties from the Servicer to a successor.

         "Trust" shall mean Capital One Auto Finance Trust 2001-A, a Delaware common law trust established pursuant to the Trust Agreement, by and through Wilmington Trust Company, as the Owner Trustee.

         "Trust Agreement" means the Trust Agreement dated as of July 26, 2001, between the Depositor and the Owner Trustee, as the same may be amended and supplemented from time to time.

         "Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 and the rules and regulations promulgated thereunder, as in force on the date hereof, unless otherwise specifically provided.

         "Trust Property" means the property and rights Granted to the Indenture Trustee pursuant to this Indenture for the benefit of the Noteholders and the
Note Insurer pursuant to the Granting Clauses hereof and the Policy.

         "UCC" means the Uniform Commercial Code as adopted in the State of Texas, and in any other state having jurisdiction over the assignment, transfer, contribution or pledge of the Receivables from the Transferor to the Seller or from the Seller to the Owner Trustee or from the Owner Trustee to the Indenture Trustee.

         "Underwriters" means Banc of America Securities LLC, Credit Suisse First Boston Corporation, Deutsche Banc Alex. Brown Inc. and First Union Securities, Inc. and their respective successors and assigns.

         "Underwriting Agreement" means that certain Underwriting Agreement dated July 12, 2001 among the Seller, the Transferor and Banc of America Securities LLC, as representative of the Underwriters, as amended, modified or restated from time to time.

         "Vice President" means, with respect to the Transferor, the Seller, the Servicer or the Indenture Trustee, any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

         Section 1.02 Calculations. Calculations required to be made pursuant to this Indenture shall be made on the basis of information or accountings as to payments on each Note furnished by the Servicer. Except to the extent they are incorrect on their face, such information or accountings may be conclusively relied upon in making such calculations, but to the extent that it is later determined that any such information or accountings are incorrect, appropriate corrections or adjustments will be made.

         Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the Securities and Exchange Commission.

         "indenture securities" means the Notes.

         "indenture security holder" means a Noteholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Indenture Trustee.

         "obligor" on the indenture securities means the Owner Trustee and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

         Section 1.04 Other Interpretive Provisions. All terms defined in this Indenture shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Indenture and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Indenture, and accounting terms partly defined in this Indenture to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Indenture as a whole and not to any particular provision of this Indenture; (c) references to any Article, Section, Schedule or Exhibit are references to Articles, Section, Schedules and Exhibits in or to this Indenture and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term "including" means "including without limitation"; (e) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (f) references to any Person include that Person's successors and assigns; and (g) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                                   ARTICLE II
                             THE NOTES; RECONVEYANCE

         Section 2.01 General.

         (a) The Notes shall be designated as Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes.

         (b) All payments of principal and interest with respect to the Notes shall be made only from the Trust Property on the terms and conditions specified herein. Each Noteholder (and each Note Owner by its acceptance of its interest in the applicable Book-Entry Note), by its acceptance of the Notes, agrees that, subject to the repurchase obligations of the Transferor, the Seller and the Owner Trustee and the indemnification obligations provided for herein, in the Servicing Agreement, in the Contribution Agreement and in the Transfer and Assignment Agreement, it will have recourse solely against such Trust Property and such repurchase and indemnification obligations.

         (c) Except as otherwise provided herein, all Notes shall be substantially identical in all respects. Except as specifically provided herein, all Notes issued, authenticated and delivered under this Indenture shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture; except that payments of principal with respect to the Class B Notes shall be subordinate in all respects to payments of principal and interest with respect to the Class A Notes and certain other amounts as specified in
Section 5.05(c) hereof and payments of interest with respect to the Class B Notes shall be subordinate to payments of interest with respect to the Class A Notes.

         (d) The aggregate Original Principal Balance of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes that may be executed by the Owner Trustee and authenticated and delivered by the Indenture Trustee under this Indenture is limited to $126,500,000, $234,500,000, $241,500,000, $247,500,000 and $60,382,514, respectively.

         Holders of the Class A Notes and the Class B Notes shall be entitled to payments of interest as provided herein. The Class A-1 Notes shall have a final maturity on the Class A-1 Final Scheduled Payment Date, the Class A-2 Notes shall have a final maturity on the Class A-2 Final Scheduled Payment Date, the Class A-3 Notes shall have a final maturity on the Class A-3 Final Scheduled Payment Date, the Class A-4 Notes shall have a final maturity on the Class A-4 Final Scheduled Payment Date and the Class B Notes shall have a final maturity on the Class B Final Scheduled Payment Date assuming that (i) scheduled interest and principal payments on each Receivable are timely received, (ii) no prepayments of principal are received with respect to any Receivable and (iii) there is no Event of Default or optional redemption of the Notes. All Notes of the same Class shall be secured on a parity with one another, with no Note of any Class having any priority over any other Note of that same Class.

         (e) The Notes that are authenticated and delivered to the Noteholders by the Indenture Trustee to or upon an Issuer Order on the Closing Date shall be dated as of the Closing Date. Any Note issued later in exchange for, or in replacement of, any Note issued on the Closing Date shall be dated the date of its authentication.

         (f) Each Note is issuable in the initial denomination of $250,000, and integral multiples of $1,000 in excess thereof; provided that one Note of each Class may be issued in an additional amount equal to any remaining portion of the applicable Original Principal Balance of such Class.

         (g) The Certificate will be issued to, and shall be owned by, the Seller pursuant to the Trust Agreement. The Certificate shall not be entitled to any stated rate of interest, but shall represent the rights of the holder thereof to receive certain residual amounts derived from the assets of the Trust Property on the terms and conditions specified herein; provided, however, that any such rights shall be wholly and completely subordinate and inferior to the rights of the Noteholders to receive payments of principal and interest as provided herein, to the rights of the Note Insurer to be paid all Reimbursement Obligations and to the payment of certain other amounts as provided herein.

         Section 2.02 Forms of Notes.

         (a) The Notes of each Class shall be issuable only as registered
Notes. The initial Class A Notes and the Indenture Trustee's certificate of authentication shall be in substantially the form set forth in Exhibit A to this Indenture and the initial Class B Note and the Indenture Trustee's certificate of authentication shall be in substantially the form set forth in Exhibit B to this Indenture, with such appropriate restrictive legends, insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or as may in the Owner Trustee's judgment be necessary, appropriate or convenient to establish entitlement to an exemption from United States withholding tax or reporting requirements with respect to payments on the Notes, or to comply, or facilitate compliance, with other applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required by any applicable regulation (whether proposed, temporary or final) promulgated pursuant to the Code, including, without limitation, any legend required in respect of original issue discount on any Note, or as may, consistently herewith, be determined by the officers of the Seller, on behalf of the Trust, executing such Notes, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof with an appropriate reference on the face of the Note.

         (b) The Class A Notes (if they are no longer represented by global notes) and the Class B Notes shall be printed, typewritten, lithographed, engraved or produced by any combination of these methods on certificates with or without steel engraved borders or may be produced in any other manner determined by the Owner Trustee, all as determined by the officers executing such Class A Notes and Class B Notes, as evidenced by their execution thereof.

         Section 2.03 Payment of Principal and Interest.



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



         (a) Until the Aggregate Outstanding Principal Balance of the Class A Notes is reduced to zero, principal payments on the Class A Notes will be made on each Payment Date in an amount equal to the Class A Principal Payment Amount. The remaining principal balance of each Class A Note shall be payable no later than its respective Final Scheduled Payment Date, unless (i) the Outstanding Principal Balance of such Class A Note is reduced to zero at an earlier date by reason of prepayments on the Receivables or an optional redemption pursuant to
Section 6.02 or (ii) the maturity of such Class A Note is accelerated following an Event of Insolvency pursuant to Section 9.02. The amount of principal payments on the Class A Notes shall be made pursuant to the provisions of
Section 5.05(c) hereof.

         (b) Each Class of Class A Notes shall be entitled to receive payments of interest on the Aggregate Outstanding Principal Balance of such Class of Class A Notes as provided herein and in the applicable Class A Notes from the Closing Date until the Aggregate Outstanding Principal Balance of such Class of Class A Notes is reduced to zero or until payment is provided therefor as set forth in Article VI hereof, except that on each Payment Date in which there is a shortfall in the amount of moneys to pay interest on such Class of Class A Notes that arises because the Indenture Trustee has not received sufficient funds in the Revenue Fund to pay such interest on such Class of Class A Notes (including any Class A Overdue Interest), such shortfall shall be paid from the funds and moneys made available to the Indenture Trustee for such purposes hereunder. After the initial Payment Date, payments of interest accrued on each Class of Class A Notes will be calculated on the Aggregate Outstanding Principal Balance of the applicable Class of Class A Notes as of the Payment Date immediately preceding such Payment Date after giving effect to any payments of principal on such immediately preceding Payment Date. With respect to the initial Payment Date, interest will be calculated on the Original Principal Balance of each Class of Class A Notes from the Closing Date through the day preceding the initial Payment Date.

         (c) If the Class A Principal Payment Amount, or the entire amount of the Class A-1 Note Interest, Class A-2 Note Interest, Class A-3 Note Interest and Class A-4 Note Interest, which is due on any Payment Date shall not have been punctually made or duly provided for when and as due (after giving effect to any applicable cure or grace period), then interest on the applicable overdue interest or Class A Overdue Principal, as the case may be, shall accrue, from the date such amount was due until paid, at the Class A-1 Interest Rate, Class A-2 Interest Rate, Class A-3 Interest Rate or Class A-4 Interest Rate, as applicable, in effect from time to time during such period.

         (d) Until the Aggregate Outstanding Principal Balance of the Class B Notes is reduced to zero, principal payments on the Class B Notes will be made on each Payment Date (subject to the provisions of Section 5.05(c) Tenth and Eleventh) in an amount equal to the Class B Principal Payment Amount and Class B Turbo Principal Payment; provided that the remaining principal balance of each Class B Note shall be payable no later than the Class B Final Scheduled Payment Date unless (i) the Outstanding Principal Balance of such Class B Note is reduced to zero at an earlier date by reason of prepayments on the Receivables or an optional redemption pursuant to Section 6.02 or (ii) the maturity of such Class B Note is accelerated following an Event of Insolvency pursuant to Section
9.02. The principal payments on the Class B Notes shall be made pursuant to the provisions of Section 5.05(c) hereof.

         (e) The Class B Notes shall be entitled to receive payments of interest on the Aggregate Outstanding Principal Balance of the Class B Notes at the Class B Interest Rate, from the Closing Date until the Aggregate Outstanding Principal Balance of the Class B Notes is reduced to zero or until payment is provided therefor as set forth in Article VI hereof, except that on each Payment Date in which there is a shortfall in the amount of moneys to pay interest on the Class B Notes that arises because the Indenture Trustee has not received sufficient funds in the Revenue Fund to pay such interest on the Class B Notes (including any Class B Overdue Interest), such shortfall shall be paid from the funds and moneys made available to the Indenture Trustee for such purposes hereunder. After the initial Payment Date, payments of interest accrued on the Class B Notes will be calculated on the Aggregate Outstanding Principal Balance of the Class B Notes as of the Payment Date immediately preceding such Payment Date after giving effect to any payments of principal on such immediately preceding Payment Date. With respect to the initial Payment Date, interest will be calculated on the Original Principal Balance of the Class B Notes from the Closing Date through the day preceding the initial Payment Date.

         (f) If the Class B Principal Payment Amount, or the entire amount of the Class B Note Interest, which is due on any Payment Date shall not have been punctually made or duly provided for when and as due (after giving effect to any applicable cure or grace period), then interest on the Class B Overdue Interest or Class B Overdue Principal, as the case may be, shall accrue, from the date such amount was due until paid, at the Class B Interest Rate in effect from time to time during such period.

         Section 2.04 Payments to Noteholders.

         (a) Noteholders of each Class shall, subject to the priorities and conditions set forth in Section 5.05(c), be entitled to receive payments of interest and principal on each Payment Date (including any Class A Overdue Interest, Class A Overdue Principal, Class B Overdue Interest and Class B Overdue Principal). Any payment of interest or principal payable with respect to the Notes on the applicable Payment Date shall be made to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date in the manner provided in Section 5.09 hereof.

         (b) All reductions in the principal balance of a Note (or one or more Predecessor Notes) effected by payments of principal made on any Payment Date shall be binding upon all Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

         Section 2.05 Execution, Authentication, Delivery and Dating.

         (a) The Notes shall be executed on behalf of the Trust by one of the Owner Trustee's Authorized Officers. The signature of such Authorized Officer on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signatures of any individual who was, at the time of execution thereof, an Authorized Officer of the Owner Trustee, on behalf of the Trust, shall bind the Owner Trustee on behalf of the Trust, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

         (b) At any time and from time to time after the execution and delivery of this Indenture, the Owner Trustee may deliver Notes executed by the Owner Trustee to the Indenture Trustee for authentication and the Indenture Trustee, upon receipt of the Notes and of an Issuer Order, shall authenticate and deliver such Notes; provided, however, that the Indenture Trustee shall not authenticate any Note which on its face and based upon the last information received by the Indenture Trustee from the Servicer does not comply with the provisions of this Indenture; provided, further, that the Indenture Trustee shall not authenticate the initial Notes unless and until it shall have received the documents listed in Section 2.11 hereof.

         (c) Each Note authenticated and delivered by the Indenture Trustee to or upon Issuer Order on or prior to the Closing Date shall be dated the Closing Date. All other Notes that are authenticated after the Closing Date for any other purposes under the Indenture shall be dated the date of their authentication.

         (d) Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the Original Principal Balance of the Notes so transferred, exchanged or replaced, but shall represent only the Outstanding Principal Balance of the Notes so transferred, exchanged or replaced. In the event that any Note is divided into more than one Note in accordance with this Article II, the Outstanding Principal Balance of such Note shall be proportionately divided among the Notes delivered in exchange therefor.

         (e) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication, substantially in the form provided for herein, executed by the Indenture Trustee by the manual signature of at least one of its Responsible Officers, and such executed certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered.

         Section 2.06 Temporary Notes. Unless the Class A Notes are maintained in book-entry form pursuant to Section 2.12, temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Definitive Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Owner Trustee. Every such temporary Note shall be executed by the Owner Trustee on behalf of Trust and authenticated by the Indenture Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Definitive Notes. Without unreasonable delay the Owner Trustee on behalf of Trust will execute and deliver to the Indenture Trustee Definitive Notes (other than in the case of Class A Notes in global form) and thereupon any or all temporary Notes (other than in the case of Class A Notes in global form) may be surrendered in exchange therefor, at the Corporate Trust Office of the Indenture Trustee and the Indenture Trustee shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Definitive Notes. Such exchange shall be made by the Owner Trustee at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Definitive Notes authenticated and delivered hereunder.

         Section 2.07 Registration, Registration of Transfer and Exchange.

         (a) The Owner Trustee shall cause to be kept a register (the "Note Register") in which the Owner Trustee shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee is hereby initially appointed "Note Registrar," and hereby accepts such appointment, for the purpose of registering Notes and transfers of Notes as herein provided subject to such reasonable regulations as the Indenture Trustee may prescribe. Upon any resignation of any Note Registrar appointed by the Owner Trustee, the Owner Trustee shall promptly appoint a successor or, in the absence of such appointment, shall assume the duties of Note Registrar.

         (b) Each Person who has or who acquires any Ownership Interest in a Note shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of this Section 2.07.

         (c) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Owner Trustee, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

         (d) Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar which requirements include membership or participation in a Securities Transfer Agents Medallion Program ("Stamp") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, Stamp, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Indenture Trustee may require.

         (e) No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Owner Trustee or Indenture Trustee may require payment of a sum sufficient, to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.06 or 10.06 not involving any transfer.

         (f) No Class A Note, or any interest therein, may be acquired by or transferred to an "employee benefit plan" within the meaning of Section 3(3) of ERISA that is subject to ERISA, a "plan" described in Section 4975(e)(1) of the Code, any entity that is deemed to hold "plan assets" of any of the foregoing by reason of an employee benefit plan's or other plan's investment in such entity, or any governmental plan subject to applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, unless such transferee represents, warrants and covenants that its purchase and holding of such Class A Note is and will be eligible for, and satisfies and will satisfy all the requirements of, Department of Labor prohibited transaction class exemption ("PTE") 90-1; PTE 96-23; PTE 95-60: PTE 91-38; PTE 84-14 or
another applicable prohibited transaction exemption (or in the case of a governmental plan, will not violate any applicable law that is substantially similar to ERISA or Section 4975 of the Code). By its acquisition of a Class A Note or any interest therein, each purchaser or transferee will be deemed to have represented, warranted and covenanted that it satisfies the foregoing requirements and the Indenture Trustee may rely conclusively on the same for purposes hereof.

         (g) Each Person who has or who acquires any Ownership Interest in a Class B Note shall be deemed to have acknowledged, represented to and agreed with the Owner Trustee as follows:

                  (i) It understands and acknowledges that the Class B Notes have not been registered under the Securities Act or any other applicable securities law of any state or other jurisdiction ("blue sky laws"), and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable blue sky laws, pursuant to an exemption therefrom or in a transaction not subject thereto. Further, it understands and acknowledges that the seller of the Class B Notes (i) in connection with the initial sale of the Class B Notes, is relying on Section 4(2) of the Securities Act or (ii) in connection with any resale of the Class B Notes, is relying on Rule 144A under the Securities Act or another exemption under the Securities Act. It understands that none of the Owner Trustee, the Seller, the Servicer, the Indenture Trustee, the Underwriters or any other Person is obligated to register the Class B Notes under the Securities Act or to register to qualify the Class B Notes under any state securities laws.

                  (ii) It understands and acknowledges that the Class B Notes will be offered and may be resold by the Underwriters to qualified institutional buyers ("QIBs") pursuant to Rule 144A under the Securities Act.

                  (iii) It understands and acknowledges that if in the future it decides to reoffer, resell, pledge or otherwise transfer a Class B Note it will do so only to the Owner Trustee pursuant to the terms of this Indenture or pursuant to Rule 144A to a Person whom the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, purchasing for its own account or for the account of a QIB, whom the holder has informed that such reoffer, resale, pledge or other transfer is being made in reliance on Rule 144A and who has executed a certificate substantially in the form set forth in Exhibit I (a "Transferee Agreement").

                  (iv) It understands that the Class B Notes will bear a legend to the following effect unless the Owner Trustee determines otherwise consistent with applicable law:

                           THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES (1) THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ("QIB") WITHIN THE

                  MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT, OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR TO THE OWNER TRUSTEE PURSUANT TO THE TERMS OF THE INDENTURE AND (2) THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TO BE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THE INDENTURE RELATING TO THIS NOTE CONTAINS A PROVISION REQUIRING THE INDENTURE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN IN VIOLATION OF THE FOREGOING. EACH TRANSFEREE ACCEPTING A BENEFICIAL INTEREST IN THIS NOTE IS DEEMED TO REPRESENT THAT IT IS EITHER A QIB PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB.

                  (v) It understands that the Class B Notes may not be acquired or held by any "employee benefit plan" within the meaning of section 3(3) of ERISA (whether or not subject to ERISA, and including, without limitation, foreign or government plans) or any "plan" described in section 4975(e)(1) of the Code, or any entity whose underlying assets include "plan assets" of any of the foregoing by reason of an employee benefit plan's or other plan's investment in such entity (including an insurance company general account). By its purchase of a Class B Note, each purchaser and transferee shall be deemed to have represented and warranted that it has purchased such Class B Note in compliance with the above description.

                  (vi) If it is acquiring any Class B Note as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to such account and that it has full power to make the acknowledgements, representations and agreements contained herein on behalf of each such account.

                  (vii) It is a QIB purchasing for its own account or for the account of another QIB and it, and such other person (if applicable), are aware that the sale to it is being made in reliance on Rule 144A.

                  (viii) Due to the restrictions on transfer, it is aware that it (or any account for which it is purchasing) may be required to bear the economic risk of an investment in the Class B Notes for an indefinite period, and it (or such account) is able to bear such risk for an indefinite period. It acknowledges that it has received the information specified in paragraph (d)(4) of Rule 144A under the Securities Act.

                  (ix) It acknowledges that (i) it has been afforded an opportunity to request from the Owner Trustee and to review, and it has received, all additional information considered by it to be necessary to verify the accuracy of the information herein; (ii) it has not relied on any Underwriter or any person affiliated with an Underwriter in connection with its investigation of the accuracy of the information contained in this Indenture or its investment decision; and (iii) no person has been authorized to give any information or to make any representation concerning the Owner Trustee or the Class B Notes other than those contained in this Indenture and, if given or made, such other information or representation should not be relied upon as having been authorized by the Owner Trustee, or any of its affiliates.

                  (x) It acknowledges that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Class B Notes.

                  (xi) It agrees that, prior to the date that is one year and one day after the payment in full of all amounts payable with respect to the Class B Notes, it will not institute against the Owner Trustee, the Seller or the Transferor, or join any other Person in instituting against the Owner Trustee, the Seller or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under the laws of the United States or any state of the United States. (xii) It acknowledges that the Owner Trustee, the Underwriters and others will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agrees that if any of the foregoing acknowledgments, representations and agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Owner Trustee and the Underwriters.

         Section 2.08 Mutilated, Destroyed, Lost or Stolen Notes.

         (a) If (i) any mutilated Note is surrendered to the Indenture Trustee or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee and the Note Insurer such security or indemnity as may be required by the Indenture Trustee or the Note Insurer to hold each of the Owner Trustee, the Note Insurer and the Indenture Trustee harmless, then, in the absence of actual notice to the Owner Trustee or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, the Owner Trustee shall execute, and the Indenture Trustee shall authenticate and deliver upon Issuer Order, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note or Notes of the same tenor and Class, and Original Principal Balance bearing a number not contemporaneously Outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Note shall have become subject to receipt of payment in full, instead of issuing a new Note, the Indenture Trustee may make a payment with respect to such Note without surrender thereof, except that any mutilated Note shall be surrendered. If, after the delivery of such new Note or payment with respect to a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such new Note was issued presents for receipt of payments such original Note, the Owner Trustee and the Indenture Trustee shall be entitled to recover such new Note (or such payment) from the Person to whom it was delivered or any Person taking such new Note from such Person, except a bona fide purchaser, and each of the Owner Trustee, the Indenture Trustee and the Note Insurer shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage or cost incurred by the Owner Trustee or the Indenture Trustee or the Note Insurer in connection therewith.

         (b) Upon the issuance of any new Note under this Section, the Owner Trustee or the Indenture Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         (c) Every new Note issued pursuant to this Section 2.08 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Owner Trustee, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         (d) The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment with respect to mutilated, destroyed, lost or stolen Notes.

         Section 2.09 Persons Deemed Noteholders. Before due presentment for registration of transfer of any Note, the Owner Trustee, the Indenture Trustee, the Note Insurer and any agent of the Owner Trustee, the Indenture Trustee or the Note Insurer may treat the Person in whose name any Note is registered as the owner of such Note (a) on the applicable Record Date for the purpose of receiving payments with respect to principal and interest on such Note and (b) on any date for all other purposes whatsoever, whether or not such Note be overdue, and none of the Owner Trustee, the Indenture Trustee, the Note Insurer nor any agent of the Owner Trustee, the Indenture Trustee or the Note Insurer shall be affected by any notice to the contrary.

         Section 2.10 Cancellation of Notes. All certificated Notes surrendered for payment, registration of transfer, exchange or prepayment shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by it; provided, that no Note shall be canceled if such payment is made from funds paid under the Note Guaranty Insurance Policy until the Note Insurer has received all Reimbursement Obligations. The Owner Trustee may at any time deliver to the Indenture Trustee for cancellation any Note previously authenticated and delivered hereunder which the Owner Trustee may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.10 except as expressly permitted by this Indenture. All canceled Notes shall be held and disposed of by the Indenture Trustee in accordance with its standard retention and disposal policy.

         Section 2.11 Conditions to Closing. The Notes shall be executed, authenticated and delivered on the Closing Date in accordance with Sections 2.05 and 2.12, upon receipt by the Indenture Trustee and the Note Insurer of the following:

         (a) an Issuer Order authorizing the authentication and delivery of such Notes by the Indenture Trustee;

         (b) an Opinion or Opinions of Counsel as listed on Schedule 1 hereto;

         (c) an Officer's Certificate of an Authorized Representative of the Owner Trustee, on behalf of the Trust, stating that:

                  (i) all representations and warranties of the Owner Trustee on behalf of the Trust contained in this Indenture, the Trust Agreement, Contribution Agreement and the Servicing Agreement are true and correct and no defaults exist under the Contribution Agreement or the Servicing Agreement;

                  (ii) the Owner Trustee on behalf of the Trust is not in default under this Indenture, the issuance of the Notes will not result in any breach of any of the terms, conditions or provisions of, or constitute a material default under, this Indenture, the organizational documents or any other constituting documents of the Owner Trustee or any indenture, mortgage, deed of trust or other agreement or instrument to which the Owner Trustee is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Owner Trustee is a party or by which it may be bound or to which it may be subject, and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes have been fully satisfied;

                  (iii) the Owner Trustee on behalf of the Trust is the owner of the Trust Property Granted to the Indenture Trustee for the benefit of the Noteholders and the Note Insurer as of the Closing Date free and clear of any Lien other than the Lien of this Indenture, has not assigned any interest or participation in the Trust Property (or, if any such interest or participation has been assigned, it has been fully released), and has the right to Grant the Trust Property to the Indenture Trustee for the benefit of the Noteholders and the Note Insurer pursuant to this Indenture; and

                  (iv) the Owner Trustee on behalf of the Trust has Granted to the Indenture Trustee for the benefit of the Noteholders and the Note Insurer, all of its right, title, and interest in the Trust Property to be Granted on the Closing Date free and clear of any Lien.

         (d) an Officer's Certificate dated as of the Closing Date, of an officer of the Seller that:

                  (i) the Seller is not in default under the Transfer and Assignment Agreement or the Contribution Agreement, the transfer of the Receivables to the Owner Trustee will not result in any breach of any of the terms, conditions or provisions of, or constitute a material default under, the organizational documents or any other constituent documents of the Seller or any indenture, mortgage, deed of trust or other agreement or instrument to which the Seller is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Seller is a party or by which it may be bound or to which it may be subject;

                  (ii) all representations and warranties of the Seller contained in the Contribution Agreement are true and correct;

                  (iii) the Seller has contributed to the Owner Trustee, without recourse except as provided in the Contribution Agreement, all of its right, title and interest in the Receivables free and clear of any lien, security interest or charge; and

                  (iv) the Seller has not assigned any interest or participation in any of the Receivables transferred to the Owner Trustee pursuant to the Contribution Agreement and has the right to contribute all such Receivables to the Owner Trustee;

         (e) an Officer's Certificate dated as of the Closing Date, of an officer of the Transferor stating that:

                  (i) the Receivables and files and computer records pertaining thereto have been marked to reflect the absolute assignment thereof from the Transferor to the Seller, the transfer thereof from the Seller to the Owner Trustee and the Grant thereof by the Owner Trustee to the Indenture Trustee for the benefit of the Noteholders and the Note Insurer;

                  (ii) the originals of all documents required to be delivered to the Custodian pursuant to Section 7.18 hereof have been or will be delivered pursuant to such Section;

                  (iii) all representations and warranties of the Transferor contained in the Transfer and Assignment Agreement are true and correct and no defaults exist under the Transfer and Assignment Agreement; and

                  (iv) the Transferor is not in default under the Transfer and Assignment Agreement and the assignment of the Receivables to the Seller will not result in any material breach of any of the terms, conditions or provisions of, or constitute a material default under, the organizational documents or any other constituting documents of the Transferor or any indenture, mortgage, deed of trust or other agreement or instrument to which the Transferor is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Transferor is a party or by which it may be bound or to which it may be subject.

         (f) an Officer's Certificate of the Servicer certifying to the Indenture Trustee and the Note Insurer that no Event of Servicing Default has occurred and is continuing under the Servicing Agreement and no Event of Default has occurred and is continuing under the Indenture;

         (g) delivery by the Note Insurer to the Indenture Trustee of an executed copy of the Note Guaranty Insurance Policy;

         (h) an assignment to the Seller by the Transferor of its rights under the Dealer Agreements (to the extent related to the financed Receivables), duly executed by the Transferor;

         (i) an assignment to the Owner Trustee by the Seller of its rights under the Transfer and Assignment Agreement and the Dealer Agreements (to the extent related to the financed Receivables), duly executed by the Seller;

         (j) an assignment to the Indenture Trustee by the Owner Trustee of its rights under the Contribution Agreement, the Transfer and Assignment Agreement and the Dealer Agreements (to the extent related to the financed Receivables), duly executed by the Owner Trustee;

         (k) evidence of execution of the Financing Statements with respect to the Collateral and, to the extent available and necessary, all applicable UCC termination statements or partial releases ("Termination Statements") terminating the liens of creditors of the Transferor or any other Person and presentment of the Financing Statements and Termination Statements (which shall constitute all of the Perfection UCCs with respect to the Closing
Date) to the proper Person for recording to perfect the Indenture Trustee's first priority security interest in such Trust Property Granted on the Closing Date registered in the name of the Indenture Trustee or its nominee and agent (a copy of the file stamped Financing Statements and Termination Statements shall be delivered to the Custodian in accordance with Section 7.18 hereof);

         (l) an Officer's Certificate of the Owner Trustee to the effect that attached thereto are true and correct copies of letters signed on behalf of Standard & Poor's, Moody's and Fitch confirming that the Class A-1 Notes have been rated in the highest short-term rating category of each Rating Agency and that each of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes have been rated at least in the highest long-term rating category of each Rating Agency;

         (m) a true and correct listing of all Receivables being Granted to the Indenture Trustee on the Closing Date certified by the Owner Trustee and a certificate of the Owner Trustee to the effect that the information provided on such list of Receivables is true, correct and complete as of the initial Cutoff Date and otherwise in form and substance acceptable to the Indenture Trustee;

         (n) a description of the Receivable characteristics of all Receivables being Granted to the Indenture Trustee on the Closing Date substantially in the form of Exhibit G-1 hereto, with a certification of the Owner Trustee to the effect that the information provided in such description is true, correct and complete as of the initial Cutoff Date and otherwise in form and substance acceptable to the Indenture Trustee;

         (o) evidence that cash in the amount of the Initial Reserve Fund Deposit has been deposited into the Reserve Fund held by the Indenture Trustee and that cash in the amount of $111,590,087.39 has been deposited in the Pre-Funding Account;

         (p) evidence that the Collection Account has been established pursuant to a deposit agreement acceptable to the Indenture Trustee and the Note Insurer; and

         (q) fully executed originals of this Indenture, the Trust Agreement, the Underwriting Agreement, the Transfer, Note Guaranty Insurance Policy, Insurance Agreement and Assignment Agreement, the Contribution Agreement, the Administration Agreement, the Servicing Agreement and the Limited Liability Company Agreement.

         Section 2.12 Book-Entry Notes. Except as otherwise provided in this Section, each Class of Class A Notes shall be issued in the form of one global note with respect to each Class and shall be registered in the name of the Securities Depository or its nominee and ownership thereof shall be maintained in book-entry form by the Securities Depository for the account of the Agent Members. Initially, each of the Class A-1 Note, Class A-2 Note, Class A-3 Note and Class A-4 Note shall be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except as provided in this Section, the Notes of a Class of Class A Notes may be transferred, in whole but not in part, only to the Securities Depository or a nominee of the Securities Depository or to a successor Securities Depository selected or approved by the Owner Trustee or to a nominee of such successor Securities Depository. Each global note shall bear a legend substantially to the following effect: "EXCEPT AS OTHERWISE PROVIDED HEREIN, THIS GLOBAL CERTIFICATE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE SECURITIES DEPOSITORY (AS DEFINED HEREIN) OR TO A SUCCESSOR SECURITIES DEPOSITORY OR TO A NOMINEE OR SUCCESSOR SECURITIES DEPOSITORY."

         Except as otherwise provided herein, the Owner Trustee, the Note Insurer and the Indenture Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Securities Depository or any Agent Member with respect to any beneficial ownership interest in the Class A Notes, (ii) the delivery to any Agent Member, beneficial owner of any Class of the Class A Notes or other Person, other than the Securities Depository, of any notice with respect to the Class A Notes or (iii) the payment to any Agent Member, beneficial owner of any Class of the Class A Notes or other Person, other than the Securities Depository, of any amount with respect to the payment of principal of or interest on any Class of the Class A Notes. So long as Definitive Notes for any Class of the Class A Notes issued under this Indenture are not issued pursuant to this Section, the Owner Trustee, the Note Insurer and the Indenture Trustee shall treat the Securities Depository as, and deem the Securities Depository to be, the absolute owner of such Class of the Class A Notes for all purposes whatsoever, including, without limitation, (i) the payment of principal of and interest on such Class A Notes, (ii) giving notices of redemption and other matters with respect to such Class A Notes and (iii) registering transfers with respect to such Class A Notes. In connection with any notice or other communication to be provided to the Class A Noteholders pursuant to this Indenture by the Owner Trustee or the Indenture Trustee with respect to any consent or other action to be taken by Class A Noteholders, the Owner Trustee or the Indenture Trustee, as the case may be, shall establish a record date for such consent or other action and, if the Securities Depository shall hold all of the Notes of the applicable Class of the Class A Notes, give the Securities Depository notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible. Such notice to the Securities Depository shall be given only when the Securities Depository is the sole Class A Noteholder of a Class of Class A Notes.

         If at any time the Securities Depository notifies the Owner Trustee and the Indenture Trustee that it is unwilling or unable to continue as Securities Depository with respect to any or all of the Class A Notes or if at any time the Securities Depository shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or any other applicable statute or regulation and a successor Securities Depository is not appointed by the Owner Trustee within ninety (90) days after the Owner Trustee receives notice or becomes aware of such condition, as the case may be, then the two preceding paragraphs shall no longer be applicable and the Owner Trustee shall execute and the Indenture Trustee shall authenticate and deliver notes representing each Class of the Class A Notes as provided otherwise in this Article II and the Indenture Trustee shall thereafter recognize the Class A Noteholders as the record Holders of the Class A Notes under this Indenture. In addition, the Owner Trustee may determine at any time that the Class A Notes shall no longer be represented by global notes and that the provisions of the two preceding paragraphs of this Section shall no longer apply to the Class A Notes. In such event, the Owner Trustee shall execute and the Indenture Trustee shall


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



authenticate and deliver certificates representing the Class A Notes as provided otherwise in this Article II. Notes for the Class A Notes issued in exchange for a global certificate pursuant to this Section 2.12 shall be registered in such names and authorized denominations as the Securities Depository, pursuant to the instructions from the Agent Members or otherwise, shall instruct the Owner Trustee and the Indenture Trustee. The Indenture Trustee shall promptly deliver such certificates representing the Class A Notes to the Persons in whose names such Class A Notes are so registered.

         Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to subparagraph (a) above, the Indenture Trustee shall give all notices and communications specified herein to be given to Noteholders to the Securities Depository.

         Section 2.13 Definitive Notes. The Note Registrar shall issue definitive notes registered in the name or names of the Class B Noteholders and, unless the Class A Notes are maintained in book-entry form pursuant to Section 2.12, the Class A Noteholders (the "Definitive Notes"). Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders of each such Class hereunder.

         Section 2.14 Reconveyance. In the case of any Receivable which has been prepaid in full after the respective Cutoff Date and prior to the Closing Date or a Funding Date, as applicable, the Owner Trustee shall, on the Closing Date or a Funding Date, as applicable, deposit the Repurchase Price therefor in the Collection Account in lieu of delivering the Custodian File with respect to such Receivable to the Custodian or executing any UCC statements with respect thereto.

         Section 2.15 Reconveyance of Nonconforming Receivables.

         (a) Upon discovery by any of the Transferor, the Seller, the Owner Trustee, the Indenture Trustee, the Note Insurer or the Servicer of (i) a Nonconforming Receivable or (ii) failure to deliver to the Custodian either (A) any document required to be included in the Custodian File, or (B) the Perfection UCCs, pursuant to Section 7.18 hereof. The party discovering such breach or failure to deliver shall give prompt written notice to each of the other foregoing parties. Except as specifically provided in the Servicing Agreement or herein, the Indenture Trustee has no obligation to review or monitor the Trust Property for compliance with representations and warranties or delivery requirements. If (i) the breach of representations or warranties causing such Receivable to be a Nonconforming Receivable shall not have been (A) cured within thirty (30) days following notice thereof or (B) waived by the Note Insurer following notice thereof or (ii) the failure to deliver to the Custodian the Custodian File documents or the Perfection UCCs shall not have been cured within seven (7) calendar days following notice thereof, the Owner Trustee shall transfer to the Seller and the Seller shall assign to the Transferor the Receivable and the other related items of the Trust Property affected by such breach. Failure to deliver within the earlier of five (5) Business Days following the applicable cure period, if any, or two (2) Business Days following receipt by the Transferor of notice from the Note Insurer that the Note Insurer will not waive the breach of representations or warranties causing such Receivable to be a Nonconforming Receivable; provided, that such transfer and assignment shall only be made upon receipt by the Owner Trustee of notice from the


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



Servicer (pursuant to the terms of the Servicing Agreement) that the Repurchase Price has been remitted to the Servicer and deposited into the Collection Account. In consideration of the removal of such Receivable and the other related items of the Trust Property, the Owner Trustee shall cause the Seller and the Transferor, no later than the fifth Business Day following the cure period, if any, to pay the Repurchase Price to the Servicer for deposit into the Collection Account. The Owner Trustee shall be entitled to enforce the obligations of the Seller, the Transferor and the applicable Dealer under the Contribution Agreement, the Transfer and Assignment Agreement and the Dealer Agreement (to the extent related to the Receivables), respectively, to remit the Repurchase Price to the Servicer for deposit into the Collection Account. The Indenture Trustee and the Note Insurer are authorized to take action on behalf of the Owner Trustee to enforce the obligations of the Seller and the Transferor to repurchase such Receivable under the Contribution Agreement or the Transfer and Assignment Agreement, respectively, and to enforce the obligation of a Dealer to repurchase such Receivable under the applicable Dealer Agreement.

         (b) The obligations of the Transferor, the Seller and the Owner Trustee to remove any Receivable and the other related items of the Trust Property and to remit the Repurchase Price with respect to a Nonconforming Receivable or as to which a failure to deliver has occurred and is continuing shall constitute the sole remedy, except for the indemnification provisions expressly set forth herein, in the Servicing Agreement, the Contribution Agreement, the Transfer and Assignment Agreement and the Insurance Agreement, against the Transferor, the Seller and the Owner Trustee for such breach or failure to deliver available to the Indenture Trustee or the Noteholders.

         Section 2.16 Funding Events.

         (a) A funding event (each a "Funding Event") shall occur upon a Funding Date and in accordance with the requirements of this Section 2.16.

         (b) During the Funding Period, the Owner Trustee shall, on Funding Dates, (i) acquire Subsequent Receivables from the Seller pursuant to the Contribution Agreement (and the Seller shall acquire such Subsequent Receivables from the Transferor pursuant to the Transfer and Assignment Agreement) and (ii) Grant all of the Owner Trustee's right, title and interest in and to such Subsequent Receivables and related items of the Trust Property to the Indenture Trustee for the benefit of the Holders of the Notes and, subject to the provisions hereof, for the benefit of the Note Insurer. Such Subsequent Receivables shall be acquired at the option of the Owner Trustee upon instruction from the Servicer; provided, that Subsequent Receivables may not be acquired through the Pre-Funding Account if the effect of such acquisition would be to (i) reduce the weighted average annual percentage rate of the overall Receivables Pool to less than 17.0%, (ii) increase the weighted average remaining term to maturity of the overall Receivables Pool to greater than 66 months, (iii) increase the average Loan to Value Ratio of Receivables included in the Receivables Pool as of the final Funding Date to greater than 115% or
(iv) increase the portion of the overall Receivables Pool due from Obligors having a billing address in any given state to a level greater than 10% of the Aggregate Receivable Balance (unless there has been delivered to the Indenture Trustee and the Note Insurer a perfection opinion with respect to certificate of title issues with respect to such state substantially similar to the opinions issued on the Closing Date with respect to the state of Texas).

         The following procedures shall be followed to effect a Funding Event:

                  (i) The Transferor will package and forward or cause to be packaged and forwarded to the Custodian or its bailee for receipt within two (2) Business Days preceding the applicable Funding Date (each, a "Delivery Date"), the following documents for the Subsequent Receivables to be acquired;

                        (A) the sole original executed retail installment
                  contract and security agreement evidencing each such Subsequent Receivable; and

                        (B) the Certificate of Title for each Financed
                  Vehicle, or, in the case of a recently originated loan for which COAF has not yet received a definitive certificate of title or other evidence of lien from the applicable Department of Motor Vehicles ("DMV"), a copy of a properly completed and signed application to such DMV requesting the issuance of a certificate of title or other evidence of lien noting COAF's (including electronic titling) (or, in the case of a Referral Receivable, the applicable Referral Originator) position as lienholder.

                  (ii) By the Funding Date, the Owner Trustee shall deliver, or cause to be delivered, to the Indenture Trustee, the Custodian and the
         Note Insurer, the following:

                        (A) Assignment of the Transferor (in the form of
                  Exhibit A to the Transfer and Assignment Agreement) with the Schedule of Receivables attached to such Assignment;

                        (B) Certificate of Delivery (in the form of Exhibit D
                  to the Transfer and Assignment Agreement);

                        (C) Assignment of the Seller (in the form of Exhibit
                  A to the Contribution Agreement);

                        (D) Assignment of the Owner Trustee (in the form of
                  Exhibit D hereto);

                        (E) Notice of Funding (in the form of Exhibit E
                  hereto);

                        (F) Officer's Certificate (in the form of Exhibit F
                  hereto);

                        (G) With respect to the final Funding Date only,
                  Officer's Certificates of the Owner Trustee, the Transferor and the Servicer substantially in the form of the Officer's Certificates described in Section 2.11(c), (d), (e), and (f) hereof;

                        (H) With respect to the final Funding Date only, an
                  Opinion or Opinions of Counsel addressed to the Indenture Trustee and the Note Insurer, in form and substance satisfactory to the Indenture Trustee and the Note Insurer,


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



                  with respect to UCC perfection issues, the enforceability of the assignments executed in connection with respect to the Subsequent Receivables and tax matters regarding the Notes either (i) stating that the opinions delivered on the Closing Date pursuant to Section 2.11(b) hereof remain in full force and effect or (ii) otherwise in form and substance similar to the Opinions delivered on the Closing Date;

                        (I) Copies of executed Termination Statements; and

                        (J) A Receivables Characteristics report
                  substantially in the form of Exhibit G-2 hereto with respect to all Receivables acquired on and prior to such Funding Date.

                  (iii) The Custodian shall within 120 days after the Closing Date or the Funding Date, as the case may be, (A) confirm receipt of the documents listed in Section 2.16(b)(ii); and (B) acknowledge receipt but have no duty to confirm the contents of the documents listed in Section 2.16(b)(i) above. Only those Subsequent Receivables for which the documents listed in Section 2.16(b)(i) and (ii) are delivered to the Custodian on or before the Delivery Date and Funding Date, respectively, will be included in the Funding Event.

                  (iv) The Owner Trustee will forward to the Note Insurer, the Rating Agencies, the Servicer, the Class B Noteholders and the Seller via facsimile on the Funding Date, followed by overnight courier to be received by the Note Insurer, the Servicer and the Seller no later than three Business Days after the Funding Date, copies of the documents specified in Section 2.16(b)(ii).

                  (v) Upon satisfaction of the above requirements with respect to events to occur on or before 2:00 p.m. CST or CDT, as applicable, on the Funding Date, the Indenture Trustee will, on the Funding Date, withdraw funds from the Pre-Funding Account in an amount equal to 98% of the Receivables Purchase Price of the Subsequent Receivables acquired on such Funding Date and shall forward such funds to the Seller (or the Transferor on behalf of the Seller) or its designee, in cash by federal wire transfer funds, pursuant to the written directions provided to the Indenture Trustee in the Notice of Funding.

                  (vi) The Indenture Trustee, on behalf of the Seller, shall deposit into the Reserve Fund, from amounts which would otherwise be released to the Seller from the Pre-Funding Account, an amount equal to the Subsequent Reserve Fund Deposit for such Funding Date.

         (c) Any funds on deposit in the Pre-Funding Account after the termination of the Funding Period (excluding investment earnings and income) shall be used for the purpose of reducing the Aggregate Outstanding Principal Balance of the Class A Notes and the Class B Notes in accordance with Section 5.05(c) hereof. Any amounts payable to the Holders of the Class A Notes and the Class B Notes from the remaining balance in the Pre-Funding Account shall be paid on the Payment Date immediately following the termination of the Funding Period.



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


         Section 2.17 Authenticating Agents.

         (a) The Indenture Trustee may appoint one or more Persons (each, an "Authenticating Agent") with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.05, 2.06, 2.07, 2.08 and 10.06, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section shall be deemed to be the authentication of Notes "by the Indenture Trustee." The Indenture Trustee shall be the Authenticating Agent in the absence of any appointment thereof.

         (b) Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

         (c) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Owner Trustee. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Owner Trustee. Upon receiving such notice of resignation or upon such a termination, the Indenture Trustee may appoint a successor Authenticating Agent and shall give written notice of any such appointment to the Owner Trustee.

         (d) The Administrator agrees to pay to each Authenticating Agent (other than the Indenture Trustee) from time to time reasonable compensation for its services as agreed upon between the Authenticating Agent and the Administrative Agent. The provisions of Sections 2.10 and 7.19 shall be applicable to any Authenticating Agent.

         Section 2.18 Release of Collateral. Subject to Section 14.01, the Indenture Trustee shall release property from the Lien of this Indenture only in accordance hereby with the Transaction Documents and upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates. If the Commission shall issue an exemptive order under TIA Section 304(d) modifying the Owner Trustee's obligations under TIA Sections 314(c) and 314(d)(1), subject to
Section 14.01 and the terms of the Transaction Documents, the Indenture Trustee shall release property from the lien of this Indenture in accordance with the conditions and procedures set forth in such exemptive order.


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



                                  ARTICLE III
               COVENANTS; COLLATERAL; REPRESENTATIONS; WARRANTIES

         Section 3.01 Performance of Obligations.

         (a) The Owner Trustee will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument, except as expressly provided in this Indenture.

         (b) The Owner Trustee may contract with other Persons to assist it in performing its duties hereunder, and any performance of such duties (other than the execution of Officers' Certificates of the Owner Trustee and Issuer Orders by a Person identified to the Indenture Trustee in an Officers' Certificate of the Owner Trustee) shall be deemed to be action taken by the Owner Trustee. To the extent that the Owner Trustee contracts with other Persons which include or may include the furnishing of reports, notices or correspondence to the Indenture Trustee, the Owner Trustee shall identify such Persons in a written notice to the Indenture Trustee and the Note Insurer. Initially, the Owner Trustee has contracted with the Servicer and the Administrator to assist the Owner Trustee in performing its duties under this Indenture.

         (c) The Owner Trustee, the Seller and the Indenture Trustee will characterize (i) the assignment of the Receivables by the Transferor to the Seller pursuant to the Transfer and Assignment Agreement as a sale for financial accounting purposes, (ii) the transfer of the Receivables by the Seller to the Owner Trustee pursuant to the Contribution Agreement as a financing for financial accounting purposes, (iii) the Grant of the Receivables by the Owner Trustee under this Indenture as a pledge for federal income tax purposes and as a pledge for financial accounting purposes, and (iv) the Transferor as the owner of the Receivables for federal income tax purposes and the Class A Notes and the Class B Notes as indebtedness of the Transferor for federal income tax purposes. The Owner Trustee and the Seller and, at the direction and with the assistance of the Seller, the Indenture Trustee, will file all required tax returns and associated forms, reports, schedules and supplements thereto in a manner consistent with such characterizations.

         (d) The Owner Trustee covenants to use its best efforts to pay all taxes or other similar charges levied by any governmental authority with regard to the Trust Property, except to the extent that the validity or amount of such taxes is contested in good faith, via appropriate proceedings and with adequate reserves established and maintained therefor in accordance with generally accepted accounting principles.

         (e) The Owner Trustee hereby assumes liability for all liabilities associated with the Trust Property or created under this Indenture, including but not limited to any obligation arising from the breach or inaccuracy of any representation, warranty or covenant of the Owner Trustee set forth herein. Notwithstanding the foregoing, the Owner Trustee has and shall have no liability with respect to the payment of principal and interest on the Notes, except as otherwise provided in this Indenture.


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


         (f) Upon the occurrence of a Re-Liening Trigger, the Owner Trustee may instruct the Indenture Trustee and the Servicer to take or cause to be taken such action as may, in the judgment of the Note Insurer or its counsel, be necessary to perfect or re-perfect the security interests in the Financed Vehicles in the name of the Indenture Trustee by amending the title documents relating to such Financed Vehicles or by such other reasonable means as may, in the judgment of the Note Insurer or its counsel, be necessary or prudent. Pursuant to the terms of the Servicing Agreement, the Indenture Trustee and the Servicer shall take or cause to be taken such actions and the Servicer has agreed to reimburse the Indenture Trustee for all Re-Liening Expenses related to such perfection or re-perfection and to take all action necessary therefor, including the preparation, execution and delivery of all such documents as may be requested by the Indenture Trustee or the Servicer in connection therewith. In addition, as provided in Section 5.05(c) hereof, the Indenture Trustee shall be entitled to be reimbursed for Re-Liening Expenses incurred in connection with taking or causing to be taken such actions, to the extent not paid by the Servicer. Pursuant to the terms of the Servicing Agreement, on the Closing Date, the Servicer shall grant to the Indenture Trustee an irrevocable power of attorney, pursuant to which the Servicer shall appoint the Indenture Trustee as its attorney-in-fact, such appointment being coupled with an interest, to take any and all steps required to be performed by it pursuant to Section 2.29 of the Servicing Agreement including execution of certificates of title or any other documents in the name and stead of the Servicer. Pursuant to the terms of the Servicing Agreement, at any time a Person other than COAF becomes the Servicer, COAF shall grant to such successor Servicer, promptly after its appointment as such, a power of attorney as described in the preceding sentence.

         Section 3.02 Negative Covenants. The Owner Trustee will not:

         (a) sell, transfer, exchange or otherwise dispose of any portion of its interest in the Trust Property except as expressly permitted by this Indenture;

         (b) claim any credit on, or make any deduction from, the principal of or interest on any of the Notes by reason of the payment of any taxes levied or assessed upon any portion of the Trust Property;

         (c) merge or consolidate in whole or in part, except (i) as permitted in paragraph (ii) of Section 3.10(b) or (ii) with the prior written consent of the Note Insurer and prior written confirmation from the Rating Agencies that the ratings on the Class A Notes will not be reduced or withdrawn;

         (d) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby;

         (e) permit any Lien (other than the Lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Property or any part thereof or any interest therein or the proceeds thereof;


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



         (f) permit the Lien of this Indenture not to constitute a valid first priority, perfected security interest in the Trust Property;

         (g) incur, assume or guarantee any indebtedness of any Person secured by any Receivables pledged under this Indenture, except (i) for such obligations as may be incurred by the Owner Trustee in connection with the issuance of the Notes pursuant to this Indenture and (ii) as permitted herein; or

         (h) amend or otherwise modify the Contribution Agreement or the Servicing Agreement unless (i) such amendment is consented to in writing by the
Note Insurer and the Indenture Trustee, and (ii) as a result of the amendment, there is no adverse effect on the ratings of any Class A Note by any of the Rating Agencies.

         Section 3.03 Money for Note Payments.

         (a) All payments with respect to any Notes which are to be made from amounts withdrawn from the Revenue Fund pursuant to Section 5.05 hereof shall be punctually made on behalf of the Owner Trustee by the Indenture Trustee or by a Paying Agent, and no amounts so withdrawn from an Account for payments with respect to Notes shall be paid over to the Owner Trustee under any circumstances except as provided in this Section 3.03 and Article V hereof.

         (b) When there shall be a Paying Agent that is not also the Note Registrar, the Owner Trustee shall furnish, or cause the Note Registrar to furnish, no later than the first Business Day after each Record Date, a list, in such form as such Paying Agent may reasonably require, of the names and addresses of the Noteholders and of the number of individual Notes held by each such Noteholder.

         (c) Whenever there shall be a Paying Agent other than the Indenture Trustee, the Owner Trustee will, on or before the Business Day next preceding each Payment Date, direct the Indenture Trustee to deposit with such Paying Agent an aggregate sum sufficient to distribute the amounts then becoming payable (to the extent funds are then available for such purpose in the Revenue Fund and the Reserve Fund), such sums to be held in trust for the benefit of the Persons entitled thereto pursuant to this Indenture. Any moneys deposited with a Paying Agent in excess of an amount sufficient to distribute the amounts then becoming due on the Notes with respect to which such deposit was made shall, upon Issuer Order, be paid over by such Paying Agent to the Indenture Trustee for application in accordance with Article V hereof.

         (d) The initial Paying Agent shall be the Indenture Trustee. Any additional or successor Paying Agent shall be appointed by Issuer Order with the prior written consent of the Note Insurer and with written notice to the Administrator. The Owner Trustee shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities.

         (e) The Owner Trustee will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee, and if the Indenture Trustee acts as Paying Agent, it hereby so agrees, subject to the provisions of this Section 3.03, that such Paying Agent will:

                  (i) allocate all sums received for payment to the Holders for which it is acting as Paying Agent on each Payment Date among such Holders in the proportion specified in the applicable servicer's report in the form of Exhibit A-1 to the Servicing Agreement to the extent permitted by applicable law;

                  (ii) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be distributed to such Persons or otherwise disposed of as herein provided and distribute such sums to such Persons as herein provided;

                  (iii) if such Paying Agent is not the Indenture Trustee, immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for payment with respect to the Notes if at any time it ceases to meet the standards set forth in clause (d) above required to be met by a Paying Agent at the time of its appointment;

                  (iv) if such Paying Agent is not the Indenture Trustee, give the Indenture Trustee and the Note Insurer notice of any Default, Event of Default or Event of Servicing Default coming to its attention in the making of any payments required to be made with respect to the Notes for which it is acting as Paying Agent;

                  (v) if such Paying Agent is not the Indenture Trustee, at any time during the continuance of any such Event of Default or Event of Servicing Default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent; and

                  (vi) comply with all requirements of the Code and all regulations thereunder, with respect to the withholding from any payment made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; provided, however, that with respect to withholding and reporting requirements applicable to original issue discount (if any) on the Notes, the Paying Agent shall have first provided the calculations pertaining thereto to the Indenture Trustee.

         (f) The Owner Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent, if other than the Indenture Trustee, to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same terms as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         (g) Any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount distributable but unclaimed with respect to any Note shall be held in a non-interest bearing trust account, and if the same remains unclaimed for two years after such amount has become due to the Noteholder, it shall be discharged from such trust and paid to the Owner Trustee without any further action by any Person; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Owner Trustee for payment thereof

(but only to the extent of the amounts so paid to the Owner Trustee), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease. The Indenture Trustee may adopt and employ, at the expense of the Owner Trustee, any reasonable means of notification of such payment (including, but not limited to, mailing notice of such payment to Noteholders whose Notes have been called but have not been surrendered for prepayment or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or any Paying Agent, at the last address of record for each such Noteholder).

         Section 3.04 Restriction of Owner Trustee Activities. Until the date that is ninety-one (91) days after the payment by the Owner Trustee in full of all payments on the Notes and any amount owed to the Note Insurer, the Owner Trustee, as owner trustee for the Trust, will not on or after the date of execution of this Indenture, (i) permit the Trust to engage in any business or investment activities other than those necessary for, incident to, connected with or arising out of, owning and Granting the Trust Property to the Indenture Trustee for the benefit of the Noteholders, and, subject to the provisions hereof, the Note Insurer, or contemplated hereby, in the Trust Agreement, the Contribution Agreement and the Servicing Agreement (which business and investment activities will not be contrary to the Trust's status as a "Qualifying SPE" under FAS 140 or any successor accounting standard thereto),
(ii) incur any indebtedness secured in any manner by, or having any claim against, the Trust Property or the Owner Trustee, except the Certificate or indebtedness arising under the Servicing Agreement, the Insurance Agreement or the Indenture Trustee fee letter, or (iii) incur any other indebtedness except as permitted in the Trust Agreement, without giving notice thereof in writing, not less than 30 nor more than ninety (90) days prior to the date on which such amendment is to become effective, to the Indenture Trustee and the Rating Agencies by delivery of an Officer's Certificate and obtaining the prior written consent thereto of the Note Insurer.

         Section 3.05 Protection of Trust Property.

         (a) The Owner Trustee will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance, and other instruments (all as presented to it in final execution form), and will take such other action as may be necessary or advisable to:

                  (i) grant more effectively all or any portion of the Trust Property,

                  (ii) maintain, preserve or enforce the terms and provisions of this Indenture or carry out more effectively the purposes hereof,

                  (iii) perfect, publish notice of, or protect the validity of, any Grant made or to be made by this Indenture,

                  (iv)  enforce any of the Receivables; or

                  (v) preserve and defend title to any Receivable or other instrument included in the Trust Property and the rights of the Indenture Trustee and of the Noteholders or the Note Insurer in such Receivable or other instrument against the claims of all persons and parties.



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



         The Owner Trustee shall deliver or cause to be delivered to the Indenture Trustee and the Note Insurer file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Owner Trustee shall cooperate fully with the Indenture Trustee and the Note Insurer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 3.05.

         (b) The Owner Trustee hereby irrevocably appoints the Indenture Trustee as its agent and attorney-in-fact (such appointment being coupled with an interest) to execute, upon the Owner Trustee's failure to do so, any financing statement, continuation statement or other instrument, document, certificate or agreement required pursuant to this Section 3.05; provided, however, that such designation shall not be deemed to create any duty in the Indenture Trustee to monitor the compliance of the Owner Trustee with the foregoing covenants; and provided further, however, that the duty of the Indenture Trustee to execute any instrument required pursuant to this Section 3.05 shall arise only if the Indenture Trustee has actual knowledge of any default by the Owner Trustee in complying with the provisions of Section 3.05(a) and the Indenture Trustee shall have previously received a file stamped copy of the related original document or financing statement. The Owner Trustee shall cooperate with the Indenture Trustee and provide to the Indenture Trustee any information, documents or instruments with respect to such financing statement, continuation statement or other instrument that the Indenture Trustee may reasonably require. For purposes of this Section 3.05(b), the Indenture Trustee will not be deemed to have actual knowledge of any such default if the Indenture Trustee has not, but should have, received an Opinion of Counsel pursuant to Section 3.06 addressing the facts surrounding such default.

         (c) Except as necessary or advisable in connection with the fulfillment by the Indenture Trustee of its duties and obligations described herein or in the Servicing Agreement, the Indenture Trustee shall not remove any portion of the Trust Property that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date the most recent Opinion of Counsel was delivered pursuant to Section 3.06 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 2.11(b), if no Opinion of Counsel has yet been delivered pursuant to Section 3.06) unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

         (d) Within thirty (30) days after the Transferor, the Seller or the Owner Trustee makes any change in its or their name, identity or structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of the UCC as in effect in Texas, Delaware or Virginia or wherever else necessary or appropriate under applicable law, or otherwise impair the perfection of the security interest referred to in Article II hereof, the Owner Trustee shall give or cause to be given to the Indenture Trustee and the Note Insurer written notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Indenture Trustee's security interest in the Receivables and the proceeds thereof.

         (e) The Owner Trustee shall give the Indenture Trustee and the Note Insurer (and the Owner Trustee shall require the Servicer to give the Indenture Trustee and the Note Insurer) prompt written notice of any change in appointment of the Owner Trustee, as a result of such change, the applicable provisions of relevant law or the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the Indenture Trustee's security interest in the Receivables and the proceeds thereof. The Owner Trustee shall at all times maintain its chief executive office within the United States of America.

         Section 3.06 Opinions as to Trust Property. (a) If the Opinion of Counsel delivered at the Closing Date pursuant to Section 2.11(b) specifies any future action that the Owner Trustee must take to maintain the lien and security interest hereof, no later than the time so specified in such Opinion (or any subsequent Opinion of Counsel delivered pursuant to this Section 3.06), and in any event within three months prior to the fifth anniversary of the Closing Date, the Owner Trustee shall furnish to the Indenture Trustee and the Note Insurer an Opinion of Counsel stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and re-filing of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture with respect to the Trust Property and reciting the details of such action. The Owner Trustee shall also provide the Indenture Trustee and the Note Insurer with a file stamped copy of any document or instrument filed as described in such Opinion of Counsel contemporaneously with the delivery of such Opinion of Counsel. Such Opinion of Counsel shall also describe the recording, filing, re-recording and re-filing of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture with respect to the Trust Property. If the Opinion of Counsel delivered to the Indenture Trustee and the Note Insurer hereunder specifies future action to be taken by the Owner Trustee, the Owner Trustee shall furnish a further Opinion of Counsel no later than the time so specified in such former Opinion to the effect required hereby.

         (b) On or before April 15 in each calendar year, beginning April 15, 2002, the Owner Trustee shall furnish to the Indenture Trustee and the Note Insurer an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the Lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the Lien and security interest created by this Indenture. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the Lien and security interest of this Indenture until April 15 in the following calendar year.

         Section 3.07 Statement as to Compliance. The Owner Trustee will deliver to the Indenture Trustee and the Note Insurer, within 120 days after the end of each fiscal year of the Trust (commencing 120 days after the fiscal year ended December 31, 2001, and otherwise in compliance with the requirements of TIA
Section 314(a)(4)) an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

         (a) a review of the activities of the Owner Trustee during such year and of performance under this Indenture has been made under such Authorized Officer's supervision;

         (b) to the best of such Authorized Officer's knowledge, based on such review, Owner Trustee has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof; and

         (c) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default hereunder or, if such an event has occurred and is continuing, specifying each such event known to him or her and the nature and status thereof and remedies therefore being pursued.

         Section 3.08 Limitations on Liens. Except for the Lien created by this Indenture, neither the Owner Trustee or the Indenture Trustee will create, incur or suffer, or permit to be created or incurred or to exist, any Lien on any of the Trust Property.

         Section 3.09 Recording. The Owner Trustee will, upon the Closing Date and thereafter from time to time, cause financing statements and such other instruments as may be required with respect thereto, including without limitation, the Financing Statements (collectively called the "Recordable Documents") to be filed, registered and recorded as may be required by present or future law (with file stamped copies thereof delivered to the Indenture Trustee), publish notice thereof and create, perfect and protect the lien hereof upon the Receivables and the other items of the Trust Property, and publish notice of and protect the validity of this Indenture. The Owner Trustee will, from time to time, perform or cause to be performed any other act as required by law and will execute or cause to be executed any and all further instruments (including financing statements, continuation statements and similar statements with respect to any of said documents with file stamped copies thereof delivered to the Indenture Trustee) that are necessary for such creation, perfection, publication and protection. The Owner Trustee shall pay, or shall cause to be paid, all filing, registration and recording taxes and fees incident thereto, and all expenses, taxes and other governmental charges incident to or in connection with the preparation, execution, delivery or acknowledgment of the recordable documents, any instruments of further assurance, and the Notes.

         Section 3.10 Agreements Not to Institute Bankruptcy Proceedings; Additional Covenants.

         (a) The Owner Trustee shall not voluntarily institute any proceedings to adjudicate the Trust as bankrupt or insolvent, consent to the institution of bankruptcy or insolvency proceedings against the Trust, file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of its property or admit its inability to pay its debts generally as they become due or authorize any of the foregoing to be done or taken on behalf of the Trust.

         (b) So long as any of the Notes are Outstanding and any amount is owed to the Note Insurer:

                  (i) The Owner Trustee will keep in full effect its existence, rights and franchises as a banking corporation under the laws of the State of Delaware.

                  (ii) The Owner Trustee shall not cause the Trust to consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (A) the entity (if other than the Trust) formed or surviving such consolidation or merger, or that acquires by conveyance or transfer the properties and assets of the Trust substantially as an entirety, shall be organized and existing under the laws of the United States of America or any State thereof or the District of Columbia as a special purpose bankruptcy remote entity, and shall expressly assume in form satisfactory to the Note Insurer, the Rating Agencies, the Indenture Trustee and, if a Note Insurer Default has occurred and is continuing, the Noteholders constituting Noteholder Approval the obligation to make due and punctual payments of principal and interest on the Notes then Outstanding and the performance of every covenant on the part of the Owner Trustee to be performed or observed pursuant to the Indenture, (B) immediately after giving effect to such transaction, no Event of Default under this Indenture shall have occurred and be continuing, (C) the Owner Trustee shall have delivered to the Note Insurer, the Rating Agencies and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer complies with this Indenture, (D) the Owner Trustee shall have obtained prior written confirmation from the Rating Agencies that the ratings on the Class A Notes will not be reduced or withdrawn, (E) the Note Insurer shall have given its prior written consent, and (F) the entity formed or surviving such consolidation or merger (which may be the Trust), or that acquires the properties and assets of the Trust substantially as an entirety, shall be a "Qualifying SPE" under FAS 140 or any successor accounting standard thereto; provided, however, that in no event shall the Owner Trustee have the power to cause the Trust to consolidate or merge with or into any other entity unless FAS 140 or any successor standard thereto specifically permits a "Qualifying SPE" to have the power to consolidate or merge with or into another entity.

                  (iii) The funds and other assets of the Owner Trustee shall not be commingled with those of any other Person (other than the temporary commingling of payments on the Receivables by the Servicer).

                  (iv) The Owner Trustee shall not be, become or hold itself out as being liable for the debts of any other Person.

                  (v) The Owner Trustee shall not cause or permit the Trust to form, or cause to be formed, any subsidiaries.

                  (vi) The Owner Trustee shall act solely in its own name and through its duly authorized officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned. The Owner Trustee shall not permit the Trust to have any employees.

                  (vii) The Owner Trustee shall maintain its records and books of account and shall not commingle its records and books of account with the records and books of account of any other Person. The books of the Owner Trustee may be kept (subject to any provision contained in the applicable statutes) inside or outside the State of Delaware at such place or places as may be designated from time to time by the Trust Agreement.

                  (viii) All actions of the Trust shall be taken by the Owner Trustee or the Administrator.

                  (ix) The Owner Trustee shall not amend, alter, change or repeal any provision contained in this Section 3.10(b) without (A) the prior written consent of the Note Insurer and the Indenture Trustee and
         (B) prior written confirmation from the Rating Agencies (a copy of which shall be provided to the Indenture Trustee and the Note Insurer) that such amendment, alteration, change or repeal will have no adverse effect on the ratings assigned to the Class A Notes. Notwithstanding the foregoing, the provisions in Section 3.10(b) shall not be amended, changed, altered or repeated so as to permit the Owner Trustee to change the permitted activities of the Trust set forth in Section II.3 of the Trust Agreement in a manner that would cause the Trust to cease to qualify as a "Qualifying SPE" under FAS 140 or any successor accounting standard thereto.

                  (x) The Seller shall not amend its Limited Liability Company Agreement and at all times shall have at least two Independent Directors.

                  If an Independent Director resigns, dies or becomes incapacitated, or such position is otherwise vacant, no action requiring the unanimous affirmative vote of the Board of Directors shall be taken until a successor Independent Director is elected and qualified and approves such action. In the event of the death, incapacity, or resignation of an Independent Director, or a vacancy for any other reason, a successor Independent Director shall be appointed by the remaining directors. The Independent Directors, in voting on matters subject to the approval of the Board of Directors, shall at all times take into account the interests of creditors of the Seller and the Trust. No Independent Director may be removed unless his or her successor is appointed.

                  (xi) The Owner Trustee shall not cause or permit the Trust to dissolve or liquidate, in whole or in part, except with the prior written consent of the Note Insurer and with prior written confirmation from the Rating Agencies that such dissolution or liquidation will have no adverse effect on the ratings assigned to the Class A Notes.

                  (xii) The Owner Trustee maintains and will maintain separate records and books of account from the Seller and the formalities of the form of its organization.

                  (xiii) The annual financial statements of the Transferor and the annual financial statements of the Seller will disclose the effects of these transactions in accordance with generally accepted accounting principles. Any consolidated financial statements which consolidate the assets and earnings of the Transferor with those of the Seller will contain a footnote stating that the assets of the Seller will not be available to creditors or any stockholder of the Transferor. The financial statements of the Seller will disclose that the assets of the Seller are not available to pay creditors of the Transferor.

                  (xiv) Other than certain Costs of Issuance, certain other costs and expenses related to the issuance of the Notes and amounts set forth in Section 7.07(a) and the payment of the fees and expenses of Wilmington Trust Company pursuant to a fee agreement between Wilmington Trust Company, in its individual capacity, and COAF, none of the Transferor, the Servicer or the Seller shall pay the Owner Trustee's expenses, guarantee the Owner Trustee's obligations or advance funds to the Owner Trustee for payment of expenses.

                  (xv) All business correspondences of the Owner Trustee are and will be conducted in the Owner Trustee's own name.

                  (xvi) Neither the Transferor nor the Seller does act nor will act as agent of the Owner Trustee and the Owner Trustee does not and will not act as agent of the Transferor or the Seller.

         Section 3.11 Providing of Notice. The Owner Trustee, upon learning of any failure on its part to observe or perform in any material respect any covenant, representation or warranty of the Owner Trustee set forth in this Indenture or the Contribution Agreement, or of any failure on the part of the Seller or the Transferor to observe or perform in any material respect any covenant, representation or warranty of the Seller or the Transferor set forth in the Contribution Agreement or the Transfer and Assignment Agreement, respectively, shall promptly notify the Indenture Trustee, the Note Insurer, the Noteholders, and the Transferor of such failure.

         Section 3.12 Representations and Warranties of the Owner Trustee. The Owner Trustee hereby represents, warrants and covenants to the Indenture Trustee, the Noteholders, the Note Insurer and the Rating Agencies that as of the Closing Date and each Funding Date:

         (a) The Owner Trustee is validly existing with its full rights and franchises as a Delaware banking corporation with full power and authority to execute and deliver this Indenture, the Contribution Agreement, the Administration Agreement and the Servicing Agreement and to perform the terms and provisions hereof and thereof; the Owner Trustee has obtained all required licenses and approvals, if any, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications except those jurisdictions in which failure to be so qualified would not have a material adverse effect on the business or operations of the Owner Trustee or the Trust Property;

         (b) All necessary action has been taken by the Owner Trustee on behalf of the Trust to authorize and empower the Owner Trustee on behalf of the Trust, and the Owner Trustee has full power and authority to execute, deliver and perform its obligations under this Indenture, the

Contribution Agreement, the Administration Agreement and the Servicing Agreement, and the Owner Trustee has full power and is duly authorized to execute, deliver and perform its obligations under this Indenture, the Contribution Agreement and the Servicing Agreement, and no consent or approval of any Person is required with the execution, delivery or performance by the Owner Trustee of this Indenture, the Contribution Agreement and the Servicing Agreement;

         (c) This Indenture, the Contribution Agreement and the Servicing Agreement have been duly executed and delivered and the execution and delivery of this Indenture, the Contribution Agreement and the Servicing Agreement by the Owner Trustee and its performance and compliance with the terms hereof and thereof will not violate the Trust Agreement or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, indenture, loan, credit agreement or any other agreement or instrument to which the Owner Trustee is a party or which may be applicable to the Owner Trustee or any of its assets;

         (d) This Indenture, the Contribution Agreement and the Servicing Agreement constitute valid, legal and binding obligations of the Owner Trustee, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity;

         (e) The Owner Trustee is not in violation of, and the execution, delivery and performance of this Indenture, the Contribution Agreement and the Servicing Agreement by the Owner Trustee will not constitute a violation with respect to, any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Owner Trustee or its properties or might have consequences that would materially affect the performance of its duties hereunder or thereunder;

         (f) No proceeding of any kind, including but not limited to litigation, arbitration, judicial or administrative, is pending or, to the Owner Trustee's knowledge, threatened against or contemplated by the Owner Trustee which would under any circumstance have an adverse effect on the execution, delivery, performance or enforceability of this Indenture, the Contribution Agreement and the Servicing Agreement;

         (g) Each of the representations and warranties of the Owner Trustee, the Seller, the Transferor and the Servicer set forth in the Contribution Agreement and the Servicing Agreement is, as of the Closing Date and, as of each Funding Date will be, to the best knowledge of the Owner Trustee, true and correct in all material respects and each such representation and warranty is hereby incorporated in this Indenture as if set forth herein in full.

         (h) The Contribution Agreement and all related documents describe the transfer of the Receivables from the Seller on the Closing Date and the Funding Dates as transferred by the Seller to the Owner Trustee and evidence the clear intention by the Seller and the Owner Trustee to effectuate transfer of such Receivables.

         (i) The consideration received by the Seller for the Receivables is or will be paid in full to the Seller immediately upon their transfer, and no provision exists whereby the consideration will be modified after the date of transfer. The consideration paid or to be paid for the Receivables is equivalent to the fair market value of the Receivables transferred to the Owner Trustee.

         (j) The Owner Trustee has not incurred debt or engaged in activities not related to the transactions contemplated hereunder except as permitted by the Trust Agreement or Section 3.04 hereof.

         (k) The Owner Trustee is not insolvent and did not become insolvent as a result of the Grant pursuant to this Indenture; the Owner Trustee is not engaged and is not about to engage in any business or transaction for which any property remaining with the Owner Trustee is unreasonably small capital or for which the remaining assets of the Owner Trustee are unreasonably small in relation to the business of the Owner Trustee or the transaction; the Owner Trustee does not intend to incur, and does not believe or reasonably should not have believed that it would incur, debts beyond its ability to pay as they become due; and the Owner Trustee has not made a transfer or incurred an obligation and does not intend to make such a transfer or incur such an obligation with actual intent to hinder, delay or defraud any entity to which the Owner Trustee was or became, on or after the date that such transfer was made or such obligation was incurred, indebted. The consideration received by the Owner Trustee for the Trust Property is being paid in full to the Owner Trustee immediately upon the Grant thereof to the Indenture Trustee, and no provision exists whereby the consideration will be modified after the date of transfer. The consideration paid for the Trust Property is equivalent to the fair market value thereof.

         (l) (i) The transfer of the Trust Property by the Seller to the Owner Trustee pursuant to the Contribution Agreement is a financing for financial accounting purposes, (ii) the Grant of the Receivables by the Transferor pursuant to the terms of this Indenture is a pledge for financial accounting purposes and tax purposes, (iii) the Class A Notes and the Class B Notes are indebtedness of the Transferor for federal income tax purposes.

         (m) As of the Cutoff Date with respect to the Closing Date, the Aggregate Receivable Balance is $[815,094,312.52.

         (n) The legal name of the Owner Trustee is as set forth in this Indenture; the Owner Trustee has no trade-names, fictitious names, assumed names or "doing business as" names.

         (o) Upon the delivery to the Custodian of the Receivables and the Perfection UCCs, the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, shall have a first priority perfected security interest in the Receivables and in the proceeds thereof, limited with respect to proceeds to the extent set forth in the UCC as in effect in the applicable jurisdiction. Other than with respect to the Financed Vehicles, all filings (including, without limitation, UCC filings) and other actions as are necessary in any jurisdiction to perfect the ownership, security interest, or other interest of the Indenture Trustee in the related Trust Property, including delivery of the Receivables, the Custodian Files and the related Perfection UCCs to the applicable Custodian, and the payment of any fees, have been made.

         (p) The absolute assignment of the Receivables and security interest in the Financed Vehicles by the Transferor to the Seller pursuant to the Transfer and Assignment Agreement, the transfer by the Seller to the Owner Trustee pursuant to the Contribution Agreement or the Grant by the Owner Trustee to the Indenture Trustee pursuant to this Indenture is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

         (q) The Trust is not an "investment company" as such term is defined in the 1940 Act.

         (r) The principal place of business of the Owner Trustee and the chief executive office of the Owner Trustee are located at the address set forth in this Indenture and there are no other such locations.

         Section 3.13 Representations and Warranties of the Indenture Trustee. The Indenture Trustee hereby represents and warrants to the Rating Agencies, the
Note Insurer and the Noteholders that as of the Closing Date and each Funding
Date:

         (a) The Indenture Trustee has been duly organized and is validly existing as a national banking association under the laws of the United States;

         (b) The Indenture Trustee has full power and authority and legal right to execute, deliver and perform its obligations under this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture;

         (c) This Indenture has been duly executed and delivered by the Indenture Trustee and constitutes the legal, valid, and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, liquidation, moratorium, fraudulent conveyance, or similar laws affecting creditors' or creditors of banks' rights and/or remedies generally or by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

         (d) The execution, delivery and performance of this Indenture by the Indenture Trustee will not constitute a violation with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency binding on the Indenture Trustee or such of its property which is material to it, which violation might have consequences that would materially and adversely affect the performance of its duties under this Indenture;

         (e) The execution, delivery and performance of this Indenture by the Indenture Trustee do not require any approval or consent of any Person, do not conflict with the Articles of Association and Bylaws of the Indenture Trustee, and do not and will not conflict with or result in a breach which would constitute a material default under any agreement applicable to it or such of its property which is material to it; and

         (f) No proceeding of any kind, including but not limited to litigation, arbitration, judicial or administrative, is pending or, to the Indenture Trustee's knowledge, threatened against or contemplated by the Indenture Trustee which would have a reasonable likelihood of having an




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adverse effect on the execution, delivery, performance or enforceability of this
Indenture by or against the Indenture Trustee.

         Section 3.14 Maintenance of Office or Agency. The Owner Trustee will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Owner Trustee in respect of the Notes and this Indenture may be served. The Owner Trustee hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. Such office will initially be located at the Indenture Trustee's Corporate Trust Office.

                                   ARTICLE IV
                  ADMINISTRATION AND SERVICING OF RECEIVABLES

         Section 4.01   Servicing Agreement.

         (a) The Servicing Agreement, duly executed counterparts of which have been filed with the Indenture Trustee, sets forth the covenants and obligations of the Servicer with respect to the Trust Property and other matters addressed in the Servicing Agreement, and reference is hereby made to the Servicing Agreement for a detailed statement of said covenants and obligations of the Servicer thereunder. The Owner Trustee agrees that the Indenture Trustee, in its name or (to the extent required by law) in the name of the Owner Trustee, may (but is not required to) enforce all rights of the Owner Trustee and all obligations of the Servicer under and pursuant to the Servicing Agreement for and on behalf of the Noteholders and the Note Insurer whether or not the Owner Trustee is in default hereunder.

         (b) The Owner Trustee shall, at its own expense, duly and punctually perform and observe each of its obligations to the Servicer under the Servicing Agreement in accordance with the terms thereof. In addition, promptly following a request from the Indenture Trustee to do so, the Owner Trustee shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Servicer of each of its obligations to the Owner Trustee under or in connection with the Servicing Agreement, in accordance with the terms thereof, and in effecting such request shall exercise any and all rights, remedies, powers and privileges lawfully available to the Owner Trustee under or in connection with the Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including, without limitation, the transmission of notices of default on the part of the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Servicer of each of its obligations under the Servicing Agreement.

         (c) The Owner Trustee agrees to give the Indenture Trustee, the Note Insurer, the Class A Noteholders, the Class B Noteholders and the Rating Agencies prompt written notice of each Default, Event of Default or Event of Servicing Default on the part of the Servicer of its obligations under the Servicing Agreement and any material adverse information regarding the Servicer's servicing activities of which the Owner Trustee becomes aware. In the event of termination of the Servicer due to an Event of Servicing Default under the Servicing Agreement, a Successor Servicer which is an Eligible Servicer selected by the Note Insurer shall assume the duties and responsibilities of the Servicer under the procedures specified in the Servicing Agreement.



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         (d) The Owner Trustee shall not waive any default by the Servicer under the Servicing Agreement without the written consent of (x) the Note Insurer or, if a Note Insurer Default has occurred and is continuing, the Class A
Noteholders constituting Class A Noteholder Approval, or (y) if the Aggregate Outstanding Principal Balance of the Class A Notes has been reduced to zero and the Note Insurer has been paid in full the amounts then owing to it, the Noteholders constituting Class B Noteholder Approval.

         (e) The Indenture Trustee does not assume any duty or obligation of the Owner Trustee under the Servicing Agreement, and the rights given to the Indenture Trustee thereunder are subject to the provisions of Article VII hereof.

                                   ARTICLE V
                  ACCOUNTS, COLLECTIONS, PAYMENTS OF INTEREST
                     AND PRINCIPAL, RELEASES, RESERVE FUND,
                         AND STATEMENTS TO NOTEHOLDERS

         Section 5.01 Accounts. The Indenture Trustee shall establish the Issuance Fund, the Revenue Fund, the Reserve Fund, the Pre-Funding Account and the Collection Account (collectively, the "Accounts") in the name of the Indenture Trustee for the benefit of the Noteholders and the Note Insurer, as their interests may appear. The Collection Account shall be a segregated account established with the Collection Account Depository and the remaining foregoing Accounts and funds shall be segregated accounts established with the Corporate Trust Office of the Indenture Trustee. Each Account shall be an Eligible Account; provided, that if an Account ceases to be an Eligible Account, all funds in such Account shall be deposited into an Eligible Account within 30 days of the date an Authorized Officer of the Indenture Trustee first has knowledge of, or receives written notice of, the fact that an Account is no longer an Eligible Account.

         Amounts held in the Accounts (other than the Collection Account) shall be invested by the Indenture Trustee, upon the written direction of the Administrator, in Eligible Investments; provided, that amounts paid under the Note Guaranty Insurance Policy shall not be invested. Each investment shall mature no later than the applicable Transfer Date, except that investments in funds or accounts under which Wells Fargo Bank Minnesota, National Association or an Affiliate thereof is the investment adviser or the investment manager may be held until the date on which funds are intended to be used. The Indenture Trustee shall not be responsible for any losses incurred on any such investments unless the Indenture Trustee or an Affiliate thereof is the obligor under such investments. Any written investment direction from the Administrator shall certify that any such investment is authorized by this Section 5.01 and is an Eligible Investment. All amounts received as earnings on or income from any investments or reinvestments of funds in any Account shall be credited to such Account; provided, however, that on each Transfer Date, the Indenture Trustee shall transfer all amounts received as earnings on or income from any investments or reinvestments of funds in the Accounts to the Revenue Fund prior to making any of the transfers or payments referred to in Section 5.05(c) hereof.

         Section 5.02 Collections. Pursuant to the Servicing Agreement, the Owner Trustee shall cause the Servicer to remit to the Collection Account established pursuant to Sections 5.01 and 5.04 hereof, and to no other account, as soon as practicable, but in no event later than the



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Collection Account Depository's close of business on the second Business Day following the date of receipt thereof by the Servicer, any payments received by the Servicer from or on behalf of Obligors including Actual Payments, Insurance Proceeds, Defaulted Receivable Recoveries, Repurchase Prices and all proceeds relating to the repossession or disposition of the Financed Vehicles.

         Section 5.03 Application of Collections. All amounts transferred to the Revenue Fund with respect to any Collection Period shall be allocated by the Indenture Trustee based solely upon the calculations and other written information provided to the Indenture Trustee by the Servicer as set forth in the relevant Monthly Servicer Report. The Indenture Trustee shall have the right but not the obligation to determine, confirm or recalculate such information provided by the Servicer.

         Section 5.04   Collection Account.

         (a) Bank of America, N.A. is hereby appointed as the initial Collection Account Depository under this Indenture. Upon thirty (30) days' prior written notice to the Indenture Trustee, the Note Insurer and the Servicer, the Owner Trustee may, at any time and from time to time, appoint a successor Collection Account Depository for the Collection Account and, upon prior written notice to the Indenture Trustee and the Note Insurer certifying that the transfer complies with the provisions of this Section 5.04, transfer the Collection Account from a depository institution then serving as the Collection Account Depository to another Collection Account Depository. If at any time the institution then serving as the Collection Account Depository or the Collection Account ceases to qualify as an eligible Collection Account Depository or Eligible Account, respectively, then the Owner Trustee shall give written direction to the Indenture Trustee to transfer the Collection Account to an Eligible Account at an eligible Collection Account Depository chosen by the Owner Trustee and approved in writing by the Note Insurer. Upon any such transfer, such successor institution shall be deemed to be the Collection Account Depository with respect to the Collection Account so transferred.

         (b) The Owner Trustee shall establish the Collection Account in the name of the Indenture Trustee for the benefit of the Noteholders and the Note Insurer and the Indenture Trustee shall maintain the Collection Account with the Collection Account Depository as an account into which all amounts (including late payments) remitted directly by Obligors and all amounts received by the Servicer from or on behalf of Obligors under the terms of the Receivables, and all amounts required to be deposited therein pursuant to Section 5.02, will be deposited in accordance with the provisions of Section 5.02. The Collection Account Depository shall be deemed to hold all funds on deposit for the account of the Indenture Trustee and the Servicer shall transmit monthly statements on all amounts received in the Collection Account to the Indenture Trustee upon request.

         (c) The Indenture Trustee shall provide written instruction to the Collection Account Depository (an "Acknowledgment Letter"), to the effect that
(i) the Collection Account Depository shall transfer cleared funds from the Collection Account as instructed by the Indenture Trustee unless revised instructions are given by the Indenture Trustee and (ii) the Collection Account Depository shall follow any written instructions provided by the Indenture Trustee with respect to the Collection Account. Such Acknowledgment Letter shall be



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acknowledged in writing by the Collection Account Depository as of the date hereof. The Owner Trustee shall obtain an Acknowledgment Letter from each successor Collection Account Depository on or prior to the effectiveness of the transfer of the Collection Account to such successor Collection Account Depository.

         Section 5.05 Deposit of Funds in the Revenue Fund and Transfer of Funds from the Revenue Fund and the Reserve Fund.

         (a) There shall be deposited into the Revenue Fund, from time to time, the amounts specified in this Article V. All amounts on deposit in the Collection Account representing collected funds at 11:00 a.m., Minneapolis, Minnesota time, on each Business Day on which any of the Notes are Outstanding shall be transferred by the Collection Account Depository that day to the Indenture Trustee for deposit into the Revenue Fund upon receipt.

         (b) On each Payment Date, commencing with the Payment Date in September, 2001, and if the Aggregate Outstanding Principal Balance of the Class A-1 Notes has not been reduced to zero on or before the Class A-1 Final Scheduled Payment Date, on the Class A-1 Final Scheduled Payment Date (with respect to amounts payable to the Class A-1 Noteholders), the Indenture Trustee shall, based on the information set forth in the Monthly Servicer Report, pay amounts on deposit in the Revenue Fund and, to the extent provided in Section 5.05(c) below, the Reserve Fund to the Persons, in the order of priority and in the amounts specified in Section 5.05(c).

         (c) (i) On each Transfer Date, and if the Aggregate Outstanding Principal Balance of the Class A-1 Notes has not been reduced to zero on or before the Class A-1 Final Scheduled Payment Date, (3) Business Days prior to the Class A-1 Final Scheduled Payment Date (with respect to amounts payable to the Class A-1 Noteholders), the Indenture Trustee shall, based on the information set forth in the related Monthly Servicer Report, allocate funds for payment from the Revenue Fund and, as applicable, the Reserve Fund, in the following manner and order of priority and (ii) on the Payment Date, and if the Aggregate Outstanding Principal Balance of the Class A-1 Notes has not been reduced to zero on or before the Class A-1 Final Scheduled Payment Date, on the Class A-1 Final Scheduled Payment Date (with respect to amounts payable to the Class A-1 Noteholders), apply amounts on deposit in such Accounts specified below in the following manner and order of priority:

                  First, from the Revenue Fund in an amount not to exceed the Monthly Available Funds and thereafter from the Reserve Fund, to pay the Indenture Trustee an amount equal to the Indenture Trustee Fee (including any prior unpaid Indenture Trustee Fees) and any reasonable expenses (including attorneys' fees and expenses) of the Indenture Trustee and to pay the Owner Trustee an amount equal to the Owner Trustee Fee (including any prior unpaid Owner Trustee Fees) and any reasonable expenses (including attorney's fees and expenses) of the Owner Trustee; provided, however, that unless (A) an Event of Default or an Event of Servicing Default has occurred and is continuing or (B)
         (x) the Note Insurer shall consent otherwise, or, if a Note Insurer Default has occurred and is continuing, Class A Noteholders constituting Class A Noteholder Approval shall consent otherwise, or
         (y) if the Aggregate Outstanding Principal Balance of the Class A Notes has been reduced to zero and the Note Insurer has been paid in full




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         the amounts then owing to it, Noteholders constituting Class B
         Noteholder Approval shall consent otherwise, aggregate expenses payable to the Indenture Trustee and the Owner Trustee pursuant to this clause First shall be limited to $35,000 per annum;

                  Second, from the Revenue Fund in an amount not to exceed the remaining Monthly Available Funds and thereafter from the Reserve Fund, to pay the Servicer, an amount equal to the Servicing Fee (including any prior unpaid Servicing Fees) and expenses of the Servicer permitted under Section 2.13(b) of the Servicing Agreement (including any prior unpaid expenses) of the Servicer;

                  Third, from the Revenue Fund in an amount not to exceed the remaining Monthly Available Funds and thereafter from the Reserve Fund, to pay to the Holders of each Class of Class A Notes, an amount which is equal to the Class A-1 Note Interest, Class A-2 Note Interest, Class A-3 Note Interest or Class A-4 Note Interest as applicable to each such Class; provided, however, that if there are insufficient funds to pay the full amount of Class A Note Interest on any Payment Date or Class A-1 Final Scheduled Payment Date, the available amounts shall be paid to the Class A Noteholders on a pro rata basis (based on the amount of Class A-1 Note Interest, Class A-2 Note Interest, Class A-3 Note Interest or Class A-4 Note Interest due, as applicable, for such Payment Date as a fraction of the Class A Note Interest due for such Payment Date or, if such date is the Class A-1 Final Scheduled Payment Date, the Class A-1 Final Scheduled Payment Date and the Payment Date immediately succeeding the Class A-1 Final Scheduled Payment Date);

                  Fourth, provided that no Note Insurer Default has occurred and is continuing, from the Revenue Fund in an amount not to exceed the remaining Monthly Available Funds and thereafter from the Reserve Fund, to pay to the Note Insurer, an amount equal to the Premium (including any prior unpaid Premiums);

                  Fifth, provided that no Note Insurer Default has occurred and is continuing, from the Revenue Fund in an amount not to exceed the remaining Monthly Available Funds and thereafter from the Reserve Fund, to pay to the Note Insurer, an amount which is equal to the Reimbursement Obligations due to the Note Insurer, excluding Reimbursement Obligations relating to payments made under the Policy with respect to principal on the Class A Notes;

                  Sixth, from the Revenue Fund in an amount not to exceed the remaining Monthly Available Funds and thereafter from the Reserve Fund, to pay to the Class B Noteholders, an amount which is equal to the Class B Primary Note Interest;

                  Seventh, from the Revenue Fund in an amount not to exceed the remaining Monthly Available Funds and thereafter from the Reserve Fund to pay (i) first, to the Class A-1 Noteholders, an amount equal to the Class A Principal Payment Amount for such Payment Date or Class A-1 Final Scheduled Payment Date until the Aggregate Outstanding Principal Balance of the Class A-1 Notes is reduced to zero, (ii) second, to the Class A-2 Noteholders, an amount equal to the Class A Principal Payment Amount for such Payment Date until the Aggregate Outstanding Principal Balance of the Class A-2



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         Notes is reduced to zero, (iii) third, to the Class A-3 Noteholders, an amount equal to the Class A Principal Payment Amount for such Payment Date until the Aggregate Outstanding Principal Balance of the Class A-3 Notes is reduced to zero, and (iv) fourth, to the Class A-4
         Noteholders, an amount equal to the Class A Principal Payment Amount for such Payment Date until the Aggregate Outstanding Principal Balance of the Class A-4 Notes is reduced to zero; provided, however, that after the occurrence of an Event of Default under this Indenture, the available amounts shall be paid to the Holders of each class of the Class A Notes on a pro rata basis (based on the Aggregate Outstanding Principal Balance of each Class of Class A Notes as a fraction of the Aggregate Outstanding Principal Balance of the Class A Notes) until the Aggregate Outstanding Principal Balance of the Class A Notes has been reduced to zero;

                  Eighth, from the Revenue Fund in an amount not to exceed the remaining Monthly Available Funds, to pay the Note Insurer, an amount equal to all accrued and unpaid Premium and Reimbursement Obligations to the extent not paid pursuant to clauses Fourth and Fifth;

                  Ninth, from the Revenue Fund in an amount not to exceed the remaining Monthly Available Funds, for deposit into the Reserve Fund, an amount equal to any deficiency between the amount then on deposit in the Reserve Fund (after giving effect to any withdrawals made or to be made from the Reserve Fund for payments on such Payment Date or the Class A-1 Final Scheduled Payment Date) and the Reserve Fund Requirement, calculated as of the close of business on the related Payment Date; provided, however, that if an Event of Default has occurred and is continuing, funds which otherwise would be deposited into the Reserve Fund pursuant to this clause Ninth shall be paid to the Noteholders pursuant to the provisions of clause Seventeenth of this Section 5.05(c);

                  Tenth, from the Revenue Fund in an amount not to exceed the remaining Monthly Available Funds, and thereafter from the Reserve Fund, but only to the extent of funds therein in excess of the Reserve Fund Requirement (after giving effect to any withdrawals made or to be made from the Reserve Fund for payments on such Payment Date pursuant to clauses First through Ninth), to pay to the Class B Noteholders, an amount equal to the Class B Principal Payment Amount; provided, that if
         (i) an Event of Default has occurred and is continuing, unless such Event of Default has been waived, in writing, by the Note Insurer or, if a Note Insurer Default has occurred and is continuing, by Class A Noteholders constituting Class A Noteholder Approval or (ii) an Insurance Agreement Event of Default has occurred and is continuing, unless a Note Insurer Default has occurred and is continuing or such Insurance Agreement Event of Default has been waived by the Note Insurer, (A) all funds in the Reserve Fund that are in excess of the Reserve Fund Requirement (after giving effect to any withdrawals made or to be made from the Reserve Fund for payments pursuant to clauses First through Ninth) and (B) amounts which otherwise would be payable to the Holders of the Class B Notes pursuant to this clause Tenth shall be payable to the Holders of each class of the Class A Notes (on a pro rata basis, based on the Aggregate Outstanding Principal Balance of each Class of Class A Notes as a fraction of the Aggregate Outstanding Principal Balance of



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
         the Class A Notes) until the Aggregate Outstanding Principal Balance of the Class A Notes has been reduced to zero;

                  Eleventh, from the Revenue Fund, in an amount not to exceed the remaining Monthly Available Funds, the amount necessary to reduce the outstanding balance of the Class B Notes until (A) the sum of (1) the Aggregate Outstanding Principal Balance of the Class A Notes and
         (2) the Aggregate Outstanding Principal Balance of the Class B Notes equals (B) the sum of (1) 95% of the Aggregate Receivable Balance as of the end of the related Collection Period and (2) the amount on deposit in the Pre-Funding Account (if any) provided that if an Event of Default has occurred and is continuing, payments under this clause Eleventh will be zero until such time as the Aggregate Outstanding Principal Balance of the Class A Notes is reduced to zero.

                  Twelfth, in connection with an optional redemption of the Notes, if any, occurring on such Payment Date pursuant to Section 6.02 hereof, from the Revenue Fund and thereafter from the Reserve Fund, an amount equal to the sum of any shortfall of funds therein available in the following order of priority, (A) to pay any accrued Class A Note Interest, (B) to pay any accrued Class B Note Interest, (C) to reduce the Aggregate Outstanding Principal Balance of the Class A Notes to zero, (D) to pay to the Note Insurer any Premiums, Reimbursement Obligations and any other amounts payable upon optional redemption, (E) to pay to the Indenture Trustee and the Servicer any fees and expenses payable upon optional redemption and (F) to reduce the Aggregate Outstanding Principal Balance of the Class B Notes to zero;

                  Thirteenth, (A) from the Revenue Fund in an amount not to exceed the remaining Monthly Available Funds and thereafter from the Reserve Fund, to pay the Indenture Trustee, expenses of the Indenture Trustee permitted hereunder and not previously paid (including any prior unpaid expenses of the Indenture Trustee), to pay the Owner Trustee expenses of the Owner Trustee permitted under the Trust Agreement and not previously paid (including any prior unpaid expenses of the Owner Trustee) and (B) solely from the Revenue Fund in an amount not to exceed the remaining Monthly Available Funds, to pay to the Indenture Trustee, the Owner Trustee, the Servicer and other specified Persons, as the case may be, amounts payable to the Indenture Trustee and the Owner Trustee, if any, pursuant to the indemnification provisions hereof (including any prior unpaid indemnities of the Indenture Trustee and the Owner Trustee), to the applicable Persons, indemnities (including any prior unpaid indemnities by the Owner Trustee) and the Administrative Expenses, which amounts shall be calculated by the Servicer for inclusion in the Monthly Servicer Report;

                  Fourteenth, from the Revenue Fund in an amount not to exceed the remaining Monthly Available Funds and thereafter from the Reserve Fund, to pay to the applicable Person, an amount equal to the Transition Costs, if any, in connection with the transition of duties from the Servicer to a substitute Servicer;

                  Fifteenth, from the Revenue Fund in an amount not to exceed the remaining Monthly Available Funds and thereafter from the Reserve Fund, to pay to the applicable


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         Person (other than the Servicer), an amount equal to the Re-Liening
         Expenses, if any, to the extent not paid by the Servicer;

                  Sixteenth, from the Revenue Fund in an amount not to exceed the remaining Monthly Available Funds and thereafter from the Reserve Fund (only to the extent in excess of the Reserve Fund Requirement after giving effect to any withdrawals from or deposits to the Reserve Fund on such Payment Date) to pay to the Class B Noteholders, an amount equal to the Class B Excess Interest; provided, however, if an Event of Default has occurred and is continuing, payments under this clause Sixteenth shall be zero until such time as the Aggregate Outstanding Principal Balance of the Class A Notes is reduced to zero; and

                  Seventeenth, from the Revenue Fund in an amount not to exceed the remaining Monthly Available Funds, as appropriate, to the Certificate Distribution Account, an amount equal to the sum of such remaining balance of funds in the Revenue Fund plus all cash amounts held in the Reserve Fund in excess of the Reserve Fund Requirement (after giving effect to any withdrawals from or deposits to the Reserve Fund on such Payment Date); provided, that upon the occurrence or continuation of an Event of Default any amounts which otherwise would be payable to the Certificate Distribution Account pursuant to this clause Seventeenth shall be paid to the Holders of the Class A Notes (on a pro rata basis, based on the Aggregate Outstanding Principal Balance of each Class of Class A Notes as a fraction of the Aggregate Outstanding Principal Balance of the Class A Notes) until the Aggregate Outstanding Principal Balance of the Class A Notes has been reduced to zero and then to the Note Insurer until the Note Insurer has been paid all amounts then owing to it and, thereafter, to the Holders of the Class B Notes until the Aggregate Outstanding Principal Balance of the Class B Notes has been reduced to zero, unless the Note Insurer has, or, if a Note Insurer Default has occurred and is continuing, Class A Noteholders constituting Class A Noteholder Approval have, delivered a written waiver of an Event of Default, and the Noteholders constituting Class B Noteholder Approval have not given written direction to the Indenture Trustee to the contrary, in which case the amounts available for payment pursuant to this clause Seventeenth shall be paid to the Certificate Distribution Account.

         On the first Payment Date following the termination of the Funding Period, the Indenture Trustee shall, based on the information set forth in the related Monthly Servicer Report, (I) withdraw any remaining funds on deposit in the Pre-Funding Account (other than investment earnings or income) and (i) pay an amount equal to (A) the Class B Percentage divided by 0.98 multiplied by (B) the amount of such funds to the Holders of the Class B Notes, (ii) if the aggregate amount of such funds exceeds $100,000, pay an amount equal to (A) the Class A Percentage divided by 0.98 multiplied by (B) the amount of such funds to the Class A Noteholders on a pro rata basis (based on the Original Principal Balance of each Class of Class A Notes as a fraction of the Original Principal Balance of the Class A Notes) (provided that if the pro rata portion of such amount payable to any Class of Class A Notes exceeds the Aggregate Outstanding Principal Balance of such Class, such excess shall be distributed to each other Class of Class A Notes on a pro rata basis), and (iii) if the aggregate amount of such funds is less than or equal to $100,000, pay an amount equal to (A) the Class A Percentage divided by 0.98


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

         multiplied by (B) the amount of such funds to the Holders of the Class A Notes in sequential order of priority beginning with the Class A-1 Notes until the Aggregate Outstanding Principal Balance of each Class is reduced to zero, and (II) withdraw any remaining funds on deposit in the Reserve Fund which were deposited therein on the Closing Date to cover negative arbitrage with respect to the funds deposited in the Pre-Funding Account on the Closing Date (after making all withdrawals from the Reserve Fund on such Payment Date) and pay such funds directly to the Transferor on such Payment Date.

     Section 5.06 Issuance Fund. On the Closing Date there shall be deposited into the Issuance Fund an amount equal to (a) the gross proceeds from the sale of the Class A Notes and Class B Notes plus (b) the Costs of Issuance of the offering of the Notes and the Initial Reserve Fund Deposit to be supplied by the Seller. The amounts on deposit in the Issuance Fund shall be paid or transferred on the Closing Date (i) to the Reserve Fund, an amount equal to the Initial Reserve Fund Deposit, (ii) to the Pre-Funding Account, the amount of $111,590,087.39, (iii) to the Persons and in the amounts set forth in an Officers' Certificate of the Owner Trustee stating the Costs of Issuance of the Notes, and (iv) at the direction of the Owner Trustee, to the lienholders, the amounts required to pay off existing lienholders with respect to the Receivables Granted to the Indenture Trustee on the Closing Date pursuant to the terms hereof. Subsequent to the disbursement of all funds initially deposited into the Issuance Fund, the Issuance Fund shall be terminated and closed. Any amounts estimated for disbursement as Costs of Issuance hereunder and not so disbursed shall, at the written direction of the Seller, be disbursed by the Indenture Trustee to the Seller.

     Section 5.07 Account Property. With respect to the Account Property, the Owner Trustee and the Indenture Trustee agree that:

     (a) Any Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC) acting solely for the Indenture Trustee so as to continuously establish control (as defined in Section 8-106 of the UCC) thereof by the Indenture Trustee.

     (b) Any Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Account Property as described in such paragraph so as to continuously establish control (as defined in Section 8-106 of the UCC) thereof by the Indenture Trustee.

     (c) Any Account Property which is an investment property (as defined in Section 9-102 of the UCC) and that is not governed by clause (a) or (b) above shall be delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security so as to


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

continuously establish control (as defined in Section 8-106 of the UCC) thereof by the Indenture Trustee.

     Section 5.08 Pre-Funding Account.

     (a) The Indenture Trustee shall credit to the Pre-Funding Account, pursuant to an Officer's Certificate, an amount equal to $111,590,087.39 transferred thereto from the Issuance Fund representing a portion of the proceeds from the sale of the Class A Notes and the Class B Notes.

     (b) The Indenture Trustee shall, upon receipt of written direction from the Owner Trustee, withdraw funds on deposit in the Pre-Funding Account on a Funding Date and remit such amount to the Transferor (on behalf of the Seller) for the acquisition, transfer and Grant of the Subsequent Receivables. In addition, the Indenture Trustee, on behalf of the Seller, shall deposit into the Reserve Fund an amount equal to the Subsequent Reserve Fund Deposit for such Funding Date. The amount of funds withdrawn from the Pre-Funding Account for such acquisition of Subsequent Receivables will be equal to 98% of the Receivables Purchase Price of the Subsequent Receivables, as of the applicable Cutoff Date; provided, that Subsequent Receivables may not be purchased through the Pre-Funding Account unless the addition of such Subsequent Receivables to the Receivables Pool meets the requirements set forth in Section 2.16(b) hereof. Except as expressly set forth herein and in the Servicing Agreement, the Indenture Trustee shall have no duty to verify that the Subsequent Receivables meet the requirements set forth in Section 2.16 hereof.

     (c) To the extent that any funds remain in the Pre-Funding Account after termination of the Funding Period, such funds (other than investment earnings or income) will be paid on the first Payment Date occurring after termination of the Funding Period in accordance with Section 5.05(c).

     Section 5.09 Note Payments. The Indenture Trustee shall pay to each Noteholder of record on the preceding Record Date either (i) by wire transfer, in immediately available funds to the account of such Noteholder at a bank or other entity having appropriate facilities therefor, if such Noteholder shall have provided to the Indenture Trustee appropriate written instructions three
(3) Business Days prior to the Record Date and such Noteholder's Notes in the aggregate evidence a denomination of not less than $250,000 (which instructions may remain in effect for subsequent Payment Dates), or (ii) if not, by check mailed to such Noteholder at the address of such Noteholder appearing in the Note Register, the amounts to be paid to such Noteholder pursuant to such Noteholder's Notes; provided, that so long as the Class A Notes are registered in the name of the Securities Depository such payments shall be made to the nominee thereof in immediately available funds. All payments to the Note Insurer shall be made by wire transfer.

     Section 5.10 Use of Moneys in the Reserve Fund. Pursuant to the uses and purposes set forth in Section 5.05(c) hereof, the Indenture Trustee shall use funds in the Reserve Fund for the uses and purposes and in the priority set forth in Section 5.05(c) hereof.

     Section 5.11 Statements to Noteholders; Tax Returns. Within forty-five (45) days after the end of each calendar year, the Owner Trustee shall cause the Indenture Trustee to furnish to


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each Person who at any time during such calendar year was a Noteholder of record and received any payment thereon (a) a report as to the aggregate of amounts paid during such calendar year to each such Noteholder allocable to principal and allocable to interest for such calendar year or applicable portion thereof during which such Person was a Noteholder and (b) such information required by the Code and regulations thereunder, to enable such Noteholders to prepare their federal and state income tax returns. Within thirty (30) days after the end of each calendar year, the Indenture Trustee shall furnish to the Seller a statement containing such of the information provided pursuant to this Section
5.11 as relates to payments to the Seller, aggregated for such calendar year.
The obligation of the Indenture Trustee set forth in this paragraph shall be deemed to have been satisfied to the extent that information shall be provided by the Indenture Trustee, in the form of Form 1099 or other comparable form, pursuant to any requirements of the Code.

     The Owner Trustee shall cause the Servicer to cause a firm of Independent Public Accountants to prepare any tax returns required to be filed by the Owner Trustee on behalf of the Trust.

     Section 5.12 Reports by the Indenture Trustee. The Indenture Trustee shall deliver to the Note Insurer, the Seller and the Servicer, within five (5) Business Days after the end of each Collection Period, a written report setting forth the amount of the Reserve Fund and the identity of the investments included therein. Without limiting the generality of the foregoing, the Indenture Trustee shall, upon the written request of the Seller or the Note Insurer, promptly transmit to the Seller or the Note Insurer, as the case may be, copies of all accountings of, and information with respect to, the Reserve Fund, investments thereof, and payments thereto and therefrom.

     Section 5.13 Final Balance. Upon payment of all principal and interest with regard to the Notes, payment of all Premiums and Reimbursement Obligations to the Note Insurer and payment of all reasonable fees, charges and other expenses, such as fees and expenses of the Indenture Trustee, all moneys remaining in all Accounts, except moneys necessary to make payments equal to such amounts and payments of principal and interest with respect to the Notes, which moneys shall be held and disbursed by the Indenture Trustee pursuant to this Article V, shall be remitted to the Seller.

     Section 5.14 Officer's Certificates.

     (a) The Seller will deliver or cause to be delivered or otherwise make available through electronic media to the Rating Agencies, the Note Insurer, the Class B Noteholders and the Indenture Trustee:

          (i) as soon as available, but in no event later than forty-five (45) days after the end of each fiscal quarter of Capital One Financial Corporation ("COFC") (commencing with the quarter ending September 30,
     2001), (A) an unaudited balance sheet and income statement (prepared in accordance with generally accepted accounting principles applied on a consistent basis, other than the absence of explanatory footnotes, and subject to year end adjustments) for COFC and its consolidated subsidiaries covering the preceding quarter, in each case certified by an Authorized Officer of each of such


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     Person to be true, accurate and complete copies of such financial statements and (B) an Officer's Certificate of each of the Servicer and Seller certifying as to the existence or nonexistence of an Event of Default; and

          (ii) on or before 120 days after the end of each fiscal year of COFC (commencing with the fiscal year ending December 31, 2001) (A) a copy of the audited annual financial statement of COFC included in the report filed on Form 10K with the Securities Exchange Commission and (B) an Officer's Certificate of each of the Servicer and Seller certifying as to the existence or nonexistence of an Event of Default;

          (iii) as soon as practicable and in any event within five (5) days after such filing, any financial reports filed by the Servicer with the Securities and Exchange Commission; and

          (iv) prompt notice of any change in the Servicer's fiscal year.

     (b) Except to the extent specifically provided in this Indenture, the Indenture Trustee shall have no responsibility to review or any liability whatsoever for the review of and/or reporting to the Noteholders, the Note Insurer or otherwise of the results of any financial statements received by the Indenture Trustee under this Section 5.14.

     (c) The Seller will cause a firm of Independent Public Accountants to deliver to the Rating Agencies, the Class B Noteholders and the Note Insurer, upon receipt of such covenants and representations from such Persons as such Independent Accountants may require and as soon as practicable, but in any event within 120 days after the end of each fiscal year, an annual review of the Servicer's procedures and operations in form and substance reasonably satisfactory to the Note Insurer, prepared by such firm of Independent Public Accountants, dated as of December 31 of each year beginning December 31, 2001 and substantially stating to the effect that (i) such accountants have examined the accounts and records of the Servicer relating to the Trust Property and the conveyed property in all securitizations sponsored by the Owner Trustee or an affiliate thereof (which records shall be described in one or more schedules to such statement), (ii) such firm has compared the information contained in certain Monthly Servicer Reports (and similar reports for other securitization transactions sponsored by the Owner Trustee or an affiliate thereof) delivered in the relevant period with information contained in the accounts and records and other relevant source documents for such period, and (iii) on the basis of the procedures performed, whether the information contained in such Monthly Servicer Reports (and similar reports for such other securitization transactions) delivered on the relevant period reconciles and agrees with the information contained in the accounts and records and other relevant source documents except for such exceptions as such Independent Public Accountants believe to be immaterial and such other exceptions as shall be set forth in such statement.

     Section 5.15 The Note Guaranty Insurance Policy.

     (a) No later than three (3) Business Days prior to each Payment Date, the Indenture Trustee shall determine whether a Deficiency Amount (as defined in the Policy) exists. If the Indenture Trustee determines that a Deficiency Amount exists, the Indenture Trustee shall complete a notice in the form of Exhibit A to the Note Guaranty Insurance Policy (the "Notice")


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and submit the Notice to the Note Insurer or its agent no later than 12:00 noon,
New York City time, on the second Business Day preceding such Payment Date, as a claim for an Insured Payment (as defined in the Policy) in an amount equal to such Deficiency Amount. The Indenture Trustee shall, as necessary, make a claim on the Policy in respect of Preference Amounts (as defined in the Policy) in accordance with the terms of the Policy.

     (b) The Indenture Trustee shall establish and maintain an Eligible Account for the benefit of the Class A Noteholders for the exclusive use as an account into which to deposit any proceeds of the Policy (the "Insurance Account"). Upon receipt of an Insured Payment from the Insurer, the Indenture Trustee shall deposit such Insured Payment in the Insurance Account. All amounts on deposit in the Insurance Account shall remain uninvested. On each Payment Date, the Indenture Trustee shall (i) transfer any Deficiency Amount then on deposit in the Insurance Account to the Revenue Fund and (ii) return any money in the Insurance Account which does not constitute an Insured Payment (as defined in the Policy) to the Note Insurer. The Indenture Trustee shall distribute on each Payment Date, to the Class A Noteholders, the Deficiency Amount for such Payment Date from the Revenue Fund in accordance with the priorities set forth in Sections 5.05(c) hereof.

     (c) The Indenture Trustee shall (i) receive as attorney-in-fact of each Class A Noteholder any Insured Payment from the Note Insurer and (ii) distribute such Insured Payment as set forth in subsection (b) above. Insured payments disbursed by the Indenture Trustee from the proceeds of the Policy shall not be considered payment by the Owner Trustee with respect to the Class A Notes, nor shall such disbursement of such Insured Payments discharge the obligations of the Owner Trustee with respect to the amounts thereof, and the Insurer shall become the owner of such amounts as the deemed assignee and subrogee of such Class A Noteholder. The Indenture Trustee hereby agrees on behalf of each Class A Noteholder (and each Class A Noteholder, by its acceptance of its Class A Notes, hereby agrees) for the benefit of the Note Insurer that the Indenture Trustee shall recognize that to the extent the Note Insurer makes Insured Payments, either directly or indirectly (as by paying through the Indenture Trustee), to the Class A Noteholders, the Note Insurer will be entitled to receive the reimbursements in accordance with the priority set forth in Section 5.05(c) hereof.

     Section 5.16 Release of Trust Estate. (a) Subject to the payment of its fees and expenses pursuant to Section 7.07, the Indenture Trustee shall, when required by the provisions of this Indenture, execute instruments to release property from the Lien of this Indenture or any other Transaction Document, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture or such other document. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article V shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     (b) The Indenture Trustee shall, at such time as there are no Notes outstanding and all sums due the Indenture Trustee pursuant to Section 7.07 have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Owner Trustee or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 5.16(b) only upon receipt of an Issuer Request accompanied by an Officer's


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Certificate, an Opinion of Counsel and (if required by the TIA) Independent
Certificates in accordance with TIA sections 314(c) and (314(d)(1)) meeting the applicable requirements of Section 14.01.

     Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Book-Entry Note, acknowledges that from time to time the Indenture Trustee shall release the Lien of this Indenture in connection with the reconveyance of Receivables pursuant to Section
2.15 (to the extent of such reconveyance) or the liquidation of the Trust Estate following an Event of Insolvency pursuant to Section 9.04.

     Section 5.17 Opinion of Counsel. The Indenture Trustee shall receive at least seven days' notice when requested by the Owner Trustee to take any action pursuant to Section 5.16(a), accompanied by copies of any instruments involved, and the Indenture Trustee may also require as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Note Insurer or Noteholders in contravention of the provisions of this Indenture; provided that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                                   ARTICLE VI
                               REDEMPTION OF NOTES

     Section 6.01 Privilege of Redemption and Redemption Price. The Class A Notes and the Class B Notes are subject to redemption prior to the respective Final Scheduled Payment Date at such times, at such redemption prices and upon such terms as are specified in such Notes and in this Indenture.

     Section 6.02 Optional Redemption. The Class A Notes and the Class B Notes are subject to redemption, in whole, prior to the respective Final Scheduled Payment Date, at the option of the Owner Trustee, acting at the direction of the Administrator, as long as COAF or an affiliate of COAF is the Administrator, on any Payment Date on which the Aggregate Outstanding Principal Balance of the Class A Notes plus the Aggregate Outstanding Principal Balance of the Class B Notes (after giving effect to payments on such Payment Date) shall be less than or equal to 10% of the Original Principal Balance of the Class A Notes plus the Original Principal Balance of the Class B Notes, upon (i) delivery to the Indenture Trustee and the Note Insurer, not less than twenty (20) days prior to the date fixed for redemption, of an Officer's Certificate from the Owner Trustee stating the Owner Trustee's election to redeem the Class A Notes and the Class B Notes, (ii) the deposit by the Owner Trustee into the Revenue Fund, to the extent of any shortfall therein, or the direction by the Owner Trustee to the Indenture Trustee to transfer funds from the Reserve Fund for deposit into the Revenue Fund, in the following order of priority, an amount equal to the sum of (A) the Class A Note Interest due on such Payment Date, (B) the Class B Note Interest due on such Payment Date, (C) the Aggregate Outstanding Principal Balance of the Class A Notes, (D) all Premiums, fees,


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expenses, Reimbursement Obligations and any other amount of or due to the Note
Insurer, (E) any other fees and expenses payable upon optional redemption, including those of the Indenture Trustee and the Servicer, as certified to the Owner Trustee and the Note Insurer by the Servicer and (F) the Aggregate Outstanding Principal Balance of the Class B Notes and (iii) payment of the amounts and to the Persons specified in clause (ii) in the order of priority set forth in clause (ii). If the Administrator fails to give such direction to the Owner Trustee, the Note Insurer shall have the option to direct the Owner Trustee to redeem the Class A Notes, in whole, by providing notice to the Owner Trustee and the Indenture Trustee of such election and depositing or causing to be deposited with the Indenture Trustee the amounts specified in (ii)(A) and (C) in the preceding sentence, or causing to be transferred to the Revenue Fund from the Reserve Fund the foregoing amounts; provided, that amounts on deposit in the Reserve Fund shall be available to redeem the Class A Notes, to pay accrued interest on the Class B Notes and to pay fees, Premiums and expenses then due and owing, including those of the Note Insurer, and thereafter, any remaining amounts on deposit in the Reserve Fund shall be available to redeem the Class B Notes. No optional redemption shall be permitted without the prior written consent of the Note Insurer if it would result in a draw on the Note Guaranty Insurance Policy. Upon receipt of such amounts the Indenture Trustee shall (x) make the final payment in full to the Class A Noteholders and the Class B Noteholders as described herein and in the order of priority set forth above,
(y) pay to the appropriate parties all Premiums, fees and expenses, and Reimbursement Obligations then due and (z) only if the Aggregate Outstanding Principal Balance of the Class A Notes and the Aggregate Outstanding Principal Balance of the Class B Notes have been reduced to zero, all interest accrued thereon has been paid in full and all such Premiums, fees and expenses, and Reimbursement Obligations then due have been paid in full, release any remaining assets in the Trust Property to the Seller.

     Section 6.03 Notice of Redemption. Whenever by the terms of Section 6.02 of this Indenture the Indenture Trustee is required to redeem Notes, and subject to and in accordance with the terms of this Article VI, the Indenture Trustee shall give notice of the redemption in the manner prescribed by this Section 6.03; provided, however, that no such notice of redemption shall be given until the Indenture Trustee holds, in any fund or account pursuant to this Indenture, all amounts necessary to pay, on the redemption date, the principal of, premium, if any, and interest accrued and unpaid on the Notes so called for redemption and such other amounts required by Section 6.02.

     Any required notice of the call for any redemption of the Notes, shall specify the redemption date, the redemption amount, the place or places where amounts due upon such redemption will be payable and other terms of such redemption, shall be given by the Indenture Trustee by mailing a copy of the redemption notice by first-class mail (postage prepaid) not less than ten (10) days and not more than thirty (30) days prior to the date fixed for redemption to the registered owner of each Note to be redeemed in whole at the address shown on the Note Register maintained by the Note Registrar with copies to the
Note Insurer, the Owner Trustee, the Seller and the Rating Agencies. Failure to give or receive such notice by mailing to any Noteholder, or any defect therein, shall not affect the validity of any proceedings for the redemption of other Notes.

     Any notice mailed as provided in this Section shall be conclusively presumed to have been duly given, whether or not the registered owner of such Notes receives the notice.


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     Section 6.04 Redemption Payments. Prior to the date fixed for redemption, any additional funds required to pay Class A Note Interest, Class B Note Interest and to reduce the Aggregate Outstanding Principal Balance of the Class A Notes and the Class B Notes to zero shall be deposited in the Revenue Fund with the Indenture Trustee to pay, and the Indenture Trustee is hereby authorized and directed to apply such funds to the redemption of, the Class A Notes and the Class B Notes called, together with accrued payments of interest thereon to the Payment Date. Upon the deposit of funds in full for redemption and payment thereof pursuant to Section 5.09, payments of interest on the Notes or portions thereof thus called shall no longer accrue from and after the date fixed for redemption.

     Section 6.05 Cancellation of Notes. All Notes which have been redeemed, paid or retired or received by the Indenture Trustee for exchange shall not be reissued but shall be canceled and destroyed in accordance with its customary procedures.

                                  ARTICLE VII
                              THE INDENTURE TRUSTEE

     Section 7.01 Duties of the Indenture Trustee.

     (a) If the Indenture Trustee has received notice pursuant to Section 7.02 or a Responsible Officer shall otherwise have actual knowledge that an Event of Default has occurred and is continuing, the Indenture Trustee shall, at the direction of the Note Insurer, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the occurrence and continuance of such an Event of
Default:

          (i) The Indenture Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations of the Indenture Trustee shall be read into this Indenture.

          (ii) In the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture. The Indenture Trustee shall, however, examine such certificates and opinions to determine whether they conform on their face to the requirements of this Indenture but the Indenture Trustee shall not be required to determine, confirm or recalculate information contained in such certificates or opinions.

     (c) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own misconduct, except that:

          (i) This paragraph does not limit the effect of subsection (b) of this
Section 7.01.


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          (ii) The Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts.

          (iii) The Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Note Insurer or the Noteholders in accordance with this Indenture or for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

          (iv) Except in connection with the performance of its obligations under Section 3.05(b) hereof, the Indenture Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or to maintain the perfection of any security interest in any Receivable.

     (d) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder (including those duties set forth in this Section 7.01), or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it; provided, however, that nothing in this Section 7.01(d) shall be construed to limit the exercise by the Indenture Trustee, at the Indenture Trustee's sole discretion, of any right or remedy permitted under this Indenture or otherwise in the event of the Owner Trustee's failure to pay the Indenture Trustee's fees and expenses pursuant to Section 7.07. In having reasonable grounds for believing that such repayment or indemnity is not assured to it, the Indenture Trustee may consider not only the likelihood of repayment or indemnity by or on behalf of the Owner Trustee but also the likelihood of repayment or indemnity from amounts payable to it from the Trust Property pursuant to Sections 7.07 and 5.05(c) hereof.

     (e) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to the provisions of this Section 7.01.

     (f) The provisions of subsections (a), (b), (c) and (d) of this Section
7.01 shall apply to any co-trustee or separate trustee appointed by the Owner Trustee and the Indenture Trustee pursuant to Section 7.13 hereof.

     (g) Money held in trust by the Indenture Trustee need not be segregated from other trust funds held by the Indenture Trustee except to the extent required by law.

     (h) The permissive right of the Indenture Trustee to take actions enumerated in this Indenture shall not be construed as a duty and the Indenture Trustee shall not be answerable for other than its gross negligence or willful misconduct.

     (i) The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any account held by the Indenture Trustee resulting from any loss experienced on any Receivables.


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     (j) In no event shall the Indenture Trustee be required to take any action that conflicts with any of the provisions of this Indenture or with the Indenture Trustee's fiduciary duties or that adversely affect its rights and immunities hereunder.

     (k) Within 5 Business Days of discovery by the Indenture Trustee of the occurrence of an Event of Servicing Default, Event of Insolvency or Event of Default or receipt of notice thereof, the Indenture Trustee shall provide notice thereof to the Note Insurer, the Noteholders, the Rating Agencies and the Owner Trustee. In the event the Servicer does not provide to the Note Insurer and the Rating Agencies all reports of the Servicer and all reports to the Noteholders, upon request of any of the Note Insurer or one of the Rating Agencies, the Indenture Trustee shall deliver promptly after such request, copies of such Servicer reports as are in the Indenture Trustee's possession to the Note Insurer, the Rating Agencies and the Noteholders.

     (l) In no event shall the Indenture Trustee have any obligations or duties under or have any liabilities whatsoever to Noteholders under the Employee Retirement Income Security Act of 1974, as amended.

     (m) With respect to all Receivables released from the Lien of this Indenture, the Indenture Trustee shall assign, without recourse, representation or warranty, to the appropriate Person as directed by the Owner Trustee all the Indenture Trustee's right, title and interest in and to such Receivable and rights appurtenant thereto, such assignment being in the form as prepared by the Servicer and acceptable to the Indenture Trustee. Such Person will thereupon own such Receivable and related rights appurtenant thereto free of any further obligation to the Indenture Trustee, the Note Insurer or the Noteholders with respect thereto. The Indenture Trustee shall also execute and deliver all such other instruments or documents as shall be reasonably requested by any such Person to be required or appropriate to effect a valid transfer of title to a Receivable and the rights appurtenant thereto.

     (n) Every provision of this Indenture relating to the Indenture Trustee shall be subject to the provisions of this Section 7.01 and the provisions of the TIA.

     Section 7.02 Notice of Event of Insolvency or Event of Default. The Indenture Trustee shall not be required to take notice of or be deemed to have notice or knowledge of any Event of Servicing Default, Event of Insolvency or Event of Default, unless specifically notified in writing at the address set forth in Section 14.04 or until a Responsible Officer shall have acquired actual knowledge of any Event of Servicing Default, Event of Insolvency or Event of Default.

     Section 7.03 Rights of the Indenture Trustee.

     (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in any document.

     (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any


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action it takes or omits to take in good faith in reliance on such Officer's
Certificate or Opinion of Counsel.

     (c) The Indenture Trustee shall not be liable for any action it takes or omits to take or any action or inaction it believes in good faith to be authorized or within its rights or powers.

     (d) Except as provided in Section 7.01(b) hereof, the Indenture Trustee shall not be bound to make any investigation into the facts of matters stated in any reports, certificates, payment instructions, opinion, notice, order or other paper or document unless the Indenture Trustee has actual knowledge to the contrary.

     (e) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, but the Indenture Trustee shall be responsible for any misconduct or negligence on the part of, and for the supervision of, any such agent, attorney, custodian or nominee appointed by it hereunder. The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     Section 7.04 Not Responsible for Recitals, Issuance of Notes or Application of Moneys as Directed. The recitals contained herein and in the Notes, except the certificates of authentication on the Notes, shall be taken as the statements of the Owner Trustee, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations with respect to the Trust Property or as to the validity or sufficiency of the Trust Property or this Indenture or of the Notes. The Indenture Trustee shall not be accountable for the use or application by the Owner Trustee of the proceeds of the Notes. The Indenture Trustee shall not be liable to any Person for any money paid to the Owner Trustee upon Owner Trustee instruction or Issuer Order, Servicer instruction or order or direction provided in a Monthly Servicer Report contemplated by this Indenture.

     Section 7.05 May Hold Notes. The Indenture Trustee or any agent of the Owner Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Owner Trustee or any Affiliate of the Owner Trustee with the same rights it would have if it were not the Indenture Trustee or other agent.

     Section 7.06 Money Held in Trust. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Owner Trustee and except to the extent of income or other gain on investments which are obligations of the Indenture Trustee, and income or other gain actually received by the Indenture Trustee on investments which are obligations of others.


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     Section 7.07 Compensation and Indemnity.

     (a) The Owner Trustee agrees:

          (i) jointly and severally with the Seller, the Transferor, the Administrator and the Servicer, to pay the Indenture Trustee from time to time the Indenture Trustee Fee. The Indenture Trustee's compensation shall not be limited by any law with respect to compensation of an Indenture Trustee of an express trust and the payment to the Indenture Trustee provided by Article V hereto shall constitute payment due with respect to the applicable fee agreement or letter;

          (ii) jointly and severally with the Seller, the Transferor, the Administrator and the Servicer, except as otherwise expressly provided herein, to reimburse the Indenture Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of this Indenture (including, but not limited to, the reasonable compensation, expenses and disbursements of its agents and counsel and allocable costs of in-house counsel); provided, however, in no event shall the Owner Trustee, the Seller, the Administrator, the Transferor or the Servicer pay or reimburse the Indenture Trustee or the agents or counsel, including in-house counsel of either, for any expenses, disbursements and advances incurred or made by the Indenture Trustee in connection with any action or inaction on the part of the Indenture Trustee for which a court of competent jurisdiction has found the Indenture Trustee to be grossly negligent;

          (iii) jointly and severally with the Seller, the Transferor, the Administrator and the Servicer, to indemnify the Indenture Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without gross negligence or bad faith on the part of the Indenture Trustee arising out of, or in connection with, the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties hereunder; provided, however, that:

               (A) with respect to any such claim the Indenture Trustee shall have given the Owner Trustee, the Note Insurer, the Seller, the Transferor, the Administrator and the Servicer written notice thereof promptly after the Indenture Trustee shall have actual knowledge thereof, provided, that failure to notify shall not relieve the parties of their obligations hereunder;

               (B) while maintaining absolute control over its own defense, the Indenture Trustee shall cooperate and consult fully with the Owner Trustee, the Note Insurer, the Seller, the Transferor, the Administrator and the Servicer in preparing such defense;

               (C) notwithstanding anything to the contrary in this Section 7.07(a)(iii), none of the Owner Trustee, the Seller, the Transferor, the Administrator or the Servicer shall be liable for settlement of any such claim by the Indenture Trustee entered into without the prior consent of the Owner Trustee,


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

          the Seller, the Transferor, the Administrator or the Servicer, as the case may be, which consent shall not be unreasonably withheld or delayed; and

               (D) the Indenture Trustee, its officers, directors, employees and agents, as a group, shall be entitled to counsel separate from the Owner Trustee, the Seller, the Transferor, the Administrator and the Servicer; to the extent the Owner Trustee's, the Seller's, the Transferor's or the Servicer's interests are not adverse to the interests of the Indenture Trustee, its officers, directors, employees or agents, the Indenture Trustee may agree to be represented by the same counsel as the Owner Trustee, the Seller, the Transferor or the Servicer.

          Such payment obligations and indemnification shall survive discharge hereof and the Trust Agreement. The Indenture Trustee's expenses are intended as expenses of administration.

     (b) The Indenture Trustee shall, on each Payment Date, in accordance with the priority of payment set forth in Section 5.05(c), deduct payment of its fees and expenses hereunder from moneys in the Revenue Fund.

     (c) The Seller agrees to assume and to pay, and to indemnify, defend and hold harmless the Indenture Trustee, the Note Insurer and the Noteholders from any taxes which may at any time be asserted with respect to, and as of the date of, the Grant of the Trust Property to the Indenture Trustee, including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes (but with respect to the Noteholders only, not including any federal, state or other taxes arising out of the creation of the issuance of the Notes or payments with respect thereto) and costs, expenses and reasonable counsel fees in defending against the same.

     Section 7.08 Eligibility; Disqualification.

     (a) The Indenture Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition and shall have a long term debt rating of investment grade or better by the Rating Agencies or shall otherwise be acceptable to the Rating Agencies. The Indenture Trustee shall comply with TIA ss. 310(b), including the exception permitted by the second sentence of TIA ss. 310(b)(9); provided that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities of the Trust are outstanding if the requirements for such exclusion set forth in ss. 310(b)(1) are met.

     (b) Within ninety (90) days after ascertaining the occurrence of an Event of Default which shall not have been cured or waived, if required by the TIA or the Commission, the Indenture Trustee shall resign with respect to the Class A Notes or the Class B Notes in accordance with Section 7.10 of this Indenture, and the Owner Trustee shall appoint a successor Indenture Trustee for two or all of such Classes, as applicable, so that there will be separate Indenture Trustees for the Class A Notes and the Class B Notes; provided that if a separate Indenture Trustee is appointed for the Class A and Class B Notes, unless otherwise approved by


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the Note Insurer, the Indenture Trustee shall continue to serve as Indenture
Trustee for the Class A Notes and the newly appointed Indenture Trustee shall serve as Indenture Trustee for the Class B Notes. In the event the Indenture Trustee fails to comply with the terms of the preceding sentence, the Indenture Trustee shall comply with clauses (ii) and (iii) of TIA Section 310(b).

     (c) In the case of the appointment hereunder of a successor Indenture Trustee with respect to any Class of Notes pursuant to this Section 7.08, the Owner Trustee, the retiring Indenture Trustee and the successor Indenture Trustee with respect to such Class of Notes shall execute and deliver an indenture supplemental hereto wherein each successor Indenture Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, the successor Indenture Trustee all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of the Class to which the appointment of such successor Indenture Trustee relates, (ii) if the retiring Indenture Trustee is not retiring with respect to all Classes of Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of each Class as to which the retiring Indenture Trustee is not retiring shall continue to be vested in the Indenture Trustee and
(iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Indenture Trustees co-trustees of the same trust and that each such Indenture Trustee shall be a trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee; and upon the removal of the retiring Indenture Trustee shall become effective to the extent provided herein.

     Section 7.09 [Reserved.]

     Section 7.10 Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Section 7.10 shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 7.11.

     (b) The Indenture Trustee may resign at any time by giving written notice thereof to the Owner Trustee, the Administrator, the Servicer and the Note Insurer. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

     (c) The Indenture Trustee may be removed at any time by the Note Insurer or, if a Note Insurer Default has occurred and is continuing, by the Holders representing more than fifty percent (50%) of the Aggregate Outstanding Principal Balance of the Class A and Class B Notes, by written notice delivered to the Indenture Trustee, with copies to the Servicer, the Owner Trustee and, if applicable, the Note Insurer.


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     (d) If at any time the Indenture Trustee shall cease to be eligible under
Section 7.08 or under ss. 310(b) of the TIA, or shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Owner Trustee with the prior written consent of the Note Insurer, by an Issuer Order, or the Note Insurer may remove the Indenture Trustee.

     If the Indenture Trustee shall be removed pursuant to Sections 7.10(c) or
(d) and no successor Indenture Trustee shall have been appointed by the Note Insurer and accepted appointment within thirty (30) days of the date of removal, the removed Indenture Trustee may petition any court of competent jurisdiction for appointment of a successor Indenture Trustee acceptable to the Note Insurer.

     (e) If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Indenture Trustee for any cause, (i) the Owner Trustee, with the prior written consent of the Note Insurer, by an Issuer Order or (ii) the Note Insurer or, if a Note Insurer Default has occurred and is continuing, the Holders representing more than fifty percent (50%) of the Aggregate Outstanding Principal Balance of the Class A Notes and the Class B Notes, collectively, shall promptly appoint a successor Indenture Trustee.

     (f) The Owner Trustee shall give to the Rating Agencies, the Note Insurer and the Noteholders notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee. Each notice shall include the name of the successor Indenture Trustee and the address of its Corporate Trust Office.

     (g) The provisions of this Section 7.10 shall apply to any co-trustee or separate trustee appointed by the Owner Trustee and the Indenture Trustee with the consent of the Note Insurer pursuant to Section 7.13 hereof.

     Section 7.11 Acceptance of Appointment by Successor.

     (a) Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to the Owner Trustee and the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee. Notwithstanding the foregoing, on request of the Owner Trustee or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of its fees, expenses and other charges, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder subject nevertheless to its lien, if any, provided for in Section 7.07. Upon request of any such successor Indenture Trustee, the Owner Trustee shall execute and deliver any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.


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     (b) No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under Sections 7.08 and 7.09.

     (c) Notwithstanding the replacement of the Indenture Trustee, the obligations of the Owner Trustee pursuant to Section 7.07 shall continue for the benefit of the retiring Indenture Trustee.

     Section 7.12 Merger, Conversion, Consolidation or Succession to Business of the Indenture Trustee. Any corporation or national banking association into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or national banking association resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation, bank, trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder if such corporation, bank, trust company or national banking association shall be otherwise qualified and eligible under Section 7.08 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto. The Indenture Trustee shall provide notice of any such transaction to the Note Insurer, the Rating Agencies and the Administrator. In case any Notes have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had authenticated such Notes.

     Section 7.13 Co-trustees and Separate Trustees.

     (a) At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Trust Property may at the time be located, the Owner Trustee and the Indenture Trustee shall have power to appoint, with the prior written consent of the Note Insurer, and, upon the written request of the Indenture Trustee, the Note Insurer or the Noteholders representing more than fifty percent (50%) of the Aggregate Outstanding Principal Balance of the Class A Notes and the Class B Notes, and after delivering written notice to the Administrator, the Owner Trustee shall for such purpose join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Indenture Trustee either to act as co-trustee, jointly with the Indenture Trustee, of all or any part of the Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.13. If the Owner Trustee does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Indenture Trustee alone with the prior written consent of the Note Insurer shall have power to make such appointment.

     (b) Should any written instrument from the Owner Trustee be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate


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trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Owner Trustee.

     (c) Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

          (i) The Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Indenture Trustee hereunder, shall be exercised solely by the Indenture Trustee.

          (ii) The rights, powers, duties and obligations hereby conferred or imposed upon the Indenture Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Indenture Trustee or by the Indenture Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed solely by such co-trustee or separate trustee.

          (iii) The Indenture Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Owner Trustee evidenced by an Issuer Order, may accept the resignation of, or remove, any co-trustee or separate trustee appointed under this Section 7.13, and, in case an Event of Default has occurred and is continuing, the Indenture Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Owner Trustee. Upon the written request of the Indenture Trustee, the Owner Trustee shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this
     Section 7.13.

          (iv) otherwise liable by reason of any act or omission of the Indenture Trustee, or any other such trustee hereunder, and the Indenture Trustee shall not be financially or otherwise liable by reason of any act or omission of any co-trustee or other such separate trustee hereunder.

          (v) Any Act of Noteholders delivered to the Indenture Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

     Section 7.14 Books and Records. The Indenture Trustee agrees to provide to the Noteholders the right during normal business hours upon prior reasonable notice in writing to inspect its books and records insofar as the books and records relate to the functions and duties of the Indenture Trustee pursuant to this Indenture.

     Section 7.15 Control. Upon the Indenture Trustee being adequately indemnified in writing to its satisfaction, the Note Insurer or, if a Note Insurer Default has occurred and is


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continuing, the Holders constituting Noteholder Approval shall have the right to direct the Indenture Trustee with respect to any action or inaction by the Indenture Trustee hereunder, the exercise of any trust or power conferred on the Indenture Trustee, or the conduct of any proceeding for any remedy available to the Indenture Trustee with respect to the Notes or the Trust Property provided that:

     (a) such direction shall not be in conflict with any rule of law or with this Indenture or expose the Indenture Trustee to financial or other liability or be unduly prejudicial to the Noteholders not approving such direction including, but not limited to and without intending to narrow the scope of this limitation, direction to the Indenture Trustee to act or omit to act, directly or indirectly, to amend, hypothecate, subordinate, terminate or discharge any Lien benefiting the Noteholders in the Receivables and other items of Trust Property;

     (b) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction; and

     (c) except as expressly provided otherwise herein (but only with the consent of or at the direction of the Note Insurer), the Indenture Trustee shall have the authority to take any enforcement action which it reasonably deems to be necessary to enforce the provisions of this Indenture.

     Section 7.16 Suits for Enforcement. If an Event of Default shall occur and be continuing, the Indenture Trustee may, in its discretion and with the consent of (1) the Note Insurer or (2) if a Note Insurer Default has occurred and is continuing, Noteholders constituting Class A Noteholder Approval or (3) if the Aggregate Outstanding Principal Balance of the Class A Notes (and all interest accrued thereon) has been reduced to zero and the Note Insurer shall have been paid in full all amounts then owing to it, Noteholders constituting Class B Noteholder Approval, and shall, at the direction of the Note Insurer, Noteholders constituting Class A Noteholder Approval or Noteholders constituting Class B Noteholder Approval, as the case may be, proceed to protect and enforce its rights and the rights of any Noteholders under this Indenture by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the enforcement of any other legal, equitable or other remedy as the Indenture Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Indenture Trustee or any Noteholders, but in no event shall the Indenture Trustee be liable for any failure to act in the absence of direction from the Note Insurer or, if a Note Insurer Default has occurred and is continuing, the Noteholders as contemplated by Section 7.15 hereof.

     Section 7.17 Noteholder Characterization. The Noteholders (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note) and each Transferee acknowledge and agree to treat the Class A Notes and the Class B Notes as debt of the Transferor and the Transferor as the owner of the Receivables for tax purposes. The Seller, the Transferor, the Indenture Trustee, and each Noteholder hereby agrees to file all tax returns and associated forms and reports in a manner consistent with the characterization of the Class A Notes and the Class B Notes as debt of the Seller.


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     Section 7.18 Documents Held by COAF as Custodian; Indication of Trust
Ownership; Inspection and Release of Custodian Files.

     (a) COAF, upon the execution and delivery of this Indenture, is hereby appointed as custodian, and hereby accepts such appointment, to hold and maintain physical possession of the Custodian Files (in such capacity together with its successors in such capacity, the "Custodian"). The Custodian Files are to be delivered to the Custodian or its designated bailee by or on behalf of the Transferor, the Seller and the Owner Trustee and the Indenture Trustee within two (2) Business Days preceding the Closing Date or Funding Date, as the case may be, with respect to each Receivable acquired on the Closing Date or such Funding Date accompanied by Certificate of Delivery as required by the Transfer and Assignment Agreement. The Owner Trustee shall cause the Transferor (i) on or prior to the Closing Date or the Funding Date, to file or cause to be filed, appropriate UCCs with respect to the Trust Property Granted hereunder and (ii) to deliver Perfection UCCs to the Indenture Trustee within thirty (30) days of the Closing Date or Funding Date, as the case may be.

     (b) The Custodian shall (i) within 120 days after the Closing Date or Funding Date, as the case may be, review 100% of the Custodian Files to verify the presence of the original retail installment contract and security agreement and an original Certificate of Title or other evidence of lien with respect to each Receivable, and (ii) within forty-five (45) days after the Closing Date, review its files to determine that the Perfection UCCs have been delivered to the Custodian. The Custodian shall, within five (5) Business Days of each of the foregoing inspections, deliver a Custodian Receipt to the Class B Noteholders, the Rating Agencies, the Transferor, the Owner Trustee and the Note Insurer. With respect to any Receivable for which any of the foregoing documents has not been delivered to the Custodian or corrected before delivery by the Custodian of a Custodian Receipt with respect to such Custodian File, the Owner Trustee shall remove or cause the removal of the related Receivable from the Trust Property, and the Owner Trustee shall cause the Seller and the Transferor to acquire and repurchase, respectively, such Receivable from the Trust Property and deposit the Repurchase Price in the Collection Account pursuant to Section 2.15 hereof. Other than the reviews set forth in this paragraph, the Custodian shall have no duty or obligation to review any of the Custodian Files.

     (c) The Custodian agrees to maintain the Custodian Files which are delivered to it at the offices of the Custodian as shall from time to time be identified to the Indenture Trustee by written notice. Subject to the foregoing, COAF may temporarily move individual Custodian Files or any portion thereof without notice as necessary to allow the Servicer to conduct collection and other servicing activities in accordance with its customary practices and procedures. The Owner Trustee shall cause the Servicer and each Successor Servicer to take whatever actions are required subject to the other provisions of the Servicing Agreement, including, but not limited to, the filing of financing statements, as a result of relocating the Custodian Files, if any, to maintain the perfection of the Indenture Trustee's and the Noteholders' right, title and interest in and to the Receivables and the Custodian Files.

     (d) The Custodian shall have and perform the following powers and duties:

          (i) hold the Custodian Files for the benefit of all present and future Noteholders and the Note Insurer, and maintain a current inventory thereof;


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          (ii) carry out such policies and procedures in accordance with its customary actions with respect to the handling and custody of the Custodian Files so that the integrity and physical possession of the Custodian Files will be maintained; and

          (iii) promptly release the original retail installment contract and security agreement evidencing a Receivable or the original Certificate of Title to a Financed Vehicle then held by it to the Servicer upon receipt of a written request for release of documents certified by an officer of the Servicer, substantially in the form of Exhibit C to the Servicing Agreement, with respect to the matters therein; provided, however, that the Custodian shall be deemed to have received proper instructions with respect to the Custodian Files upon its receipt of written instructions from the Servicer in the form of Exhibit C to the Servicing Agreement; and provided further, however, that no such Exhibit C shall be required to be delivered if the Servicer is the Custodian.

     In performing its duties as custodian, the Custodian agrees to act with reasonable care, using that degree of skill and care that it exercises with respect to similar contracts owned or held by it.

     (e) So long as COAF is the Custodian, COAF shall have no obligation (i) to physically segregate the Custodian Files from the other custodial files it is holding for its own account or on behalf of any other Person or (ii) to physically mark the Custodial Files to demonstrate the transfer of Custodial Files and the Indenture Trustee's security interest under the Indenture; provided, however, that (x) if neither the Performance Guarantor nor COAF has a long term unsecured debt rating of "Ba1" by Moody's, "BB" by Standard & Poor and "BB" by Fitch or (y) an Event of Servicing Default has occurred and is continuing, COAF shall be required to physically segregate the Custodial Files from the other custodial files it is holding for its own account or on behalf of any other Person; provided, further, however, that if neither the Performance Guarantor nor COAF has a long term unsecured debt rating of "Ba3" by Moody's, COAF shall be required to physically mark the Custodial Files to demonstrate the transfer of Custodial Files and the Indenture Trustee's security interest under the Indenture. If COAF is required to mark or segregate the Custodial Files pursuant to the provisions in the proceeding sentence, COAF shall be required to complete such segregation or marking of the Custodial Files, as the case may be, no later than sixty (60) days after the occurrence of the event triggering the obligation of COAF to segregate or mark the Custodial Files.

     (f) If COAF ceases to be the Servicer under the Servicing Agreement, COAF shall be terminated as Custodian hereunder and the Indenture Trustee shall become the successor Custodian hereunder and assume all the rights and obligations of the "Custodian" hereunder. On the effective date of the termination of COAF as Servicer under the Servicing Agreement or upon the occurrence of a Re-Liening Trigger (the "Custodial Transfer Date"), COAF shall be released of all of its obligations as Custodian arising on or after such date. The Custodian Files shall be delivered by COAF to the Indenture Trustee, as successor Custodian, on or before the date which is two (2) Business Days prior to the Custodian Transfer Date.

     Section 7.19 Preferential Collection of Claims Against Owner Trustee. The Indenture Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA


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ss. 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

     Section 7.20 The Indenture Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as the Indenture Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders and (only to the extent expressly provided herein) the Certificateholder in respect of which such judgment has been obtained.

                                  ARTICLE VIII
                                   [RESERVED]

                                   ARTICLE IX
                     EVENTS OF INSOLVENCY; EVENT OF DEFAULT

     Section 9.01 Events of Insolvency; Events of Default. (a) The occurrence of any event described in clauses (iv) and (v) of subparagraph (b) below shall constitute an "Event of Insolvency" hereunder.

     (b) The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

          (i) default in the payment of any interest the same becomes due and payable, and such default shall continue for a period of five days;

          (ii) default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable;

          (iii) default in the observance or performance of any material covenant or agreement of Owner Trustee made in this Indenture, or any representation or warranty of Owner Trustee made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days (or for such longer period not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that (i) such default is capable of remedy within 90 days or less, (ii) the Note Insurer, unless a Note Insurer Default has occurred and is continuing, consents to such longer cure period, and (iii) the Servicer, on behalf of the Owner Trustee, delivers an Officer's Certificate to the Indenture Trustee to the effect that the Owner Trustee has commenced or will promptly commence and diligently pursue all reasonable efforts to remedy such default); provided that such default is capable of remedy within 90 days or less and Servicer on behalf of the Owner Trustee delivers an Officer's Certificate to the Indenture Trustee to the effect that Owner


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     Trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after the earlier of discovery or the time that there shall have been given, by registered or certified mail, to Owner Trustee by the Indenture Trustee or to the Owner Trustee and the Indenture Trustee by the Note Insurer (or, during the continuance of a Note Insurer Default, by the Holders of at least 25% of the Outstanding Principal Balance of the Class A Notes), or, if the Class A Notes are no longer Outstanding and the Note Insurer has been paid in full all amounts then owing to it, by the Holders of at least 25% of the Outstanding Principal Balance of the Class B Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

          (iv) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Trust, the Seller or any substantial part of the Trust Estate or the estate of the Seller in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Trust, the Seller or for any substantial part of the Trust Estate or the estate of the Seller, or ordering the winding-up or liquidation of the Trust, the Seller's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

          (v) the commencement by the Owner Trustee on behalf of the Trust, or by the Seller of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Owner Trustee, on behalf of the Trust, or by the Seller to the entry of an order for relief in an involuntary case under any such law, or the consent by the Owner Trustee on behalf of the Trust to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Owner Trustee, on behalf of the Trust, or the Seller or for any substantial part of the Trust Estate or the estate of the Seller, or the making by the Owner Trustee, on behalf of the Trust, or by the Seller of any general assignment for the benefit of creditors, or the failure by the Owner Trustee, on behalf of the Trust, or by the Seller generally to pay its debts as such debts become due, or the taking of action by the Owner Trustee, on behalf of the Trust, or by the Seller in furtherance of any of the foregoing;

          (vi) a draw is made on the Note Guaranty Insurance Policy; or

          (vii) So long as a Note Insurer Default has not occurred and is not continuing, an Insurance Agreement Event of Default shall have occurred; provided, however, that the occurrence of an Insurance Agreement Event of Default may not form the basis of an Event of Default unless the Note Insurer shall, upon prior written notice to the Rating Agencies, have delivered to the Owner Trustee and the Indenture Trustee and not rescinded in a written notice, specifying that such Insurance Agreement Event of Default constitutes an Event of Default under this Indenture.

     Section 9.02 Removal of Services; Acceleration of Maturity; Rescission and Annulment.


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

     (a) So long as a Note Insurer Default has not occurred and is not continuing, if an Event of Insolvency shall have occurred and be continuing, the Indenture Trustee shall, at the direction of the Note Insurer, declare all the Notes to be immediately due and payable, by a notice in writing to Owner Trustee (and to the Indenture Trustee if given by Noteholders or the Note Insurer), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

     (b) If an Event of Default should occur and be continuing, then after the applicable grace period set forth in such subparagraphs (or in the Insurance Agreement, in the case of an Insurance Agreement Event of Default), the Indenture Trustee shall give written notice of the occurrence of an Event of Default to the Note Insurer or, if a Note Insurer Default has occurred and is continuing, to the Class A Noteholders. Unless the Note Insurer or, if a Note Insurer Default has occurred and is continuing, Noteholders constituting Class A Noteholder Approval, give written notice to the Indenture Trustee within seven
(7) days of receipt of such notice from the Indenture Trustee that the Note Insurer or Noteholders constituting Class A Noteholder Approval, as the case may be, have waived such Event of Default, the Indenture Trustee shall then give notice in writing to the Transferor, the Rating Agencies, the Note Insurer, the Class B Noteholders, the Indenture Trustee, the Owner Trustee and that an Event of Default has occurred as of the date of such notice. If the Note Insurer or, if a Note Insurer Default has occurred and is continuing, Noteholders constituting Class A Noteholder Approval, as the case may be, have delivered their written waiver of such Event of Default: (i) the Class B Noteholders constituting Class B Noteholder Approval shall, within seven (7) days of receipt of such notice that the Event of Default has been waived, deliver written notice to the Indenture Trustee if the Class B Noteholders elect not to receive certain amounts otherwise payable to the Seller, as specified in Section 5.05(c) hereof and (ii) the Indenture Trustee shall give the Noteholders written notice of the occurrence and waiver of the Event of Default. The Owner Trustee shall give the Indenture Trustee and the Note Insurer written notice of the occurrence of any Event of Default immediately after actual knowledge thereof. Upon the occurrence of an Event of Default, (i) the Note Insurer may it its sole discretion, or if a
Note Insurer Default has occurred and is continuing, Noteholders constituting Class A Noteholder Approval may in their sole discretion, and (ii) if the Aggregate Outstanding Principal Balance of the Class A Notes has been reduced to zero and the Note Insurer has been paid in full all amounts then owing to it, the Noteholders constituting Class B Noteholder Approval may terminate COAF as Servicer.

     (c) In the event any Notes are accelerated due to an Event of Insolvency, the Note Insurer shall have the right (in addition to its obligation to pay Insured Payments on the Class A Notes in accordance with the Policy), but not the obligation, to make payments under the Policy or otherwise of interest and principal due on such Class A Notes, in whole or in part, on any date or dates following such acceleration as the Note Insurer, in its sole discretion, shall elect.

     (d) At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article IX provided,
(x) the Note Insurer may in its sole discretion, or, if a Note Insurer Default has occurred and is continuing, Noteholders constituting Class A Noteholder Approval may in their sole discretion, and (y) if the Aggregate Outstanding Principal Balance of the Class A Notes has been reduced to zero and the Note Insurer has been paid in full


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

all amounts then owing to it, the Noteholders constituting Class B Noteholder Approval, by written notice to Owner Trustee and the Indenture Trustee, rescind and annul such declaration and its consequences if the Owner Trustee has paid or deposited with the Indenture Trustee a sum sufficient to pay:

          (i) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Insolvency giving rise to such acceleration had not occurred; and

          (ii) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

     No such rescission shall affect any subsequent default or impair any right consequent thereto.

     Section 9.03 Collection of Indebtedness and Suits for Enforcement by the Indenture Trustee.

     (a) Owner Trustee covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, Owner Trustee will, upon demand of the Indenture Trustee as directed (x) by the Note Insurer, or, if a Note Insurer Default has occurred and is continuing, by Noteholders constituting Class A Noteholder Approval, or (y) if the Aggregate Outstanding Principal Balance of the Class A Notes has been reduced to zero and the Note Insurer has been paid in full the amounts then owing to it, by Noteholders constituting Class B Noteholder Approval, pay to the Indenture Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the rate specified in Section 2.01 and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

     (b) In case the Owner Trustee shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, shall, if so directed (x) by the Note Insurer, or, if a Note Insurer Default has occurred and is continuing, by Noteholders constituting Class A Noteholder Approval, or (y) if the Aggregate Outstanding Principal Balance of the Class A Notes has been reduced to zero and the Note Insurer has been paid in full the amounts then owing to it, by Noteholders constituting Class B Noteholder Approval, institute a proceeding for the collection of the sums so due and unpaid, prosecute such proceeding to judgment or final decree, and may enforce the same against the Owner Trustee or other obligor upon such Notes and collect in the manner provided by law out of the property of the Owner Trustee or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.


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

     (c) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 9.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate proceedings as the Indenture Trustee as directed (x) by the Note Insurer, or, if a Note Insurer Default has occurred and is continuing, by Noteholders constituting Class A Noteholder Approval, or (y) if the Aggregate Outstanding Principal Balance of the Class A Notes has been reduced to zero and the Note Insurer has been paid in full the amounts then owing to it, by Noteholders constituting Class B Noteholder Approval, shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this the Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this the Indenture or by law.

     (d) In case there shall be pending, relative to the Owner Trustee or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of Owner Trustee or its property or such other obligor or Person, or in case of any other comparable judicial proceedings relative to the Owner Trustee or other obligor upon the Notes, or to the creditors or property of Owner Trustee or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall as directed (x) by the Note Insurer, or, if a
Note Insurer Default has occurred and is continuing, by Noteholders constituting Class A Noteholder Approval, or (y) if the Aggregate Outstanding Principal Balance of the Class A Notes has been reduced to zero and the Note Insurer has been paid in full the amounts then owing to it, by Noteholders constituting Class B Noteholder Approval, be entitled and empowered, by intervention in such proceedings or otherwise:

          (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor the Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Noteholders allowed in such proceedings;

          (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

          (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and


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

          (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Owner Trustee, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall if directed (x) by the Note Insurer, or, if a Note Insurer Default has occurred and is continuing, by Noteholders constituting Class A Noteholder Approval, or (y) if the Aggregate Outstanding Principal Balance of the Class A Notes has been reduced to zero and the Note Insurer has been paid in full the amounts then owing to it, by Noteholders constituting Class B Noteholder Approval, consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor the Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor the Indenture Trustee except as a result of negligence, bad faith or willful misconduct.

     (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

     (f) All rights of action and of asserting claims under this the Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor the Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

     (g) In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such proceedings.

     Section 9.04 Remedies; Priorities.

     (a) If an Event of Insolvency shall have occurred and be continuing which has resulted in the acceleration of the Notes under Section 9.02(a) or if a Maturity Event shall have occurred, the Indenture Trustee, (x) at the direction of the Note Insurer, or, if a Note Insurer Default has occurred and is continuing, at the direction of Noteholders constituting Class A Noteholder Approval, or (y) if the Aggregate Outstanding Principal Balance of the Class A Notes has been reduced to zero and the Note Insurer has been paid in full the amounts then


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

owing to it, at the direction of Noteholders constituting Class B Noteholder Approval, may do one or more of the following:

          (i) institute proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Owner Trustee and any other obligor upon such Notes moneys adjudged due;

          (ii) institute proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

          (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

          (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Insolvency or a Maturity Event unless:

               (A) the Note Insurer, or, if a Note Insurer Default has occurred and is continuing, the holders of all of the Outstanding Notes, has consented to such liquidation; or

               (B) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and the accrued interest on the Outstanding Notes and all amounts due to the Note Insurer under the Transaction Documents; or

               (C) the Indenture Trustee determines (but shall have no obligation to make such determination) that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable; and the Indenture Trustee obtains the consent of the Note Insurer, or, if a Note Insurer Default has occurred and is continuing, Noteholders constituting Noteholder Approval;

     In determining such sufficiency or insufficiency with respect to clause
(B) or (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

     (b) Notwithstanding the provisions of Section 9.01, following the occurrence and during the continuation of an Event of Insolvency which has resulted in an acceleration of the Notes or following a Maturity Event, if the Indenture Trustee collects any money or property, it shall pay out such money or property (and other amounts including amounts held on deposit in the Reserve
Fund) held as Collateral for the benefit of the Noteholders, net of liquidation costs


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

associated with the sale of the Trust Estate, first, to the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee under Section 7.07 or the Owner Trustee pursuant to the Trust Agreement (provided that any indemnification of the Indenture Trustee under Section 7.07 or the Owner Trustee pursuant to the Trust Agreement shall be paid only in the priority set forth in Section 5.05(c)) hereof, second, for the ratable benefit of the Class A Noteholders, third, for the benefit of the Note Insurer and fourth, for the ratable benefit of the Class B Noteholders.

     The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 9.04. At least 15 days before such record date, Owner Trustee shall mail to each Noteholder and Indenture Trustee a notice that states the record date, the payment date and, based on information provided by the Servicer, the amount to be paid.

     (c) If the Indenture Trustee elects to sell all or a portion of the Trust Estate following an Event of Insolvency, the Indenture Trustee shall give the Seller at least five (5) days prior notice of such sale, and the Seller may, but is not required to, make a bid for the purchase of all or a portion of the Trust Estate being sold by the Indenture Trustee.

     Section 9.05 [Reserved].

     Section 9.06 Limitation of Suits. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

     (a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

     (b) the Holders of not less than 25% of the Outstanding Amount of the Controlling Note Class of Notes have made written request to the Indenture Trustee to institute such proceeding in respect of such Event of Default in its own name as the Indenture Trustee hereunder;

     (c) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

     (d) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings;

     (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Controlling Note Class of Notes; and

     (f) such Event of Default actually shall have occurred and shall be continuing; and

     (g) a Note Insurer Default shall have occurred and is continuing or no Class A Notes shall be Outstanding and all amounts owing to the Note Insurer have been paid in full;


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it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other
Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

     In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Outstanding Principal Amount of the Controlling Note Class of Notes, the Indenture Trustee shall submit the matter to a vote of the Controlling Note Class of Notes to determine what action, if any, shall be taken, notwithstanding any other provisions of the Indenture.

     Section 9.07 Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     Section 9.08 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Owner Trustee, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

     Section 9.09 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Note Insurer or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 9.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, the Note Insurer or any Holder of any Note to exercise any right or remedy accruing upon any Event of Insolvency, Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Insolvency, Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article IX or by law to the Indenture Trustee, the Note Insurer or to the Noteholder may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the
Note Insurer, or by the Noteholders, as the case may be.


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     Section 9.11 Control by Controlling Note Class of Noteholders. Subject to
Section 11.10, the Holders of a majority of the Outstanding Amount of the Controlling Note Class of Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

     (a) such direction shall not be in conflict with any rule of law or with this Indenture;

     (b) subject to the express terms of Section 9.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by the Holders of Notes representing not less than 100% of the Outstanding Amount of the Controlling Note Class of Notes;

     (c) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction; and

     (d) such direction shall be in writing;

     Section 9.12 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 9.02, the Holders of Notes of not less than a majority of the Outstanding Amount of the Controlling Note Class of Notes, subject to Section 11.10, may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Notes, (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note or (c) depriving the Indenture Trustee or any Noteholder of any lien, which waiver shall require the consent of the Indenture Trustee or such Noteholder, as the case may be. In the case of any such waiver, the Owner Trustee, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

     Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     Section 9.13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as the Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes (or in the case of a right or remedy under this Indenture which is instituted by the Controlling Note Class,


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more than 10% of the Outstanding Amount of the Controlling Note Class) or (c)
any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

     Section 9.14 Waiver of Stay or Extension Laws. The Owner Trustee covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Owner Trustee (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as to such law had been enacted.

                                   ARTICLE X
                             SUPPLEMENTAL INDENTURES

     Section 10.01 Supplemental Indentures Without Noteholder Approval.

     (a) Without the consent of the Noteholders, but with the prior written consent of the Note Insurer and prior written notice to the Rating Agencies, the Owner Trustee and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

          (i) to correct, amplify or add to the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

          (ii) to evidence the succession of another Person to either the Owner Trustee or the Indenture Trustee in accordance with the terms hereof, and the assumption by any such successor of the covenants of the Owner Trustee or the Indenture Trustee contained herein and in the Notes;

          (iii) to add to the covenants of the Owner Trustee or the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer or to surrender any right or power herein conferred upon the Owner Trustee;

          (iv) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA; or

          (v) to effect any matter specified in Section 10.07 hereof.

     (b) Promptly after the execution by the Owner Trustee and the Indenture Trustee of any supplemental indenture pursuant to this Section 10.01, the Indenture Trustee shall mail to the


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Note Insurer, the Noteholders and the Rating Agencies a copy of such supplemental indenture. Any failure of the Indenture Trustee to mail such copy shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     Section 10.02 Supplemental Indentures With Consent of Noteholders.

     (a) With the consent of the Note Insurer and each Noteholder affected thereby and written confirmation from the Rating Agencies that the ratings then assigned to the Class A Notes will not be downgraded, the Owner Trustee and the Indenture Trustee, when authorized by an Issuer Order, may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture for the following purposes:

          (i) change the Final Scheduled Payment Date of the principal of any Note, or the due date of any payment of interest on any Note, or reduce the principal amount thereof, or the interest rate thereon, change the place of payment where, or the coin or currency in which any Note or any interest thereon is payable, or impair the right to institute suit for the enforcement of the payment of interest due on any Note on or after the due date thereof or for the enforcement of the payment of the entire remaining unpaid principal amount of any Note on or after the maturity date thereof or change any provision of Article VI hereof;

          (ii) reduce the Outstanding Principal Balance of the Outstanding Notes of any Class, the consent of the Noteholders of which is required to approve any such supplemental indenture, or the consent of the Noteholders of which is required for any waiver of compliance with provisions of this Indenture or Events of Servicing Default hereunder or under the Servicing Agreement and their consequences provided for in this Indenture or for any other purpose hereunder;

          (iii) modify any of the provisions of Sections 10.01 or 10.02;

          (iv) modify or alter the provisions of the proviso to the definition of the term "Outstanding"; or

          (v) permit the creation of any other lien with respect to any part of the Trust Property or terminate the lien of this Indenture on any property at any time subject hereto or, except with respect to any action which would not have a material adverse effect on any Noteholder (as evidenced by an Opinion of Counsel to such effect), deprive the Noteholder of the security afforded by the lien of this Indenture.

     (b) With the consent of the Note Insurer and the Class B Noteholders constituting a majority of the Class B Notes by principal balance then Outstanding, the Owner Trustee and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form and substance satisfactory to the Indenture Trustee and the Rating Agencies for the purpose of modifying, eliminating or adding to the provisions of this Indenture; provided, that such supplemental indentures shall not have any of the effects described in paragraphs (i) through (v) of Section 10.02(a) of this Indenture.


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     (c) Promptly after the execution by the Owner Trustee and the Indenture
Trustee of any supplemental indenture pursuant to this Section 10.02, the Indenture Trustee shall mail to the Note Insurer, the Noteholders and the Rating Agencies a copy of such supplemental indenture. Any failure of the Indenture Trustee to mail such copy shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     (d) Whenever the Owner Trustee or the Indenture Trustee solicits a consent to any amendment or supplement to the Indenture, the Owner Trustee shall fix a record date in advance of the solicitation of such consent for the purpose of determining the Noteholders entitled to consent to such amendment or supplement. Only those Noteholders at such record date shall be entitled to consent to such amendment or supplement whether or not such Noteholders continue to be Holders after such record date. The date fixed as the record date shall be at least thirty (30) days prior to the date the consents are due.

     Section 10.03 Supplemental Indentures Without Consent of Noteholders. With the prior written consent of the Note Insurer and prior written notice to the Rating Agencies, but without first obtaining the prior written consent of any Noteholder, the Owner Trustee and the Indenture Trustee, when authorized by an Issuer Order, may enter into an indenture or indenture supplemental hereto to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to amend any other provisions with respect to matters or questions arising under this Indenture; provided, however, that such action shall not adversely affect the interests of any Noteholder or the Note Insurer (without the prior written consent of such Noteholder or the Note Insurer).

     Section 10.04 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article X or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Section 10.05 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article X, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes which have theretofore been or thereafter are authenticated and delivered hereunder shall be bound thereby.

     Section 10.06 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article X may, and if required by the Owner Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Owner Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Owner Trustee, to any such supplemental indenture may be prepared and executed by the Owner Trustee and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.


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     Section 10.07 The Indenture Trustee To Act On Instructions. Notwithstanding
any provision herein to the contrary (other than Section 10.02), in the event the Indenture Trustee is uncertain as to the intention or application of any provision of this Indenture or such intention or application is ambiguous as to its purpose or application, or is, or appears to be, in conflict with any other applicable provision hereof, or if this Indenture permits or does not prohibit any determination by the Indenture Trustee or is silent or incomplete as to the course of action which the Indenture Trustee is required or is permitted or may be permitted to take with respect to a particular set of facts or circumstances, the Indenture Trustee shall, at the expense of the Owner Trustee, request and rely upon the following: (i) written instructions of the Note Insurer or the Owner Trustee (with the prior written consent of the Note Insurer) directing the Indenture Trustee to take certain actions or refrain from taking certain actions, which written instructions shall contain a certification that the taking of such actions or refraining from taking certain actions is in the best interest of the Noteholders and the Note Insurer, (ii) a written statement from the Rating Agencies that the proposed action or inaction will not have an adverse effect on the ratings then assigned to the Class A Notes, and (iii) in the case of any Event of Servicing Default or any Event of Default and any remedy or proceeding relating thereto, and in the case of any other provision hereof or thereof under which the consent of the Note Insurer is required, the consent of the Note Insurer. In such case, the Indenture Trustee shall have no liability to the Owner Trustee, the Note Insurer or the Noteholders for, and the Owner Trustee and the Note Insurer hereby hold harmless the Indenture Trustee from, any liability, costs or expenses arising from or relating to any action taken by the Indenture Trustee acting upon such instructions, and the Indenture Trustee shall have no responsibility to the Noteholders with respect to any such liability, costs or expenses.

                                   ARTICLE XI
                         NOTE GUARANTY INSURANCE POLICY

     Section 11.01 Note Guaranty Insurance Policy. All amounts paid by the Note Insurer under the Note Guaranty Insurance Policy shall be used solely for the payment of principal of and interest on the Class A Notes in accordance with the terms of the Note Guaranty Insurance Policy.

     Section 11.02 Transfer of Class A Notes to Note Insurer. Any other provision contained herein to the contrary notwithstanding, the Note Insurer or the Fiscal Agent shall be entitled, without charge therefor, at any time: to register, discharge from registration or transfer registration of any Class A Note which it holds upon presenting it to the Indenture Trustee and either appropriate authority from the Class A Noteholder thereof for such transfer or a claim of ownership and a written undertaking to indemnify the Owner Trustee and the Indenture Trustee from claims resulting from such transfer; and to have the registration books marked to indicate its interest in any Class A Note upon presentation only of such a claim and such a written undertaking. The Note Insurer and Fiscal Agent are entitled to have access to and to make copies of the Note Register, at the expense of the Note Registrar, at any reasonable time upon reasonable prior written notice.

     Section 11.03 Note Insurer Access to Information, Books and Records. While the Note Guaranty Insurance Policy is in effect, the Indenture Trustee will furnish the Note Insurer and the Fiscal Agent with such information as they may reasonably request regarding the security for the


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

Class A Notes, as appears from the books and records under its custody and control, or as otherwise known to it, including but not limited to Recordable Documents, as defined in Section 3.09 hereof. The Indenture Trustee will permit the Note Insurer and the Fiscal Agent to have access to and to make copies of all such books and records at any reasonable time upon reasonable written notice; provided, that any expenses incurred by the Indenture Trustee under this Section shall be reimbursable to the Indenture Trustee in accordance with the priorities set forth in Section 5.05(c).

     Section 11.04 The Indenture Trustee To Notify Note Insurer of Proposed Changes. The Note Insurer shall, except as otherwise provided herein, have the right of prior approval of certain changes hereof and of the exercise of any option, vote, right, power or the like available to Class A Noteholders hereunder. The Indenture Trustee shall immediately notify the Note Insurer of:

     (a) any proposed supplement hereto;

     (b) upon receipt of notice of or discovery of the occurrence of any Event of Default, Event of Insolvency or Event of Servicing Default;

     (c) any resignation of the Indenture Trustee hereunder;

     (d) any matter to be put to the Class A Noteholders for election or consent hereunder;

     (e) the exercise by the Class A Noteholders of any option, vote, right, power or the like hereunder; and

     (f) any other matter, notice of which is required hereunder to be given to any of the Class A Noteholders.

     Section 11.05 No Advance of Final Scheduled Payment Date. If any of the Class A Notes become payable prior to the Final Scheduled Payment Date thereof, other than pursuant to the prepayment provisions hereof, whether by reason of call for prepayment, acceleration or otherwise, the Indenture Trustee shall immediately notify the Note Insurer of such fact. The Indenture Trustee and the Owner Trustee hereby acknowledge that the Note Guaranty Insurance Policy guarantees an amount equal to the Insured Payment (as defined therein); however no accelerated Insured Payment shall be made on any prepayment date or as a result of any acceleration on any early redemption unless at the sole option of the Note Insurer.

     Section 11.06 Note Insurer Rights in the Event of Nonpayment. The Note Insurer is entitled to the benefit of the following provisions in the event of Nonpayment. Notwithstanding any other provision hereof:

     (a) The Indenture Trustee shall immediately notify the Note Insurer of the event of Nonpayment.

     (b) The Indenture Trustee, the Owner Trustee and the Class A Noteholders recognize that any payment by the Note Insurer or the Fiscal Agent does not cure the Event of Default resulting from the Nonpayment nor relieve the Owner Trustee of any obligation hereunder.


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     (c) The Indenture Trustee shall deliver to the Fiscal Agent or the Note
Insurer, uncancelled, all Class A Notes coming into its possession with respect to which the Fiscal Agent or the Note Insurer has made payment of the principal amount of such Class A Notes as provided in the Note Guaranty Insurance Policy. Such Class A Notes shall be delivered as fully registered Class A Notes, per written instructions of the Fiscal Agent or the Note Insurer.

     (d) The Indenture Trustee shall recognize the Note Insurer as the holder of each of the Class A Notes with respect to which it has made payment of the full principal amount of such Class A Notes as provided in the Note Guaranty Insurance Policy for the purposes of exercising all options, votes, rights, powers or the like available to Class A Noteholders under any provision hereof.

     (e) The Note Insurer shall have the right to institute any suit, action or proceeding at law or in equity under the same terms as a Class A Noteholder may institute any action in accordance with applicable provisions of this Indenture.

     (f) The Note Insurer shall, to the extent it makes payment of principal or interest on the Class A Notes, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Note Guaranty Insurance Policy and this Indenture, and to evidence such subrogation (i) in the case of subrogation as to claims for past due interest, the Indenture Trustee shall note the Note Insurer's rights as subrogee on the registration books of the Owner Trustee maintained by the Indenture Trustee upon receipt from the Note Insurer of proof of the payment of interest thereon to the registered owners of the Class A Notes, and (ii) in the case of subrogation as to claims for past due principal, the Indenture Trustee shall note the Note Insurer's rights as subrogee on the registration books of the Owner Trustee maintained by the Indenture Trustee upon proof of the payment of principal thereof to the registered owners of the Class A Notes.

     Section 11.07 Note Insurer Approval of Changes in Terms of Notes or Indenture.

     (a) So long as the Note Guaranty Insurance Policy is in effect, no supplemental Indenture shall be made without the prior written approval of the
Note Insurer.

     (b) Except as expressly set forth herein, so long as no Note Insurer Default has occurred and is continuing, no Class A Noteholder shall exercise any option, vote, right, power or the like required or permitted by the Class A Notes or this Indenture without first obtaining the prior written approval of the Note Insurer.

     Section 11.08 Note Insurer Removal of the Indenture Trustee. Notwithstanding anything in this Indenture to the contrary, so long as no Note Insurer Default has occurred and is continuing, the Note Insurer shall have the right to remove the Indenture Trustee for "cause." For purposes of this Section, "cause" shall mean (a) the negligence or willful misconduct of the Indenture Trustee in the performance of its duties under this Indenture or (b) the failure or unwillingness of the Indenture Trustee to perform its duties under this Indenture. Upon receipt by the Indenture Trustee of notice of termination under this Section, the Indenture Trustee shall continue to act as the Indenture Trustee hereunder until a successor Indenture Trustee is appointed and have the right to proceed to cure such negligence, willful misconduct or failure or




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unwillingness to perform its duties, for a period of two (2) weeks. If such cure is effected, the termination notice shall be void. If such cure is not effected within such time, the Indenture Trustee functions hereunder will be terminated immediately upon appointment of a successor trustee by the Owner Trustee with the approval of Note Insurer. If no successor is appointed and accepts appointment within thirty (30) days of removal, the Indenture Trustee may petition a court of competent jurisdiction for appointment of a successor Indenture Trustee.

     Section 11.09 Parties Interested Herein. Nothing in this Indenture expressed or implied is intended or shall be construed to confer upon, or to give to, any person or entity, other than the Owner Trustee, the Indenture Trustee, the Note Insurer, the Paying Agent, if any, and the registered holders of the Notes, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in this Indenture contained by and on behalf of the Owner Trustee shall be for the sole and exclusive benefit of the Owner Trustee, the Indenture Trustee, the Note Insurer, the Paying Agent, if any, and the registered owners of the Notes. The Note Insurer is a third party beneficiary of the provisions of this Indenture and entitled to enforce the provisions hereof as if a party hereto.

     Section 11.10 Rights of Note Insurer Controlling. Anything herein to the contrary notwithstanding, if the Note Guaranty Insurance Policy is in effect with respect to the Class A Notes and no Note Insurer Default has occurred and is continuing, the Note Insurer shall have the exclusive right to waive an Event of Default or Insurance Agreement Event of Default and if not so exercised, to exercise or direct the exercise of remedies on behalf of the holders of such Class A Notes in accordance with the terms hereof following an Event of Default or Insurance Agreement Event of Default.

     Section 11.11 Payments Under the Note Guaranty Insurance Policy.

     (a) If the Indenture Trustee has actual knowledge that any Class A Noteholders have been required to disgorge any payment of interest or principal on Class A Notes to the Owner Trustee or to the trustee in bankruptcy for creditors or others pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes a voidable preference to such Class A Noteholders within the meaning of any applicable bankruptcy laws, then the Indenture Trustee shall notify the Note Insurer or its designee of such fact by telephone, facsimile or telegraphic notice, confirmed in writing by registered or certified mail.

     (b) Payments with respect to claims for interest on and principal of Class A Notes disbursed by the Indenture Trustee from proceeds of the Note Guaranty Insurance Policy shall not be considered to discharge the obligation of any party as set forth in this Indenture, and the Note Insurer shall become the owner of such unpaid Class A Note and claims for interest in accordance with the tenor of the assignment made to it under the provisions of this subsection or otherwise.

     (c) Irrespective of whether any such assignment is executed and delivered, the Owner Trustee and the Indenture Trustee hereby agree for the benefit of the
Note Insurer that:



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          (i) they recognize that to the extent the Note Insurer makes payments, directly or indirectly (as by paying through the Indenture Trustee), on account of principal of or interest on the Class A Notes, the Note Insurer will be subrogated to the rights of such Class A Noteholders to receive the amount of such principal and interest, with interest thereon but only from the sources and in the manner provided herein pursuant to this Indenture; and

          (ii) they will accordingly pay the Note Insurer the amount of such principal and interest (which principal and interest shall be deemed past due and not to have been paid), with interest thereon as provided in this Indenture and the applicable Class A Note, but only from the sources and in the manner provided herein pursuant to this Indenture, and will otherwise treat the Note Insurer as the owner of such rights to the amount of such principal and interest.

     (d) Copies of any amendments made to the documents executed in connection with the issuance of the Class A Notes which are consented to by the Note Insurer shall be sent to S&P, Moody's and Fitch by the Indenture Trustee.

     (e) The Note Insurer shall receive notice from the Owner Trustee of the resignation or removal of the Indenture Trustee and the appointment of a successor thereto.

     (f) The Note Insurer shall receive from the Person required to send such notice copies of all notices required to be delivered to Class A Noteholders and, on an annual basis from the Transferor and the Servicer, copies of Capital One Financial Corporation's audited financial statements.

     (g) Any notice that is required to be given to a Class A Noteholder or to the Indenture Trustee pursuant to this Indenture shall also be provided from the Person required to send such notice to the Note Insurer.

     Section 11.12 Default of Note Insurer. Except as set forth in Section 11.07, notwithstanding anything in this Indenture to the contrary, if a Note Insurer Default has occurred and is continuing, all rights and benefits conferred on it by this Indenture shall be suspended until, in the case of default in payment, such time as the Note Insurer has fully cured such payment default, and none of the consents or approvals of the Note Insurer otherwise required hereunder shall be required during such time period; provided, however, that upon such cure, the Note Insurer's rights shall be immediately reinstated in full. Upon the occurrence of a Note Insurer Default and until the Note Insurer Default has been fully cured, all rights and benefits conferred on the
Note Insurer pursuant to this Indenture, the Servicing Agreement, the Contribution Agreement, the Transfer and Assignment Agreement or otherwise shall, unless otherwise specified herein or therein, be vested in the Indenture Trustee.

     Section 11.13 Rights and Obligations of Note Insurer. If the Aggregate Outstanding Principal Balance of the Class A Notes shall be reduced to zero and all Class A Note Interest due and owing to the Class A Noteholders has been paid in full and all Reimbursement Obligations to the Note Insurer shall have been paid in full, the Indenture Trustee shall give written notice of such events to the Rating Agencies and the Note Insurer and any references herein to notices to



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and rights and obligations of the Note Insurer shall be extinguished and of no further effect except those rights otherwise expressly provided herein as continuing.

     Section 11.14 Note Insurer's Rights Regarding Actions, Proceedings or Investigations. Until the Class A Notes have been paid in full, all amounts owed to the Note Insurer have been paid in full, the Insurance Agreement has terminated and the Note Guaranty Insurance Policy has been returned to the Note Insurer for cancellation, unless a Note Insurer Default has occurred and is continuing, the following provisions shall apply:

     (a) notwithstanding anything contained herein or in the other Transaction Documents to the contrary, the Note Insurer shall have the right to participate in, to direct the enforcement or defense of, and, at the Note Insurer's sole option, to institute or assume the defense of, any action, proceeding or investigation that could adversely affect the Trust, the Trust Property, the Trust Estate or the rights or obligations of the Note Insurer hereunder or under the Policy or the Transaction Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicer, Transferor, the Seller, the Trust or any affiliate thereof. Following notice to the Indenture Trustee, the Note Insurer shall have exclusive rights to determine, in its sole discretion, the actions necessary to preserve and protect the Trust, the Trust Property and the Trust Estate. All costs and expenses of the Note Insurer in connection with such action, proceeding or investigation, including (without limitation) any judgment or settlement entered into affecting the Note Insurer or the Note Insurer's interests, shall be included in Reimbursement Obligations;

     (b) in connection with any action, proceeding or investigation that could adversely affect the Trust, the Trust Property, the Trust Estate or the rights or obligations of the Note Insurer hereunder or under the Note Guaranty Insurance Policy or the Transaction Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicer, Transferor, the Seller, the Trust or any affiliate thereof, the Indenture Trustee hereby agrees to cooperate with, and to take such action as directed by, the Note Insurer, including (without limitation) entering into such agreements and settlements as the Note Insurer shall direct, in its sole discretion. Notwithstanding any other provision herein or in any of the other Transaction Documents, the Indenture Trustee shall not require any bond or indemnification from any Person for taking of any action at the direction of the Note Insurer, and the Indenture Trustee shall not be liable to the Note Insurer, any Noteholder or the Holder of the Certificate for any such action that conforms to the direction of the Note Insurer. The Indenture Trustee's reasonable out-of-pocket costs and expenses (including attorneys' fees and expenses) with respect to any such action shall be reimbursed pursuant to Section 5.05(c) hereof;

     (c) any judgment or settlement entered against or affecting the Trust, the Trust Property or the Trust Estate, on behalf of the Noteholders, in connection with any action, proceeding or investigation shall be paid by the Indenture Trustee from the Trust Estate pursuant to Section 5.02 hereof;

     (d) the Indenture Trustee hereby agrees to provide to the Note Insurer prompt written notice of any action, proceeding or investigation that names the Trust or the Indenture Trustee as a party or that could adversely affect the Trust, the Trust Property, the Trust Estate or the rights or obligations of the
Note Insurer hereunder or under the Note Guaranty Insurance Policy or the



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Transaction Documents including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicer, Transferor, the Seller, the Trust or any affiliate thereof;

     (e) notwithstanding anything contained herein or in any of the other Transaction Documents to the contrary, the Indenture Trustee shall not, without the Note Insurer's prior written consent or unless directed by the Note Insurer, undertake or join any litigation or agree to any settlement of any action, proceeding or investigation affecting the Trust, the Trust Property, the Trust Estate or the Rights or obligations of the Note Insurer hereunder or under the Note Guaranty Insurance Policy or the Transaction Documents;

     (f) each Noteholder, by acceptance of its Note, and the Indenture Trustee agree that Note Insurer shall have such rights as set forth in this Section, which are in addition to any rights of the Note Insurer pursuant to the other provisions of the Transaction Documents, that the rights set forth in this Section may be exercised by the Note Insurer, in its sole discretion, without the need for the consent or approval of any Noteholder, the Holder of the Certificate, the Indenture Trustee or the Owner Trustee, notwithstanding any other provision contained herein or in any of the other Transaction Documents, and that nothing contained in this Section shall be deemed to be an obligation of the Note Insurer to exercise any of the rights provided for herein; and

     (g) notwithstanding any provision in this herein or in any of the other Transaction Documents to the contrary, in the event that a Note Insurer Default shall have occurred and be continuing or the Class A Notes have been paid in full, and amounts owed to the Note Insurer have been paid in full, the Insurance Agreement has terminated and the Note Guaranty Insurance Policy has been returned to the Note Insurer for cancellation, the Note Insurer shall not have the right to take any action under this Indenture or to control or direct the actions of the Trust, the Seller, the Indenture Trustee or the Owner Trustee pursuant to the terms of this Indenture, nor shall the consent of the Note Insurer be required with respect to any action (or waiver of a right to take action) to be taken by the Trust, the Seller, the Indenture Trustee, the Owner Trustee or the Noteholders or the Certificateholders; provided, that the consent of the Note Insurer shall be required at all times with respect to any amendment of this Indenture.

                                  ARTICLE XII
                         NOTEHOLDERS' LISTS AND REPORTS

     Section 12.01 Owner Trustee to Furnish the Indenture Trustee Names and Addresses of Noteholders. The Owner Trustee will furnish or cause to be furnished to the Indenture Trustee:

     (a) not more than five days after the earlier of (i) each Record Date and
(ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date;

     (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Owner Trustee of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided that so long as (i) the Indenture Trustee or its designee is Note Registrar, or (ii) the Notes are Book-Entry Notes, no such list shall be required to be furnished and in such case, upon the written request of the



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Owner Trustee, the Indenture Trustee or its designee will promptly furnish the
Owner Trustee a list of Noteholders as of the date specified by the Owner
Trustee.

     Section 12.02 Preservation of Information; Communications to Noteholders.

     (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section 12.01 and the names and addresses of Holders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 12.01 upon receipt of a new list so furnished.

     (b) Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes. Upon receipt by the Indenture Trustee of any request by three or more Noteholders to receive a copy of the current list of Noteholders, the Indenture Trustee shall promptly notify the Administrator thereof by providing to the Administrator a copy of such request and a copy of the list of Noteholders produced in response thereto.

     (c) The Owner Trustee, the Indenture Trustee and the Note Registrar shall have the protection of TIA ss. 312(c).

     Section 12.03 Reports by the Owner Trustee. (a) Owner Trustee shall:

          (i) file with the Indenture Trustee, at the time that Owner Trustee is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which Owner Trustee may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

          (ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Owner Trustee with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all the Noteholders described in TIA ss. 313 (c)) such summaries of any information, documents and reports required to be filed by the Owner Trustee pursuant to clauses (i) and (ii) of this Section 12.03(a) as may be required by rules and regulations prescribed from time to time by the Commission.

     (b) Unless the Owner Trustee otherwise determines, the fiscal year of the Trust shall end on December 31 of each year.

     Section 12.04 Reports by the Indenture Trustee. If required by TIA ss. 313(a), within 60 days after each March 31, beginning with March 31, 2002, the Indenture Trustee shall mail to



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each Noteholder as required by TIA ss. 313(c) a brief report dated as of such date that complies with TIA ss. 313(a). The Indenture Trustee also shall comply with TIA ss. 313(b)(1) and (2). A copy of each report at the time of its mailing to the Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Owner Trustee shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

                                  ARTICLE XIII
                           SATISFACTION AND DISCHARGE

     Section 13.01 Satisfaction and Discharge of the Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.01(a), 3.02, 3.03, 3.05, 3.12, 3.14 and 3.15, (e) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 7.07 and the obligations of the Indenture Trustee under Section 13.02) and (f) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of Owner Trustee, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

          (i) either:

               (A) all Notes theretofore authenticated and delivered (other than (1) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.08 and (2) Notes for which payment money has theretofore been deposited in trust or segregated and held in trust by Owner Trustee and thereafter repaid to Owner Trustee or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

               (B) all Notes not theretofore delivered to the Indenture Trustee for cancellation:

                    (1) have become due and payable;

                    (2) will become due and payable at the Final Scheduled
               Distribution Date within one year; or

                    (3) are to be called for redemption within one year under
               arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of Owner Trustee;

          and Owner Trustee, in the case of clauses (1), (2) or (3), has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which



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          will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the Final Scheduled Distribution Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 6.01(a) or 6.02), as the case may be;

          (ii) Owner Trustee has paid or caused to be paid all other sums payable hereunder by the Trust, including all amounts owing to the Note Insurer; and

          (iii) Owner Trustee has delivered to the Indenture Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 14.01(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Section 13.02 Application of Trust Money. All moneys deposited with the Indenture Trustee pursuant to Section 13.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as Servicer may direct,
(i) to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest and (ii) to the Note Insurer of all amounts then owing to it; but such moneys need not be segregated from other funds except to the extent required herein or required by law.

     Section 13.03 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of Owner Trustee, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                                  ARTICLE XIV
                                  MISCELLANEOUS

     Section 14.01 Compliance Certificates and Opinions; Furnishing of Information.

     (a) Upon any application or request by the Owner Trustee to the Indenture Trustee to take any action under any provision of this Indenture, the Owner Trustee shall furnish to the Indenture Trustee and the Note Insurer (i) a certificate (complying with ss. 314(e) of the TIA) stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Officer's Certificate from an Independent Accounting Firm, except that in the case of any such application or request as to which the furnishing of such documents are specifically required by any provision of this Indenture relating to such particular application or



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request, no additional certificate or Opinion of Counsel need be furnished.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the judgment of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

     (b) (i) Prior to the deposit of any Receivables or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, Owner Trustee shall, in addition to any obligation imposed in Section 14.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to Owner Trustee of the Collateral or other property or securities to be so deposited.

          (ii) Whenever Owner Trustee is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i), Owner Trustee shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to Owner Trustee of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current calendar year of the Trust, as set forth in the certificates delivered pursuant to clause (i) and this clause (ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Trust as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

          (iii) Other than with respect to the release of any Receivables or Defaulted Receivables (complying with ss. 314(d)(i) of the TIA), whenever any property or securities are to be released from the lien of this Indenture, Owner Trustee shall also furnish to the Indenture Trustee and the Note Insurer an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the



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     opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

          (iv) Whenever Owner Trustee is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii), Owner Trustee shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property other than Receivables and Defaulted Receivables, or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (iii) and this clause (iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

          (v) Notwithstanding Section 2.18 or any other provision of this Section, Owner Trustee may without compliance with the requirements of the other provisions of this section 14.01, (A) collect, liquidate, sell or otherwise dispose of Receivables as and to the extent permitted or required by the Transaction Documents and (B) make cash payments out of the Accounts as and to the extent permitted or required by the Transaction Documents.

     Section 14.02 Form of Documents Delivered to the Indenture Trustee.

     (a) If several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     (b) Any certificate or opinion of an Authorized Officer of the Owner Trustee may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by outside counsel, unless such Authorized Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Servicer, the Administrator, the Owner Trustee or the Seller on behalf of the Owner Trustee, stating that the information with respect to such factual matters is in the possession of the Owner Trustee or such Person, unless such officer or counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Indenture Trustee may reasonably rely upon the opinion of such other counsel.



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     (c) Where any Person is required to make, give or execute two or more applications, requests, consents, notices, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     (d) Wherever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that, the Owner Trustee, the Seller, the Administrator or the Servicer shall deliver any document as a condition of the granting of such application, or as evidence of the Owner Trustee's or the Servicer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such notice or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Owner Trustee to have such application granted or to the sufficiency of such notice or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 7.01(b)(ii).

     (e) Wherever in this Indenture it is provided that, the absence of the occurrence and continuation of an Event of Servicing Default is a condition precedent to the taking of any action by the Indenture Trustee at the request or direction of the Owner Trustee, then notwithstanding that the satisfaction of such condition is a condition precedent to the Owner Trustee's or the Indenture Trustee's right to make such request or direction, the Indenture Trustee shall be protected in acting in accordance with such request or direction if it does not have actual knowledge of the occurrence and continuation of such Event of Servicing Default.

     Section 14.03 Acts of Noteholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Owner Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Indenture Trustee and the Owner Trustee, if made in the manner provided in this Section 14.03.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.



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     (c) The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Owner Trustee in reliance thereon, whether or not notation of such action is made upon such Notes.

     Section 14.04 Notices, Etc. Any request, demand, authorization, direction, notice, consent, waiver or act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with

     (a) the Indenture Trustee by any Noteholder or by the Owner Trustee, the Administrator or the Owner Trustee, shall be in writing and shall be delivered personally or mailed by first-class registered or certified mail, postage prepaid, or by telephonic facsimile transmission and overnight delivery service, postage prepaid, and received by, a Responsible Officer of the Indenture Trustee at its Corporate Trust Office listed below; or

     (b) the Owner Trustee by the Indenture Trustee, by the Note Insurer or by any Noteholder shall be in writing and shall be delivered personally or mailed by first-class registered or certified mail, postage prepaid, or by telephonic facsimile transmission and overnight delivery service, postage prepaid, at the address listed below or at any other address previously furnished in writing to the Indenture Trustee and the Note Insurer by the Owner Trustee.

     To the Indenture Trustee:

                           Wells Fargo Bank Minnesota, National Association MAC N9311-161
                           6th Street and Marquette Avenue
                           Minneapolis, MN 55479
                           Attention: Corporate Trust Services-Asset Backed Administration
                           Phone: (612) 667-8058
                           FAX:   (612) 667-3539



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     To the Owner Trustee:

                           WILMINGTON TRUST COMPANY, as Owner Trustee of Capital One Auto Finance Trust 2001-A
                           Rodney Square North
                           1100 North Market Street
                           Wilmington, DE 19890-0001
                           Attention:  Jeanne Oller
                           Phone: (302) 651-1464
                           FAX:   (302) 427-4749

     To the Administrator
     and the Servicer:     Capital One Auto Finance, Inc.
                           8000 Jones Branch Drive
                           McLean, Virginia  22102
                           Attention:  Director of Securitization
                           Phone:  (703) 875-1305
                           FAX:    (703) 875-1389

                           with a copy to General Counsel

                           Legal Department
                           Phone: (703) 875-1000
                           FAX:   (703) 875-1589

     With copies to:       Capital One Auto Receivables, LLC
                           8000 Jones Branch Drive
                           McLean, Virginia  22202
                           Attention:  Director of Securitization
                           Phone:  (703) 875-1305
                           FAX:    (703) 875-1389

                           Mayer, Brown & Platt
                           190 S. LaSalle Street
                           Chicago, Illinois  60603
                           Attention:  Stuart M. Litwin
                           Phone:  (312) 782-0600
                           FAX:    (312) 701-7711

     To the Note Insurer:  MBIA Insurance Corporation
                           113 King Street
                           Armonk, NY 10504
                           Attention: Insured Portfolio Management-Structured Finance (IPM-SF)
                           Phone: (914) 273-4545
                           FAX:   (914) 765-3810



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     To Moody's:           Moody's Investors Service, Inc.
                           99 Church Street
                           New York, New York 10007
                           Attention:   ABS Monitoring Dept.
                           Phone: (212) 553-4948
                           FAX:   (212) 553-0881

     To S&P:               Standard & Poor's
                           55 Water Street
                           New York, New York 10041
                           Attention:   Surveillance
                           Phone: (212) 438-2435
                           FAX:   (212) 438-2464

     To Fitch:             Fitch, Inc.
                           One State Street Plaza
                           New York, New York 10004
                           Attention:  Carlen Moday
                           Phone: (212) 908-0682
                           FAX:   (212) 480-4438

     In addition, upon the written request of any beneficial owner of a Class A Note, the Indenture Trustee shall provide to such beneficial owner copies of such notices, reports or other information delivered by the Indenture Trustee hereunder to other Persons as such beneficial owner may reasonably request.

     Section 14.05 Notices and Reports to Noteholders; Waiver of Notices.

     (a) Where this Indenture or the TIA provides for notice to Noteholders of any event or the mailing of any report to the Noteholders, such notice or report shall be written and shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class, postage-prepaid, to each Noteholder affected by such event or to whom such report is required to be mailed, at the address of such Noteholder as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Noteholders is mailed in the manner provided above, neither the failure to mail such notice or report, nor any defect in any notice or report so mailed, to any particular Noteholder shall affect the sufficiency of such notice or report with respect to other Noteholders, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

     (b) Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.



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     (c) If, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to the Note Insurer or the Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

     Section 14.06 Rules by the Indenture Trustee. The Indenture Trustee may make reasonable rules for any meeting of Noteholders.

     Section 14.07 Owner Trustee Obligation. No recourse may be taken, directly or indirectly, against (a) any incorporator, subscriber to the capital stock, stockholder, officer, employee, agent or director of the Owner Trustee or of any predecessor of the Owner Trustee, (b) any partner, beneficiary, agent, officer, director, employee, or successor or assign of a holder of a beneficial interest in the Owner Trustee, (c) any incorporator, subscriber to the capital stock, stockholder, officer, director, employee or agent of the Indenture Trustee or any predecessor or successor of the Indenture Trustee, or (d) any incorporator, subscriber to capital stock, stockholder, officer, director, employee or agent of the Indenture Trustee or any predecessor or successor thereof, with respect to the Owner Trustee's obligations with respect to the Notes or any of the statements, representations, covenants, warranties or obligations of the Owner Trustee under this Indenture or any Note or other writing delivered in connection herewith or therewith.

     Section 14.08 Enforcement of Benefits. The Note Insurer and, with the consent of the Note Insurer, the Indenture Trustee and the Noteholders shall be entitled to enforce and, at the direction of the Note Insurer, the Indenture Trustee shall enforce the covenants and agreements of the Servicer, the Seller and the Transferor contained in the Servicing Agreement, the Contribution Agreement and the Transfer and Assignment Agreement.

     Section 14.09 Effect of Headings and Table of Content. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 14.10 Successors and Assigns. All covenants and agreements in this Indenture by the Owner Trustee and the Indenture Trustee shall bind their respective successors and assigns, whether so expressed or not.

     Section 14.11 Separability. If any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Indenture, a provision as similar in its terms and purpose to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     Section 14.12 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Note Insurer, any separate trustee or co-trustee appointed under Section 7.13 and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.


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     Section 14.13 Legal Holidays. If the date of any Payment Date or any other date on which principal of or interest on any Note is proposed to be paid or any date on which mailing of notices by the Indenture Trustee to any Person is required pursuant to any provision of this Indenture, shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment or mailing of such notice need not be made on such date, but may be made or mailed on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Payment Date or other date for the payment of principal of or interest on any Note, or as if mailed on the nominal date of such mailing, as the case may be, and in the case of payments, no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

     Section 14.14 Governing Law. THIS INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

     Section 14.15 Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 14.16 Recording of Indenture. This Indenture is subject to recording in any appropriate public recording offices, such recording to be effected by the Owner Trustee and at its expense in compliance with any Opinion of Counsel delivered hereunder.

     Section 14.17 Further Assurances. The Owner Trustee agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Indenture Trustee or the
Note Insurer more fully to effect the purposes of this Indenture, including, without limitation, the execution of any financing statements or continuation statements relating to the Trust Property for filing under the provisions of the UCC of any applicable jurisdiction.

     Section 14.18 No Bankruptcy Petition Against the Owner Trustee. The Indenture Trustee agrees (and each Noteholder by its acceptance of the Notes shall be deemed to agree) that, prior to the date that is one year and one day after the payment in full of all amounts payable with respect to the Notes, it will not institute against the Owner Trustee or the Seller, or join any other Person in instituting against the Owner Trustee or the Seller, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any state of the United States. This Section 14.18 shall survive the termination of this Indenture.

     Section 14.19 Subordination. The Owner Trustee and each Noteholder, by accepting a Note, acknowledge and agree that such Note represents indebtedness of the Owner Trustee and does not represent an interest in any assets of the Seller (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the Trust Estate and proceeds thereof). In furtherance of and not in derogation of the foregoing, to the extent the Seller enters into other securitization transactions, each of the Owner Trustee and each Noteholder, by accepting a Note, acknowledges and agrees that it shall have no right, title or interest in or to any assets (or interests therein) (other than Trust Estate) conveyed or purported to be conveyed by the Seller to another Person or Persons in connection therewith (whether by way of a sale, capital contribution or by virtue of the granting of a lien) ("Other Assets"). To the extent that, notwithstanding the agreements and provisions contained in the preceding sentences of this subsection, the Owner Trustee or any Noteholder either (a) asserts an interest or claim to, or benefit from, Other Assets, whether asserted against or through the Seller or any other Person owned by the Seller, or (b) is deemed to have any such interest, claim or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Federal Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), and whether deemed asserted against or through the Seller or any other Person owned by the Seller, then the Owner Trustee and each Noteholder, by accepting a Note, further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of the Seller which, under the terms of the relevant documents relating to the securitization of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distribution or application under applicable law, including insolvency laws, and whether asserted against the Transferor or any other Person owned by the Seller), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each Noteholder further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 14.19 and the terms of this Section 14.19 may be enforced by an action for specific performance. The provisions of this Section 14.19 shall be for the third party benefit of those entitled to rely thereon and shall survive the termination of this Indenture.

     Section 14.20 Limitation on Liability. Notwithstanding anything to the contrary contained in this Indenture the obligations of the Owner Trustee on behalf of the Trust and the Seller under this Indenture are solely the corporate obligations of the Owner Trustee on behalf of the Trust or the Seller, as applicable, and shall be payable by the Owner Trustee on behalf of the Trust or the Seller, as applicable, solely (a) from funds available pursuant to, and in accordance with the payment priorities set forth in Section 5.03 of this Indenture or (b) to the extent that it receives additional funds designated for such purposes or to the extent that it has additional funds available (other than funds described in the preceding clause (a)) that would be in excess of amounts that would be necessary to pay the debt and other obligations of the Owner Trustee on behalf of the Trust or the Seller, as applicable, incurred in accordance with its limited liability company agreement or other organizational documents and all financing documents to which it is a party as they come due. In addition, no amount owing by the Owner Trustee on behalf of the Trust or the Seller, as applicable, hereunder in excess of the liabilities that it is required to pay in accordance with the preceding sentence shall constitute a "claim" (as defined in Section 101(5) of the Bankruptcy Code) against it. No recourse shall be had for the payment of any amount owing hereunder or any other obligation of, or claim against, the Owner Trustee on behalf of the Trust or the Seller, as applicable, arising out of or based upon this Indenture against any member, partner, employee, officer, agent, director or authorized person of the Owner Trustee on behalf of the Trust or the Seller; provided, however, that the foregoing shall not relieve any such person, or entity of any liability they might otherwise have as a result of fraudulent actions of omissions taken by them nor shall the foregoing relieve any person of any liability expressly undertaken by such person under the Transaction Documents.

     Section 14.21 Limitation of Liability. It is expressly understood and agreed by and between the parties hereto (i) that this Indenture is executed and delivered by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement in the exercise of the power and authority conferred and vested in it as such Owner Trustee (ii) each of the representations, undertakings and agreements made herein by the Owner Trustee are not personal representations, undertakings and agreements of Wilmington Trust Company, but are binding only on the trust estate created pursuant to the Trust Agreement, (iii) nothing contained herein shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant of the Owner Trustee either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under any such party, and (iv) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expense of the Owner Trustee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Trustee under this Indenture.

     Section 14.22 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     The provisions of TIA Sections 310 through 317, to the extent permitted to be modified by the TIA and not modified by this Indenture, that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

     Section 14.23 Perfection Representations. The Perfection Representations shall be a part of this Indenture for all purposes.

     IN WITNESS WHEREOF, the Owner Trustee and the Indenture Trustee have caused this Indenture to be duly executed as of the day and year first above written.

                                      WILMINGTON TRUST COMPANY, not in its
                                      individual capacity but solely in
                                      its capacity as Owner Trustee for
                                      Capital One Auto Finance Trust
                                      2001-A



                                      By: /s/ DONALD G. MACKELCAN
                                          --------------------------------------
                                          Authorized Officer

                                      WELLS FARGO BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as the Indenture Trustee

                                      By: /s/ TIMOTHY MATYI
                                          --------------------------------------
                                          Name: Timothy Matyi
                                          Title: Assistant Vice President

Confirmed and Agreed with respect to
Sections 3.01(c), 3.10(b)(x), (xiii), (xiv), (xvi),
5.06, 5.14(a); (c), 7.07 and 14.20

CAPITAL ONE AUTO RECEIVABLES, LLC,
as the Seller

By: /s/ JEFFERY ELSWICK
    ----------------------------------------------


Confirmed and Agreed with respect to
Sections 3.01(c), 3.10(b), (x), (xiii), (xiv) and (xvi),
5.06, 5.14(a) and (c), 7.07 and 14.20:


CAPITAL ONE AUTO FINANCE, INC.,
as Transferor, as Servicer and as Custodian

By: /s/ JEFFERY ELSWICK
    ----------------------------------------------

                                   SCHEDULE 1

                              SCHEDULE OF OPINIONS





                                  July 26, 2001

To the Persons listed on
Schedule A hereto

     Re:  Capital One Auto Finance Trust 2001-A
          Perfection Opinion

Ladies and Gentlemen:

     We have acted as special counsel to Capital One Auto Finance, Inc., a Texas corporation ("COAF") and Capital One Auto Receivables, LLC, a Delaware limited liability company (the "Seller", and together with COAF, the "Capital One Entities"), in connection with the issuance and sale of the $126,500,000 aggregate principal amount of the 3.75% Class A-1 Asset Backed Notes (the "Class A-1 Notes"), $234,500,000 aggregate principal amount of the 4.14% Class A-2 Asset Backed Notes (the "Class A-2 Notes"), $241,500,00 aggregate principal amount of the 4.83% Class A-3 Asset Backed Notes (the "Class A-3 Notes") and $247,500,000 aggregate principal amount of the 5.40% Class A-4 Asset Backed Notes (the "Class A-4 Notes"; and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes") and, $60,382,514 aggregate principal amount of the 7.92% Class B Asset Backed Notes (the "Class B Notes" and together with the Class A Notes, the "Notes").

     The Notes will be issued by Capital One Auto Finance Trust 2001-A (the "Trust") pursuant to an Indenture dated as of July 26, 2001 (the "Indenture") between the Wilmington Trust Company, not in its individual capacity as Owner Trustee (the "Owner Trustee") for the Trust and Wells Fargo Bank Minnesota, National Association, a national banking association, as indenture trustee (the "Indenture Trustee"). The Trust will also issue one Asset Backed Certificate representing the entire beneficial interest in the Trust (the "Certificates", and together with the Notes, the "Securities") to the Seller pursuant to a Trust Agreement dated as of July 26, 2001 (the "Trust Agreement") between the Seller, as depositor, and the Owner Trustee. The Notes will be sold to the various underwriters pursuant to an Underwriting Agreement dated July 26, 2001 (the "Underwriting Agreement") between the Seller and Banc of America

July 26, 2001
Page 2

Securities LLC, as representative for the several underwriters named therein (the "Representative").

     We are members of the Bar of the State of New York and Texas. We have not undertaken any special review of the laws of any other state or any judicial or other interpretation thereof other than the limited review described in this paragraph and, except as described in the following sentence, we express no opinion as to any laws other than the laws of the State of New York and Texas and the federal laws of the United States. In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level).

     Unless otherwise indicated, references in this opinion to the "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York and Texas.

     Capitalized terms used herein shall, unless otherwise defined, have the meanings assigned to them in the Indenture.

                              I. DOCUMENTS REVIEWED

     In arriving at the opinions expressed below, we have examined the following documents:

     (i) the Transfer and Assignment Agreement, dated as of July 26, 2001 (the "Transfer and Assignment Agreement"), between COAF, as transferor, and the Seller, as purchaser;

     (ii) the Contribution Agreement, dated as of July 26, 2001, between the Seller, as contributor, and the Owner Trustee, as purchaser (the "Contribution Agreement");

     (iii) the Indenture;

     (iv) financing statements on form UCC-1, naming COAF as debtor and the Seller as secured party, in proper form for filing with the offices of the Secretary of State of the State of Texas (the "Seller Financing Statements") attached hereto as Exhibit A; and

     (v) the results of a search of the Uniform Commercial Code records maintained by the Secretary of State of the State of Texas (the "COAF Search Office") conducted by CT Corporation System (with respect to the January 2001 search) and by Lexis Document Services (with respect to the June 2001 search), which purport to identify all financing statements that name COAF as debtor that were

July 26, 2001
Page 3

           on file in such offices as of January 4, 2001 and June 3, 2001, respectively (collectively, the "COAF UCC Reports") attached hereto as Exhibit B.

The documents set forth in the clauses (i) through (iii) above are referred to herein collectively as the "Transaction Documents" and the transactions contemplated thereby are referred to herein collectively as the "Transactions."

     In rendering the opinions set forth herein, we have also examined originals or copies of such corporate documents and records, and other certificates, opinions and instruments, and have made such further investigations, as we have deemed relevant and necessary as a basis for the opinions expressed below. As to questions of fact (but not legal conclusions) material to the opinions expressed herein, we have, without independent investigation, relied with your permission upon and assumed the present and continuing truth and accuracy of (a) all of the foregoing documents, records, certificates, opinions and instruments, (b) the truth and accuracy of the statements, representations and warranties of the parties, including without limitation those made by Capital One Entities in the Transaction Documents, and (c) the truth and accuracy of certificates of the officers and other representatives of each of the Capital One Entities and of public officials. In addition, as to the matters covered thereby, we have relied on our legal opinions, the legal opinion of John G. Finneran, Jr., General Counsel of COAF, the opinion of Richards, Layton and Finger on behalf of the Seller and the opinion of Richards, Layton and Finger on behalf of the Owner Trustee, each dated as of the date hereof.

     Based upon the foregoing and subject to the limitations, qualifications and exceptions stated herein, we are of the opinion that:

                              II. OPINIONS RENDERED

     1. The provisions of Section 2.01 of the Transfer and Assignment Agreement are effective under the New York UCC to create either an ownership interest or a valid and enforceable "security interest" in the Receivables and other Trust Property related thereto and the identifiable proceeds thereof, which security interest has attached. Although we understand that COAF and the Seller intend the transfer of the Receivables and the proceeds thereof to constitute a sale or contribution to the Seller (and Mayer, Brown & Platt has issued an opinion dated the date hereof with respect to the characterization of such transfer), rather than a pledge of such property, if such transfer would be deemed by a court not to constitute a sale, COAF would be deemed to have granted to the Seller a valid and enforceable security interest in the Receivables and other Trust Property related thereto and the identifiable proceeds thereof.

     2. The provisions of Section 2.01 of the Contribution Agreement are effective under the New York UCC to create either an ownership interest or a valid and enforceable "security interest" in the Receivables and other Trust Property related thereto and the identifiable proceeds

July 26, 2001
Page 4

thereof, which security interest has attached. Although we understand that the Seller and the Owner Trustee intend the transfer of the Receivables and other Trust Property related thereto and the identifiable proceeds thereof to constitute a sale or contribution to the Owner Trustee, rather than a pledge of such property, if such transfer would be deemed by a court not to constitute a sale, the Seller would be deemed to have granted to the Owner Trustee a valid and enforceable security interest in the Receivables and other Trust Property related thereto and the identifiable proceeds thereof.

     3. The provisions of the Indenture are effective under the UCC to create a valid and enforceable "security interest" in favor of the Indenture Trustee in the Receivables and other Trust Property related thereto and the identifiable proceeds thereof, which security interest has attached.

     4. Under the New York UCC (including the choice of laws provisions thereof)
(i) the internal laws of the State of Texas govern the perfection by filing of financing statements of the Seller's security interest in the Receivables transferred by COAF to the Seller pursuant to the Transfer and Assignment Agreement; (ii) the internal laws of the State of Delaware govern the perfection by filing of financing statements of the Owner Trustee's security interest in the Receivables transferred by the Seller to the Owner Trustee pursuant to the Contribution Agreement; and (iii) the internal laws of the State of Delaware govern the perfection by filing of financing statements of the Indenture Trustee's security interest in the Receivables pursuant to the Indenture.

     5. The Seller Financing Statements were filed in the office of the Secretary of State of Texas on July 26, 2001, as evidenced by a time-stamped copy attached as Exhibit C and subject to the "value" and "rights" assumptions set forth in Section III below, the Seller's security interest in the Receivables and in identifiable cash proceeds thereof, is perfected.

     a. According to the provisions of the Texas UCC, such perfected security interest is prior to any other security interest granted by COAF that is perfected solely by the filing of financing statements after the date of the filing of the Seller Financing Statements.

     b. Based solely on our review of the COAF UCC Reports as of each of the dates set forth therein, there were no UCC financing statements of record in the COAF Search Office other than the Seller Financing Statement which name COAF as debtor or seller and purport to cover any of the Receivables.

     c. Pursuant to former Section 9-103 (repealed) of the Texas UCC, and
Section 9-301 through 9-307, and 9-705(c) of the Texas UCC now in effect and subject to the assumptions set forth in Section III below, the COAF Search Office constitutes all of the offices in which

July 26, 2001
Page 5

searches must be made to determine whether a security interest has been perfected by filing in such Receivables.

                                III. ASSUMPTIONS

     In rendering the opinions set forth herein, we have relied upon and assumed:

     A. All parties to the Transaction Documents are validly existing, and in good standing under the laws of their respective jurisdictions of organization and have the requisite corporate, limited liability company, or banking power (as applicable) to enter into such Transaction Documents;

     B. The execution and delivery of the Transaction Documents have been duly authorized by all necessary corporate, limited liability company, or banking action (as applicable) and proceedings on the part of all such parties; the Transaction Documents have been duly executed and delivered by all such parties and the Transaction Documents constitute the valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms; the respective terms and provisions of each of the Transaction Documents do not, and the execution, delivery and performance of its obligations thereunder by each of such parties will not, violate the articles or certificate of incorporation or other charter document or by-laws of any such party or any law, order or decree of any court, administrative agency or other governmental authority binding on any such party, or result in a breach of or cause a default under any contract or indenture to which it is a party or by which it is bound;

     C. The COAF UCC Reports are accurate, correct and complete as of the date thereof and that, since the stated effective date of such reports, no filings or notices have been made with respect to COAF with the COAF Search Office other than the filing of the Seller Financing Statements;

     D. Other than "Summit Acceptance Corporation", COAF has not has used any trade names, assumed names or prior corporate names within the last five years;

     E. Neither COAF, the Seller, the Indenture Trustee, the Owner Trustee, nor any of you has knowledge of the contents of any financing statement or lien not disclosed in the COAF UCC Reports;

     F. COAF is a corporation incorporated under the laws of the State of Texas, and the Seller is a limited liability company and the Owner Trustee is a banking corporation each organized under the laws of the State of Delaware; and neither of COAF, the Seller or the Owner Trustee has changed its organizational structure or jurisdiction of organization with the last five years;

July 26, 2001
Page 6

     G. To the extent COAF acquired its interest in the Receivables directly or indirectly from any other person whose name is not searched in the COAF UCC Reports, COAF acquired such Receivables free and clear of any security interest or lien created by such person;

     H. COAF has not had a principal place of business other than Texas;

     I. The exact legal name of COAF is set forth in copies of the organizational documents certified to us by the Texas Secretary of State; the exact legal names of the Seller and the Owner Trustee are as set forth in the copies of the organizational documents certified to us by the Delaware Secretary of State;

     J. The Seller has paid the purchase price to COAF in accordance with the terms of the Transfer and Assignment Agreement; the Owner Trustee has given value to the Seller in accordance with the terms of the Contribution Agreement, and the Indenture Trustee has given value to the Owner Trustee in accordance with the terms of the Indenture;

     K. COAF has (or had prior to the transfer thereof) sufficient "lights" (within the meaning of Section 9-102 of the UCC) in the Receivables for the security interest of the Seller to attach thereto; the Seller has (or had prior to the transfer thereof) sufficient "rights" (within the meaning of 9-102 of the
UCC) in the Receivables for the security interest of the Owner Trustee to attach thereto; and the Owner Trustee has sufficient "rights" in the Receivables for the security interest of the Indenture Trustee to attach thereto;

     L. The laws of the jurisdiction under which the Trust was constituted provide that the Owner Trustee holds legal title to the property of the Trust.


                       IV. LIMITATIONS AND QUALIFICATIONS

The opinions expressed herein are subject to the following qualifications, exceptions and limitations:

     A. We express no opinion as to the nature or extent of the rights or title of COAF, the Seller or the Owner Trustee in or to any of the Receivables.

     B. The perfection of any security interest in proceeds is limited to the extent set forth in Section 9-315 of the UCC.

July 26, 2001
Page 7

     C. We call to your attention that the security interest of the Seller, the Owner Trustee or the Indenture Trustee in any Receivables may be subject to the rights of account debtors in respect of such Receivables, claims and defenses of such account debtors and the terms of agreements with such account debtors.

     D. The rights of COAF, the Seller and the Owner Trustee to assign any Receivables consisting of claims against any government or governmental agency (including, without limitation, the United States of America or any state thereof or any agency or department thereof or of any state) may be limited by the Federal Assignment of Claims Act or similar state or local statute.

     E. In the case of any Receivable payment of which is secured by other property, pursuant to Section 9-203(g) and 9-308(e) the Seller's, the Owner Trustee's and the Indenture Trustee's attachment and perfection in the applicable Receivable results in automatic attachment and perfection in the underlying security interest. We call to your attention that the automatic attachment and perfection in such underlying security interest is limited to the rights that COAF, the Seller or the Owner Trustee had prior to the transfers contemplated by the Transaction Documents.

     F. We express no opinion as to any actions that may be required to be taken periodically under the UCC or other applicable law in order for the effectiveness of the Financing Statements, or the validity or perfection of any security interest, to be maintained.

     G. Except as expressly stated in II.5., we express no opinion as to the priority of any security interest. Without limiting the foregoing, we express no opinion as to the priority as against any security interests or other liens as to which a UCC filing in the COAF Search Office is not required, including, without limitation, (i) liens for the payment of federal, state or local taxes or charges which are given priority by operation of law, including, without limitation, under Sections 6321 and 6323(c)(2) and (d) of the Internal Revenue Code; (ii) claims of the United States of America under the federal priority statutes (31 U.S.C. Section 3713 et seq.); (iii) liens in favor of the United States of America, any state or local governmental authority or any agency or instrumentality thereof, including, without limitation, liens arising under Title IV of ERISA; (iv) liens of a collecting bank under Section 4-210 of the UCC; (v) the rights of a "lien creditor" as defined in Section 9-102(52) of the UCC which is entitled to priority under Section 9-323(b) of the UCC; (vi) security interests in respect of proceeds of collateral other than Receivables in which a security interest was properly perfected other than by filing in the Search Offices, to the extent that the applicable secured party has a perfected security interest in such proceeds under Section 9-315 and such interest is entitled to priority under Section 9-322 of the UCC; (vii) the rights of a "purchaser" of chattel paper or instruments who is entitled to priority under
Section 9-330 of the UCC; (viii) the rights of a "purchaser" of instruments, documents, and securities who is entitled to priority under Section 9-331 of the UCC; (ix) any other liens,

July 26, 2001
Page 8

claims or other interests that arise by operation of law and do not require any filing or possession in order to take priority over security interests perfected through the filing of a financing statement; (x) a security interest which was perfected automatically upon attachment pursuant to Section 9-309 of the UCC;
(xi) a security interest temporarily perfected without filing or possession under Section 9-312(e), (f) or (g) of the UCC; (xii) a security interest perfected by taking possession or the taking of delivery under Section 9-313;
(xiii) a security interest in deposit accounts, electronic chattel paper, investment property or letter-of-credit rights which is perfected by control under Section 9-314 of the UCC; and (xiv) the rights of any person to whom Receivables have been released or reassigned or in whose favor the security interest of the Seller, the Owner Trustee or the Indenture Trustee, as applicable, have been subordinated.

     This opinion is being furnished only to you, is solely for your benefit, and is not to be used, quoted, relied upon or otherwise referred to by any other person or for any other purposes without our prior written consent. This opinion is based on factual matters in existence as of the date hereof and laws and regulations in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such factual matters change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise.

     This letter is limited to the specific issues addressed herein and the opinion rendered above is limited in all respects to laws and facts existing on the date hereof. By rendering this opinion, we do not undertake to advise you with respect to any other matter or of any change in such laws or facts or in the interpretations of such laws which may occur after the date hereof.

     The opinions expressed herein are provided solely for your benefit. Without our prior written consent, the opinions expressed herein may not be quoted in whole or in part or otherwise referred to in any legal opinion, document or other report, and may not be relied upon by any other person or entity whatsoever.

                                                Very truly yours,

                                                MAYER, BROWN & PLATT

SML/JVG/KAA

                                   SCHEDULE A



Standard & Poor's Ratings Services,
55 Water Street
40th Floor
New York, New York 10041

Fitch, Inc.
One State Street Plaza
New York, New York 10007

Banc of America Securities LLC
as Representative of
the several Underwriters

Bank of America Corporate Center
100 North Tryon Street, 10th Floor
Charlotte, NC 28255

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001

Wells Fargo Bank Minnesota, National Association
Individually and as Indenture Trustee
6th and Marquette Avenue
Minneapolis, MN 55479-0001

Capital One Auto Finance, Inc.
8000 Jones B ranch Drive
McLean, Virginia 22102

Capital One Auto Receivables, LLC
8000 Jones B ranch Drive
McLean, Virginia 22102

MBIA Insurance Corporation
113 King Street
Armonk, NY 10504

                                  July 26, 2001

To the Persons listed on
Schedule A hereto

     Re:  Capital One Auto Finance Trust 2001-A
          Transaction Opinion

Ladies and Gentlemen:

     We have acted as special counsel to Capital One Auto Finance, Inc., a Texas corporation ("COAF") and Capital One Auto Receivables, LLC, a Delaware limited liability company (the "Seller", and together with COAF, the "Capital One Entities"), in connection with the issuance and sale of the $126,500,000 aggregate principal amount of the 3.75% Class A-1 Asset Backed Notes (the "Class A-1 Notes"), $234,500,000 aggregate principal amount of the 4.14% Class A-2 Asset Backed Notes (the "Class A-2 Notes"), $241,500,000 aggregate principal amount of the 4.83% Class A-3 Asset Backed Notes (the "Class A-3 Notes") and $247,500,000 aggregate principal amount of the 5.40% Class A-4 Asset Backed Notes (the "Class A-4 Notes"; and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes") and, $60,382,514 aggregate principal amount of the Class B Asset Backed Notes (the "Class B Notes" and together with the Class A Notes, the "Notes").

     The Notes will be issued by Capital One Auto Finance Trust 2001-A (the "Trust") pursuant to an Indenture dated as of July 26, 2001 (the "Indenture) between the Wilmington Trust Company, not in its individual capacity but as owner trustee (the "Owner Trustee") for the Trust and Wells Fargo Bank Minnesota, National Association, a national banking association, as indenture trustee (the "Indenture Trustee"). The Trust will also issue one Asset Backed Certificate representing the entire beneficial interest in the Trust (the "Certificates", and together with the Notes, the "Securities") to the Seller pursuant to a Trust Agreement dated as of July 26, 2001 (the "Trust Agreement") between the Seller, as depositor, and the Owner Trustee. The Notes will be sold to the various underwriters pursuant to an Underwriting Agreement dated July 26, 2001

July 26, 2001
Page 2

(the "Underwriting Agreement") between the Seller and Banc of America Securities LLC, as representative for the several underwriters named therein (the "Representative").

     Capitalized terms used herein shall, unless otherwise defined, have the meanings assigned to them in the Indenture.

     In arriving at the opinions expressed below, we have examined the following documents:

     (i) the Transfer and Assignment Agreement, dated as of July 26, 2001 (the "Transfer and Assignment Agreement"), between COAF, as transferor, and the Seller, as purchaser;

     (ii)   the Trust Agreement;

     (iii) the Contribution Agreement, dated as of July 26, 2001, between the Seller, as contributor, and the Owner Trustee, as purchaser (the "Contribution Agreement");

     (iv)   the Indenture;

     (v) the Servicing Agreement, dated as of July 26, 2001, among COAF, as servicer, the Owner Trustee and the Indenture Trustee;

     (vi) the Administration Agreement, dated as of July 26, 2001 (the "Administration Agreement"), among COAF, as administrator, the Owner Trustee and the Indenture Trustee;

     (vii)  the forms of the Securities;

     (viii) the Underwriting Agreement;

     (ix) the Insurance Agreement, dated as of July 26, 2001, among COAF, as transferor and servicer, MBIA Insurance Corporation, as note insurer, the Seller, the Owner Trustee and the Indenture Trustee (the "Insurance Agreement");

     (x) the Limited Guaranty, dated as of July 26, 2001 by Capital One Financial Corporation ("Capital One") in favor of the Note Insurer, the Indenture Trustee and the Owner Trustee (the "Limited Guaranty");

     (xi) the Fee Letter, dated July 26, 2001, among COAF, the Owner Trustee, and MBIA Insurance Corporation, as note insurer (the "MBIA Fee Letter");

July 26, 2001
Page 3

         (xii) the registration statement on Form S-3 (No. 333-54736) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") on January 31, 2001, and Amendment No. 1 to such registration statement filed with the Commission on March 13, 2001 (such registration statement as so amended, not including the exhibits thereto, the "Registration Statement"); and

        (xiii) the prospectus supplement dated July 12, 2001 (the "Prospectus Supplement") and the base prospectus dated July 10, 2001 (the "Base Prospectus" and together with the Prospectus Supplement, the "Prospectus") filed with the Commission pursuant to Rule 424(b) under the Act.

The documents set forth in the clauses (i) through (x) above are referred to herein collectively as the "Transaction Documents" and the transactions contemplated thereby are referred to herein collectively as the "Transactions."

     In addition to the Transaction Documents, we have also examined originals or copies of such corporate documents and records, and other certificates, opinions and instruments, and have made such further investigations, as we have deemed relevant and necessary as a basis for the opinions expressed below. As to questions of fact (but not legal conclusions) material to the opinions expressed herein, we have, without independent investigation, relied with your permission upon and assumed the present and continuing truth and accuracy of (a) all of the foregoing documents, records, certificates, opinions and instruments, (b) the truth and accuracy of the statements, representations and warranties of the parties, including without limitation those made by Capital One Entities in the Transaction Documents, and (c) the truth and accuracy of certificates of the officers and other representatives of each of the Capital One Entities and of public officials.

     In addition, as to the matters covered thereby and as to the matters set forth in paragraph B below, we have relied on the legal opinion of John G. Finneran, Jr., General Counsel of COAF and the Seller, the opinion of Richards, Layton & Finger on behalf of the Seller and the opinion of Richards, Layton & Finger on behalf of the Owner Trustee, each dated as of the date hereof.

     Based upon the foregoing and subject to the limitations, qualifications and exceptions stated herein, we are of the opinion that:

     1. The Transaction Documents (other than the Trust Agreement and the Underwriting Agreement) to which any of COAF, the Seller or the Owner Trustee is a party are the legal, valid and binding obligations of COAF, the Seller and the Owner Trustee, as applicable, enforceable against COAF, the Seller or the Owner Trustee in accordance with their terms.

July 26, 2001
Page 4

     2. The Transaction Documents to which the Seller is a party have been duly executed and delivered by the Seller.

     3. No consent, approval, authorization or order of, or filing with, any Texas governmental agency or body or any Texas court is required on the part of the Seller or COAF under applicable Texas law for the consummation by the Seller or COAF of the transactions contemplated in this Agreement and in the Indenture, except such as have been obtained or made and such as may be required under state securities or Blue Sky laws.

     4. The execution, delivery and performance by each of the Seller and COAF of its obligations under this Agreement and the Transaction Documents to which it is a party, the transfer by COAF of the Receivables and its interest in any related collateral to the Seller, the contribution of the Receivables and related collateral to the Owner Trustee, the issuance and sale of the Class A Notes, and the consummation by the Seller or COAF of any other of the transactions contemplated in this Agreement or the Transaction Documents, will not conflict with, result in a breach or violation of any rule, order (known to such counsel), statute or regulation, to the extent the foregoing relate to Texas laws, United States federal law, of any court, regulatory body, administrative agency or governmental body having jurisdiction over such entity of the terms of any material indenture or other material agreement or instrument (known to such counsel), statute or regulation, to the extent the foregoing relate to any court, regulatory body, administrative agency or governmental body having jurisdiction over such entity or the terms of any material indenture or other material agreement or instrument known to such counsel to which such entity is a party or by which they or their properties are bound; provided, however, that no opinion is expressed herein as to state securities or Blue Sky laws.

     5. No consent, approval, authorization or order of, or filing with, any Texas state or United States governmental agency or body or any United States federal court is required on the part of either the Seller or COAF under Texas law or United States federal law for consummation of the transactions contemplated in this Agreement or the Transaction Documents, except such as have been obtained or made and such as may be required under state securities or Blue Sky laws.

     6. The Underwriting Agreement is the legal, valid and binding obligation of the Seller and COAF, respectively.

     7. Neither the Trust nor the Seller is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     8. The Trust Agreement need not be qualified under the Trust Indenture Act of 1939, as amended.

July 26, 2001
Page 5

     9. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

     10. The Limited Guaranty constitutes a valid and binding obligation of Capital One, enforceable against Capital One in accordance with its terms.

     11. The Registration Statement became effective under the Act as of March 20, 2001 and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereto has been issued under the Act and no proceeding for that purpose has been instituted or threatened by the Commission under Section 8(d) of the Act.

     12. The Registration Statement, as of its effective date, and the Prospectus, as of the date of the Prospectus Supplement, other than financial statements, the exhibits, annexes and other financial, statistical, numerical or portfolio data, contained in or incorporated by reference therein, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder.

     13. To our knowledge, there are no contracts or documents of the Seller which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the rules or regulations thereunder which have not been so filed.

     14. The statements contained in the Prospectus Supplement under the headings "Summary of Terms - Material Federal Income Tax Consequences," "Material Federal Income Tax Consequences," Summary of Terms - ERISA Considerations," and "ERISA Considerations," and in the Base Prospectus under the headings "Material Federal Income Tax Consequences" and "ERISA Considerations," to the extent that they constitute statements of matters of federal law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Notes, accurately describe the material consequences to holders of the Notes under the Code and ERISA.

     The opinions expressed herein are based upon the assumptions and are subject to the limitations and qualifications set forth below:

     A. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such documents submitted to us as copies.

     B. We have assumed that: (i) all parties to the Transaction Documents are duly organized, validly existing and in good standing under the laws of their respective jurisdictions

July 26, 2001
Page 6

of organization; (ii) each such party is duly qualified to engage in the activities contemplated by the Transaction Documents, and has the requisite organizational powers and authority to execute, deliver and perform its obligations under such documents; (iii) each of the Transaction Documents has been duly authorized by each party thereto; (iv) each of the Transaction Documents have been duly executed and delivered by each party thereto (other than the Seller as to whom we opine) (v) each of the Transaction Documents constitutes a valid and binding obligation of the parties thereto (other than Capital One Financial Corporation, COAF, the Seller and the Owner Trustee with respect to each Transaction Document other than the Trust Agreement which we opine) enforceable against each such party in accordance with the terms thereof;
(vi) the execution, delivery and performance by each party to the Transaction Documents to which it is a party and the consummation of the Transactions will not conflict with, result in any breach of any of the terms and provisions of, constitute (with or without notice Or lapse of time) a default under or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of, (a) the charter and by-laws or similar organic documents of such party, (b) any indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which such party is a party or by which such party is bound, or (c) any statute, rule or regulation or require any consents, approvals, authorizations, registrations or filings by such parties under any statute, rule or regulation; and (vii) each party will act in accordance with, and will refrain from taking any action that is forbidden by, the Transaction Documents.

     C. We have assumed that there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over any party to the Transaction Documents or any of its properties: (i) asserting the invalidity of any Transaction Document, (ii) seeking to prevent the issuance of the Securities or the consummation of any of the Transactions (except as set forth in paragraph 11 herein), or (iii) seeking any determination or ruling that might adversely affect the performance by any party to the Transaction Documents of its obligations under, or the validity or enforceability of, any Transaction Document.

     D. We have assumed that (i) the parties are entering into the Transactions in the ordinary course of their respective businesses, (ii) there has not been any fraud, duress, undue influence or material mistake of fact in connection with the Transactions and (iii) there are no agreements, course of prior dealing or other arrangements between the parties that will alter the Transaction Documents.

     E. The opinions set forth above are subject (i) to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally, (ii) to the effect of public policy considerations under federal or state securities laws which, among other things, would limit or restrict any agreement relating to indemnification, contribution or exculpation with respect to costs, expenses or other liabilities

July 26, 2001
Page 7

that arise out of or are incurred in connection with any of the Transaction Documents, (iii) to the effect of general principles of equity including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), (iv) to the fact that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and
(v) to the qualification that certain remedial provisions in the Transaction Agreements may be limited or rendered ineffective or unenforceable by the applicable laws of the State of New York, the State of Texas or judicial decisions governing such provisions or holding their enforcement unreasonable under the then existing circumstances (but, in our opinion, there exists in the Transaction Agreements or pursuant to applicable law legally adequate remedies for a realization of the principal benefits purported to be provided thereby, subject to the qualifications and exceptions set forth in this letter and except for the economic consequences of procedural or other delay). Without limiting the foregoing, we point out that Section 552 of the Bankruptcy Code (11 U.S.C. 101 et. seq.) limits the extent to which property acquired by a debtor after the commencement of the case under the Bankruptcy Code maybe subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

     F. We express no opinion as to any provision of any Transaction Document
(i) restricting access to legal or equitable remedies, (ii) purporting to establish evidentiary standards, (iii) purporting to appoint any person as the attorney-in-fact of any other person, (iv) which provides that such Transaction Document may only be amended, modified or waived in writing, (v) stating that all rights or remedies of any party are cumulative and may be enforced in addition to any other night or remedy and that the election of a particular remedy does not preclude recourse to one or more remedies, (vi) which provides that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver of any such rights or remedies, (vii) waiving rights or remedies which, as a matter of law, cannot be waived, (viii) providing that such Transaction Document is to be governed by or construed in accordance with the laws of any jurisdiction, (ix) requiring the payment of interest on overdue interest, (x) purporting to provide for severability of the provisions thereof,
(xi) relating to any liens on any accounts, (xii) provides for the waiver of venue or waiver of jury trial, or (xiii) purports to create any right of setoff.

     G. We express no opinion as to the enforceability against any government or governmental agency (including without limitation the United States of America or any State thereof or any agency or department of the United States of America or any State thereof) of any security or ownership interest in any Receivables with respect to which such government or agency is obligated.

     H. We express no opinion as to the availability of the defense of inconvenient forum in any action or proceeding in any court sitting in the State of New York or the State of Texas arising out of or relating to any matter under any Transaction Document.

July 26, 2001
Page 8

     I. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us or otherwise.

     J. Our examination of matters of law has been limited to the laws of the States of Texas and New York and the federal law of the United States of America to the extent specifically referred to in this opinion letter. We express no opinions regarding the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

     This letter is limited to the specific issues addressed herein and the opinion rendered above is limited in all respects to laws and facts existing on the date hereof. By rendering this opinion, we do not undertake to advise you with respect to any other matter or of any change in such laws or facts or in the interpretations of such laws which may occur after the date hereof.

     The opinions expressed herein are provided solely for your benefit. Without our prior written consent, the opinions expressed herein may not be quoted in whole or in part or otherwise referred to in any legal opinion, document or other report, and may not be relied upon by any other person or entity whatsoever.

                                                   Very truly yours,

                                                   MAYER, BROWN & PLATT

SML/JVGI/KAA

                                   SCHEDULE A


Standard & Poor's Ratings Services
55 Water Street
40th Floor
New York, New York 10041

Fitch, Inc.
One State Street Plaza
New York, New York 10004

Banc of America Securities LLC
Representative of
the several Underwriters

Bank of America Corporate Center
100 North Tryon Street, 10th Floor
Charlotte, NC 28255

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001

Wells Fargo Bank Minnesota, National Association
Individually and as Indenture Trustee
6th and Marquette Avenue
Minneapolis, MN 55479-0001

Capital One Auto Finance, Inc.
2890 Fairview Park Drive
Falls Church, VA 22402

Capital One Auto Receivables, LLC
2890 Fairview Park Drive
Falls Church, VA 22402

MBIA Insurance Corporation
113 King Street
Armonk, NY 10504

                                   SCHEDULE 2

              PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

     In addition to the representations, warranties and covenants contained in the Indenture, the Owner Trustee hereby represents, warrants, and covenants to the Indenture Trustee as to itself as follows on the Closing Date and on each Payment Date thereafter:

1. The Indenture creates a valid and continuing security interest (as defined in UCC Section 9-102) in the Receivables in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Owner Trustee.

2. The Receivables constitute "tangible chattel paper" within the meaning of UCC Section 9-102.

3. COAF has taken all steps necessary to perfect its security interest against the Obligor in the property securing the Receivables that constitute chattel paper.

4. The Owner Trustee owns and has good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.

5. The Owner Trustee has caused or will have caused, within ten days after the effective date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the contribution and sale of the Receivables from COAF to the Seller, the transfer and sale of the Receivables from the Seller to the Owner Trustee, and the security interest in the Receivables granted to the Indenture Trustee hereunder.

6. With respect to Receivables that constitute tangible chattel paper, such tangible chattel paper is in the possession of the Custodian and the Indenture Trustee has received a written acknowledgment from the Custodian that the Custodian is holding such tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee.

7. Neither the Seller, the Servicer nor the Owner Trustee has authorized the filing of, or is aware of any financing statements against either the Seller, the Transferor or the Owner Trustee that include a description of collateral covering the Receivables, the Trust Property and proceeds related thereto other than any financing statement (i) relating to the sale of Receivables by the Transferor to the Seller under the Transfer and Assignment Agreement, (ii) relating to the contribution of Receivables by the Seller to the Owner Trustee under the Contribution

Agreement, (iii) relating to the security interest granted to the Indenture Trustee hereunder, or (iv) that has been terminated.

8. Neither the Seller, the Transferor nor the Owner Trustee is aware of any judgment, ERISA or tax lien filings against either the Seller, the Transferor or the Owner Trustee.

9. None of the tangible chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

10. Survival of Perfection Representations. Notwithstanding any other provision of the Transfer and Assignment Agreement, the Contribution Agreement, the Indenture or any other Transaction Document, the Perfection Representations contained in this Schedule shall be continuing, and remain in full force and effect (notwithstanding any replacement of the Servicer or termination of Servicer's rights to act as such) until such time as all obligations under the Transfer and Assignment Agreement, Contribution Agreement and the Indenture have been finally and fully paid and performed.

11. No Waiver. The parties hereto: (i) shall not, without obtaining a confirmation of the then-current rating of the Class A Notes, waive any of the Perfection Representations; (ii) shall provide the Ratings Agencies with prompt written notice of any breach of the Perfection Representations, and shall not, without obtaining a confirmation of the then-current rating of the Class A Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the Perfection Representations.

                                    EXHIBIT A

                              FORM OF CLASS A NOTE

                                 CLASS A-1 NOTE

Note Number: R-1  CUSIP No.: 14041M AA 1

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE OWNER TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                      CAPITAL ONE AUTO FINANCE TRUST 2001-A
                AUTOMOBILE RECEIVABLE-BACKED NOTES, SERIES 2001-A
                                 CLASS A-1 NOTE

      ORIGINAL ISSUE             CLASS A-1 MATURITY
           DATE                        DATE                    ISSUE PRICE
      July 26, 2001                  8/13/2002                 100.000000%


REGISTERED OWNER: CEDE & Co.

ORIGINAL PRINCIPAL BALANCE:  $                               $126,500,000.00

     THIS CERTIFIES THAT Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee for Capital One Auto Finance Trust 2001-A (the "Owner Trustee") as the Owner Trustee, which term includes any successor entity under the Indenture dated as of July 26, 2001 (the "Indenture") between the Owner Trustee and Wells Fargo Bank Minnesota, National Association, as indenture trustee (together with any successor thereto, hereinafter called the "Indenture Trustee"), for value received, hereby promises to pay to the Registered Owner named above or registered assigns, subject to the provisions hereof and of the Indenture, (a) interest based on the actual number of days and a 360-day year on the Outstanding Principal Balance from the Closing Date at the Class A-1 Interest Rate defined in the Indenture, on each Payment Date beginning in September 2001 (or, if such day is not a Business Day, the next succeeding Business Day) and on the Class A-1 Final Scheduled Payment Date to the extent set forth in the Indenture, and (b) principal on each Payment Date and on the Class A-1 Final Scheduled Payment Date to the extent set forth in the Indenture in the manner and subject to the priority of payment as set forth in the Indenture; provided, however, that the Class A Notes are subject to redemption as set forth in the Indenture. This Note is one of a duly authorized series of Notes of the Owner Trustee designated as its Capital One Auto Finance Trust 2001-A Notes, Series 2001-A. The Indenture authorizes the issuance of $126,500,000 in principal amount of notes as Series 2001-A (the "Notes"). The notes are issued in five classes designated as Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes. The Indenture provides that the Notes will be entitled to receive payments in reduction of the Aggregate Outstanding Principal Balance of each Class, in the amounts, from the sources, and at the times more specifically as set forth in the Indenture. The Notes are secured by the Trust Property (as defined in the Indenture).

     Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights thereunder of the Owner Trustee, the Indenture Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Class A Note which are not defined herein shall have the meanings assigned to them in the Indenture.

     THE OBLIGATION OF THE OWNER TRUSTEE TO REPAY THE CLASS A-1 NOTES IS A LIMITED, NONRECOURSE OBLIGATION SECURED ONLY BY THE TRUST PROPERTY. All payments of principal and interest on the Class A-1 Notes shall be made only from the Trust Property, and each Holder hereof, by its acceptance of this Class A-1 Note, agrees that it shall be entitled to payments solely from such Trust Property pursuant to the terms of the Indenture. The actual Outstanding Principal Balance on this Class A-1 Note may be less than the Original Principal Balance indicated on the face hereof. The actual principal balance on this Class A-1 Note at any time may be obtained from the Indenture Trustee.

     With respect to payment of principal of and interest on the Class A-1 Notes, the Indenture provides the following:

     (a) Until fully paid, principal payments on the Class A-1 Notes will be made on each Payment Date in an amount, at the time, and in the manner provided in the Indenture. The unpaid principal balance of each Class A-1 Note shall be payable no later than the Final Scheduled Payment Date thereof unless the unpaid principal of such Class A-1 Note becomes due and payable at an earlier date pursuant to the Indenture, in each case such payment shall be made in an amount and in the manner provided in the Indenture.

     (b) The Class A-1 Notes shall bear interest on the Aggregate Outstanding Principal Balance of the Class A-1 Notes and accrued but unpaid interest thereon, at the Class A-1 Interest Rate from and including the preceding Payment Date (or, in the case of the first Payment Date, from the Closing Date, to and including the day immediately preceding the subject Payment Date. Such interest shall be payable on each Payment Date to the extent that the Revenue Fund and the Reserve Fund then contains sufficient amounts to pay such interest and any Class A-1 Overdue Interest from prior Payment Dates (plus interest thereon at the applicable Class A-1 Interest Rate) pursuant to Section 5.05 of the Indenture. Interest accrued on the Class A-1 Notes will be calculated with respect to the initial Payment Date, the product of (x) 1/360 of the Class A-1 Interest Rate times (y) the actual number of days from and including the Closing Date to but excluding the initial Payment Date times
(z) the Aggregate Outstanding Principal Balance of the Class A-1 Notes as of the Closing Date, with respect to any subsequent Payment Date, the sum of (a) the product of (x) 1/360 of the Class A-1 Interest Rate times (y) the actual number of days from and including the previous Payment Date to but excluding such Payment Date times (z) the Aggregate Outstanding Principal Balance of the Class A-1 Notes outstanding as of the immediately preceding Payment Date after giving effect to all payments of principal on such immediately preceding Payment Date and (b) the Class A-1 Overdue Interest, if any.

     This Note is entitled to the benefits of the Note Guaranty Insurance Policy issued by the Note Insurer to the Indenture Trustee for the benefit of the Class A Noteholders, as described in the Statement of Insurance attached hereto.

     All payments of interest and principal on the Class A-1 Notes on the applicable Payment Date shall be paid to the Person in whose name such Class A-1
Note is registered at the close of business on the Record Date for such Payment Date in the manner provided in the Indenture. All reductions in the principal amount of a Class A-1 Note (or one or more Predecessor Notes) effected by full or partial payments of installments of principal shall be binding upon all past, then current, and future Holders of such Class A-1 Note and of any Class A-1
Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Class A-1 Note.

     All amounts collected as payments on the Trust Property or otherwise shall be applied in the order of priority specified in the Indenture.

     Each Person who has or who acquires any Ownership Interest in a Class A-1 Note shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 2.07 of the Indenture.

     In addition, each Person who has or who acquires any Ownership Interest in a Class A-1 Note shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 14.18 of the Indenture. Prior to the date that is one year and one day after the payment in full of all amounts payable with respect to the Notes, each Person who has or acquires an Ownership Interest in a Class A-1 Note agrees that such Person will not institute against the Owner Trustee or the Seller, or join any other Person in instituting against the Owner Trustee or the Seller, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any state of the United States. This covenant shall survive the termination of the Indenture.

     Before the due presentment for registration of transfer of this Class A-1 Note, the Owner Trustee, the Indenture Trustee and any agent of the Owner Trustee or the Indenture Trustee may treat the person in whose name this Class A-1 Note is registered (a) on any Record Date for purposes of making payments, and (b) on any other date for any other purpose, as the owner hereof, whether or not this Class A-1 Note be overdue, and neither the Owner Trustee, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits the amendment thereof for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Noteholders under the Indenture at any time by the Owner Trustee and the Indenture Trustee with the consent of the Note Insurer so long as no Note Insurer Default shall have occurred and be continuing (and, in some cases, only with the consent of the Noteholder of each Class affected thereby) and compliance with certain other conditions. Any such consent by the Holder, at the time of the giving thereof, of this Class A-1 Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-1 Note and of any Class A-1 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A-1 Note.

     The Notes and all obligations with respect thereto, including obligations under the Indenture, will be limited recourse obligations of the Owner Trustee payable solely from the Trust Property. Neither the Owner Trustee, the Servicer, the Custodian, the Paying Agent, the Note Registrar, nor the Indenture Trustee in its individual capacity or in its capacity as the Indenture Trustee, nor any of their respective Affiliates, agents, partners, beneficiaries, officers, directors, stockholders, stockholders of partners, employees or successors or assigns, shall be personally liable for any amounts payable, or performance due, under the Notes or the Indenture. Without limiting the foregoing, each Holder of any Note by its acceptance thereof, and the Indenture Trustee, shall be deemed to have agreed (a) that it shall look only to the Trust Property and the Note Guaranty Insurance Policy to satisfy the Owner Trustee's obligations under or with respect to a Note or the Indenture, including but not limited to liabilities under Article V of the Indenture and liabilities arising (whether at common law or equity) from breaches by the Owner Trustee of any obligations, covenants and agreements herein or, to the extent enforceable, for any violation by the Owner Trustee of applicable state or federal law or regulation, provided that, the Owner Trustee shall not be relieved of liability hereunder with respect to any misrepresentation in the Trust Agreement, the Indenture, the Contribution Agreement, the Transfer and Assignment Agreement or the Servicing Agreement, or fraud, of the Owner Trustee, and (b) to waive any rights it may have to obtain a deficiency or other monetary judgment against either the Owner Trustee or any of its principals, directors, officers, stockholders, employees or agents (whether disclosed or undisclosed) or their respective assets (other than the Trust Property). The foregoing provisions of this paragraph shall not
(i) prevent recourse to the Trust Property or any Person other than the Owner Trustee for the sums due or to become due under any security, instrument or agreement which is part of the Trust Property, (b) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by the Indenture, but the same shall continue until paid or discharged, or (c) prevent the Indenture Trustee from exercising its rights with respect to the Grant, pursuant to the Indenture, of the Owner Trustee's rights under the Contribution Agreement and the Transfer and Assignment Agreement. It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Indenture Trustee in its capacity as the Indenture Trustee under the Indenture or the Owner Trustee as a party defendant in any action or suit or in the exercise of any remedy under the Notes or the Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced. It is expressly understood that all such liability is hereby expressly waived and released to the extent provided herein as a condition of, and as a consideration for, the execution of the Indenture and the issuance of the Notes.

     The remedies of the Holder hereof as provided herein, or in the Indenture, shall be cumulative and concurrent and may be pursued solely against the assets of the Trust Property. No failure on the part of the Noteholder in exercising any right or remedy hereunder shall operate as a waiver or release thereof, nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy hereunder.

     The Notes are issuable only in registered form in denominations as provided in the Indenture and subject to certain limitations therein set forth. At the option of the Noteholder, Notes of any Class may be exchanged for Notes of the same Class of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Indenture Trustee, subject to the terms and conditions of the Indenture.

     As provided in the Indenture, this Note and the Indenture under which it is issued shall be construed in accordance with, and governed by, the laws of the State of New York applicable to agreements made and to be performed therein. The Indenture Trustee shall have no obligation under the Indenture, the Servicing Agreement or any other document or instrument executed in connection herewith or therewith to transact business or perform fiduciary duties (in each case as defined under relevant laws) outside of the State of Minnesota, provided that, the Indenture Trustee will appoint a co-trustee to transact any business required to be transacted outside of the State of Minnesota or New York, as the case may be.

     THIS NOTE IS ISSUED PURSUANT TO THE INDENTURE AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE BACK HEREOF AND SUCH FURTHER PROVISIONS ARE HEREBY INCORPORATED BY REFERENCE AS IF FULLY SET FORTH HERE.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Owner Trustee has caused this instrument to be duly executed on the Original Issue Date set forth above.

                                        WILMINGTON TRUST COMPANY, not in its
                                        individual capacity but solely in
                                        its capacity as Owner Trustee for
                                        Capital One Auto Finance Trust
                                        2001-A



                                        By:
                                           -------------------------------------
                                           Authorized Officer

              THE INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Class A-1 Notes referred to in the within-mentioned Indenture.


                                        WELLS FARGO BANK MINNESOTA, NATIONAL
                                        ASSOCIATION, as the Indenture Trustee

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                            [FORM OF REVERSE OF NOTE]

     The Class A-1 Notes are scheduled to mature on August 13, 2002 unless the Class A-1 Notes are earlier redeemed or accelerated pursuant to the Indenture. The Indenture Trustee shall pay to each Class A-1 Noteholder of record on the preceding Record Date either (i) by wire transfer, in immediately available funds to the account of such Class A-1 Noteholder, at a bank or other entity having appropriate facilities therefor, if such Class A-1 Noteholder shall have provided to the Indenture Trustee appropriate written instructions three (3) Business Days prior to the Record Date and such Holder's Class A-1 Notes in the aggregate evidence a denomination of not less than $250,000 (which instructions may remain in effect for subsequent Payment Dates), or, (ii) if not, by check mailed to such Holder at the address of such Holder appearing in the Note Register, the amounts to be distributed to such Holder pursuant to such Holder's Class A-1 Notes.

     THE CLASS A-1 NOTES SHALL BE SUBJECT TO OPTIONAL REDEMPTION AT THE OPTION OF THE ADMINISTRATOR OR THE NOTE INSURER IN THE MANNER AND SUBJECT TO THE PROVISIONS OF THE INDENTURE. Whenever by the terms of the Indenture, the Indenture Trustee is required to redeem Class A-1 Notes, and subject to and in accordance with the terms of Article VI of the Indenture, the Indenture Trustee shall give notice of the redemption in the manner prescribed by the Indenture.

     Subject to certain restrictions contained in the Indenture, (a) the Notes are issuable in the initial denomination of $250,000 and integral multiples of $1,000 in excess thereof (provided, that one Note of each Class may be issued in an additional amount equal to any remaining portion of the applicable Original Principal Balance of such Class) and (b) Notes may be exchanged for a like aggregate principal amount of Notes of authorized denominations of the same maturity.

     The final payment on a Note shall be made only upon presentation and surrender of the Note at the Corporate Trust Office of the Indenture Trustee; provided, however, that if there is delivered to the Owner Trustee, the Indenture Trustee and the Note Insurer such security or indemnity as may be required by them to save each of them harmless (an unsecured indemnity agreement of an institutional investor organized under the laws of the United States or any state thereof with a net worth at least equal to $50,000,000 being deemed sufficient to satisfy such security or indemnity requirement) and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Owner Trustee, the Indenture Trustee or the Note Insurer that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made to the extent collected funds are then available for such payment without presentation or surrender.

     The Noteholders shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.

     The Notes may be exchanged, and their transfer may be registered, by the Noteholders in person or by their attorneys duly authorized in writing at the Corporate Trust Office of the Indenture Trustee only in the manner, subject to the limitations provided in the Indenture, and upon surrender and cancellation of the Notes. Upon exchange or registration of such transfer, a new registered Note or Notes evidencing the same outstanding principal amount of the same Class of Notes will be executed in exchange therefor.

     Reference is hereby made to the Indenture, a copy of which is on file with the Indenture Trustee, for the provisions, among others, with respect to (a) the nature and extent of the rights, duties and obligations of the Indenture Trustee, the Owner Trustee and the Noteholders; (b) the terms upon which the Notes are executed and delivered; (c) the collection and disposition of the Scheduled Payments; (d) a description of the Trust Property; (e) the modification or amendment of the Indenture; (f) other matters; and (g) the definition of capitalized terms used in this Note that are not defined herein; to all of which the Noteholders assent by the acceptance of the Notes.

                              [FORM OF ASSIGNMENT]


  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR
TAXPAYER IDENTIFICATION NUMBER
OF ASSIGNEE)




               (Please Print or Typewrite Name and Address of Assignee)

               the within Note, and all rights thereunder, and hereby does irrevocably constitute and appoint

               Attorney to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.



Date:
      ---------------------------


                                              NOTICE: The signature to this
                                              assignment must correspond with
                                              the name as it appears upon the
                                              face of the within Note in every
                                              particular, without alteration or
                                              enlargement or any change
                                              whatever.

                            [STATEMENT OF INSURANCE]

                                    EXHIBIT B

                              FORM OF CLASS B NOTE


Note Number: R-1

     THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES (1) THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ("QIB") WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT, OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR TO THE OWNER TRUSTEE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE AND (2) THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TO BE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THE INDENTURE RELATING TO THIS NOTE CONTAINS A PROVISION REQUIRING THE INDENTURE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN IN VIOLATION OF THE FOREGOING. EACH TRANSFEREE ACCEPTING A BENEFICIAL INTEREST IN THIS NOTE IS DEEMED TO REPRESENT THAT IT IS EITHER A QIB PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB.

     THIS NOTE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF (I) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA")), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE CODE OR
(III) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF AN EMPLOYEE BENEFIT PLAN'S OR OTHER PLAN'S INVESTMENT IN THE ENTITY (INCLUDING AN INSURANCE COMPANY GENERAL ACCOUNT). BY ACCEPTING AND HOLDING THIS NOTE, THE HOLDER HEREOF SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN.

                      CAPITAL ONE AUTO FINANCE TRUST 2001-A
                AUTOMOBILE RECEIVABLE-BACKED NOTES, SERIES 2001-A
                                  CLASS B NOTE



      ORIGINAL ISSUE              CLASS B MATURITY
           DATE                         DATE                      ISSUE PRICE

      July 26, 2001                 May 15, 2008                    100.00%



REGISTERED OWNER: Capital One Auto Receivables, LLC.

ORIGINAL PRINCIPAL BALANCE:  $60,382,514.00

THIS CERTIFIES THAT Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee for the Capital One Auto Finance Trust 2001-A (the "Owner Trustee"), which term includes any successor entity under the Indenture dated as of July 26, 2001 (the "Indenture") between the Owner Trustee and Wells Fargo Bank Minnesota, National Association, as trustee (together with any successor thereto, hereinafter called the "Indenture Trustee"), for value received, hereby promises to pay to the Registered Owner named above or registered assigns, subject to the provisions hereof and of the Indenture, (A) interest based on a 360-day year consisting of twelve 30-day months on the Aggregate Outstanding Principal Balance from the Closing Date at the Class B Interest Rate defined in the Indenture, on each Payment Date beginning in July 2001 (or, if such day is not a Business Day, the next succeeding Business Day), and (B) principal on each Payment Date in the manner and subject to the priority of payment as set forth in the Indenture; provided, however, that the Class B Notes are subject to redemption as set forth in the Indenture. This Note is one of a duly authorized series of Notes of the Owner Trustee designated as its Capital One Auto Finance Trust 2001-A, Notes, Series 2001-A. The Indenture authorizes the issuance of $60,382,514 in principal amount of notes designated as Series 2001-A (the "Notes"). The Notes are issued in five classes designated as Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes. The Indenture provides that the Notes will be entitled to receive payments in reduction of the Aggregate Outstanding Principal Balance of each Class, in the amounts, from the sources, and at the times more specifically as set forth in the Indenture. The Notes are secured by the Trust Property (as defined in the Indenture).

     Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights thereunder of the Owner Trustee, the Indenture Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Class B Note which are not defined herein shall have the meanings assigned to them in the Indenture.

     THE OBLIGATION OF THE OWNER TRUSTEE TO REPAY THE CLASS B NOTES IS A LIMITED, NONRECOURSE OBLIGATION SECURED ONLY BY THE TRUST

PROPERTY. All payments of principal of and interest on the Class B Notes shall be made only from the Trust Property, and each Holder hereof, by its acceptance of this Class B Note, agrees that it shall be entitled to payments solely from such Trust Property pursuant to the terms of the Indenture. The actual Outstanding Principal Balance on this Class B Note may be less than the Original Principal Balance indicated on the face hereof. The actual principal balance on this Class B Note at any time may be obtained from the Indenture Trustee.

     With respect to payment of principal of and interest on the Class B Notes, the Indenture provides the following:

     (a) Until fully paid, principal payments on the Class B Notes will be made on each Payment Date in an amount, at the time, and in the manner provided in the Indenture; provided, that, on any Payment Date, the Class B Principal Payment Amount shall not be due and payable until the Class A Note Interest and the Class A Principal Payment Amount have been paid on such Payment Date. The unpaid principal balance of each Class B Note shall be payable no later than the Final Scheduled Payment Date thereof unless the unpaid principal of such Class B Note becomes due and payable at an earlier date pursuant to the Indenture, in each case such payment shall be made in an amount and in the manner provided in the Indenture.

     (b) The Class B Notes shall bear interest on the Aggregate Outstanding Principal Balance of the Class B Notes and accrued but unpaid interest thereon, at the Class B Interest Rate from and including the preceding Payment Date (or, in the case of the first Payment Date, from the Closing Date) to and including the day immediately preceding the subject Payment Date. Such interest shall be payable on each Payment Date to the extent that the Revenue Fund and the Reserve Fund then contains sufficient amounts to pay such interest and any Class B Overdue Interest from prior Payment Dates (plus interest thereon at the applicable Class B Interest Rate) pursuant to Section 5.05 of the Indenture; provided, that, on any Payment Date, the Class B Note Interest shall not be due and payable until the Class A Note Interest has been paid on such Payment Date. Interest accrued on the Class B Notes will be calculated (i) with respect to the initial Payment Date, the product of (x) 1/360 of the Class B Interest Rate times (y) the number of days from and including the Closing Date through the day immediately preceding the initial Payment Date (calculated on the basis of a 360-day year consisting of twelve 30-day months) times (z) the Aggregate Outstanding Principal Balance of the Class B Notes as of the Closing Date, and
(b) with respect to any subsequent Payment Date, the sum of (i) the product of
(x) one-twelfth of the Class B Interest Rate times (y) the Aggregate Outstanding Principal Balance of the Class B Notes outstanding as of the immediately preceding Payment Date after giving effect to all payments of principal of the Class B Notes on such immediately preceding Payment Date and (ii) the Class B Overdue Interest, if any.

     All payments of interest and principal on the Class B Notes on the applicable Payment Date shall be paid to the Person in whose name such Class B
Note is registered at the close of business on the Record Date for such Payment Date in the manner provided in the Indenture. All reductions in the principal amount of a Class B Note (or one or more Predecessor Notes) effected by full or partial payments of installments of principal shall be binding upon all past, then current, and future Holders of such Class B Note and of any Class B Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Class B Note.

     All amounts collected as payments on the Trust Property or otherwise shall be applied in the order of priority specified in the Indenture.

     Each Person who has or who acquires any Ownership Interest in a Class B Note shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 2.07 of the Indenture. A Class B Noteholder may not sell, offer for sale, assign, pledge, hypothecate or otherwise transfer or encumber all or any part of its interest in the Class B Notes except pursuant to an effective registration statement covering such transaction under the Securities Act of 1933, as amended, and effective qualification or registration under all applicable state securities laws and regulations or under an exemption from registration under said Securities Act and said state securities laws and regulations.

     In addition, each Person who has or who acquires any Ownership Interest in a Class B Note shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 14.18 of the Indenture. Prior to the date that is one year and one day after the payment in full of all amounts payable with respect to the Notes, each Person who has or acquires an Ownership Interest in a Class B Note agrees that such Person will not institute against the Owner Trustee or the Seller, or join any other Person in instituting against the Owner Trustee or the Seller, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any state of the United States. This covenant shall survive the termination of the Indenture.

     Before the due presentment for registration of transfer of this Class B Note, the Owner Trustee, the Indenture Trustee and any agent of the Owner Trustee or the Indenture Trustee may treat the person in whose name this Class B
Note is registered (a) on any Record Date for purposes of making payments, and
(b) on any other date for any other purpose, as the owner hereof, whether or not this Class B Note be overdue, and neither the Owner Trustee, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits the amendment thereof for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Noteholders under the Indenture at any time by the Owner Trustee and the Indenture Trustee with the consent of the Note Insurer (and, in some cases, only with the consent of the Noteholder of each Class affected thereby) and compliance with certain other conditions. Any such consent by the Holder, at the time of the giving thereof, of this Class B Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class B Note and of any Class B Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class B Note.

     The Notes and all obligations with respect thereto, including obligations under the Indenture, will be limited recourse obligations of the Owner Trustee payable solely from the Trust Property. Neither the Owner Trustee, the Servicer, the Custodian, the Paying Agent, the Note Registrar, nor the Indenture Trustee in its individual capacity or in its capacity as the Indenture Trustee, nor any of their respective Affiliates, agents, partners, beneficiaries, officers, directors, stockholders, stockholders of partners, employees or successors or assigns, shall be personally liable for any amounts payable, or performance due, under the Notes or the Indenture.

Without limiting the foregoing, each Holder of any Note by its acceptance thereof, and the Indenture Trustee, shall be deemed to have agreed (a) that it shall look only to the Trust Property to satisfy the Owner Trustee's obligations under or with respect to a Note or the Indenture, including but not limited to liabilities under Article V of the Indenture and liabilities arising (whether at common law or equity) from breaches by the Owner Trustee of any obligations, covenants and agreements herein or, to the extent enforceable, for any violation by the Owner Trustee of applicable state or federal law or regulation, provided that, the Owner Trustee shall not be relieved of liability hereunder with respect to any misrepresentation in the Indenture, the Contribution Agreement, the Transfer and Assignment Agreement or the Servicing Agreement, or fraud, of the Owner Trustee, and (b) to waive any rights it may have to obtain a deficiency or other monetary judgment against either the Owner Trustee or any of its principals, directors, officers, stockholders, employees or agents (whether disclosed or undisclosed) or their respective assets (other than the Trust Property). The foregoing provisions of this paragraph shall not (a) prevent recourse to the Trust Property or any Person other than the Owner Trustee for the sums due or to become due under any security, instrument or agreement which is part of the Trust Property, (b) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by the Indenture, but the same shall continue until paid or discharged, or (c) prevent the Indenture Trustee from exercising its rights with respect to the Grant, pursuant to the Indenture, of the Owner Trustee's rights under the Contribution Agreement and the Transfer and Assignment Agreement. It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Indenture Trustee in its capacity as the Indenture Trustee under the Indenture or the Owner Trustee as a party defendant in any action or suit or in the exercise of any remedy under the Notes or the Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced. It is expressly understood that all such liability is hereby expressly waived and released to the extent provided herein as a condition of, and as a consideration for, the execution of the Indenture and the issuance of the Notes.

     The remedies of the Holder hereof as provided herein, or in the Indenture, shall be cumulative and concurrent and may be pursued solely against the assets of the Trust Property. No failure on the part of the Noteholder in exercising any right or remedy hereunder shall operate as a waiver or release thereof, nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy hereunder.

     The Notes are issuable only in registered form in denominations as provided in the Indenture and subject to certain limitations therein set forth. At the option of the Noteholder, Notes of any Class may be exchanged for Notes of the same Class of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Indenture Trustee, subject to the terms and conditions of the Indenture.

     As provided in the Indenture, this Note and the Indenture under which it is issued shall be construed in accordance with, and governed by, the laws of the State of New York applicable to agreements made and to be performed therein. The Indenture Trustee shall have no obligation under the Indenture, the Servicing Agreement or any other document or instrument executed in connection herewith or therewith to transact business or perform fiduciary duties (in each case as defined under relevant laws) outside of the State of Minnesota, provided that, the Indenture Trustee will appoint a co-trustee to transact any business required to be transacted outside of the State of Minnesota or New York, as the case may be.

     THIS NOTE IS ISSUED PURSUANT TO THE INDENTURE AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE BACK HEREOF AND SUCH FURTHER PROVISIONS ARE HEREBY INCORPORATED BY REFERENCE AS IF FULLY SET FORTH HERE.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Owner Trustee has caused this instrument to be duly executed on the Original Issue Date set forth above.

                               WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee for Capital One Auto Finance Trust 2001-A



                               By:
                                  ----------------------------------------------
                                    Authorized Officer

              THE INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Class B Notes referred to in the within-mentioned Indenture.


                                             WELLS FARGO BANK MINNESOTA,
                                             NATIONAL ASSOCIATION, as the
                                             Indenture Trustee

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                            [FORM OF REVERSE OF NOTE]

     The Class B Notes are scheduled to mature on May 15, 2008 unless the Class B Notes are earlier redeemed or accelerated pursuant to the Indenture. The Indenture Trustee shall pay to each Class B Noteholder of record on the preceding Record Date either (a) by wire transfer, in immediately available funds to the account of such Class B Noteholder, at a bank or other entity having appropriate facilities therefor, if such Class B Noteholder shall have provided to the Indenture Trustee appropriate written instructions three (3) Business Days prior to the Record Date and such Holder's Class B Notes in the aggregate evidence a denomination of not less than $250,000 (which instructions may remain in effect for subsequent Payment Dates), or (b) if not, by check mailed to such Holder at the address of such Holder appearing in the Note Register, the amounts to be distributed to such Holder pursuant to such Holder's Class B Notes.

     THE CLASS B NOTES SHALL BE SUBJECT TO OPTIONAL REDEMPTION AT THE OPTION OF THE ADMINISTRATOR IN THE MANNER AND SUBJECT TO THE PROVISIONS OF THE INDENTURE. Whenever by the terms of the Indenture, the Indenture Trustee is required to redeem Class B Notes, and subject to and in accordance with the terms of Article VI of the Indenture, the Indenture Trustee shall give notice of the redemption in the manner prescribed by the Indenture.

     Subject to certain restrictions contained in the Indenture, (a) the Notes are issuable in the initial denomination of $250,000 and integral multiples of $1,000 in excess thereof (provided, that one Note of each Class may be issued in an additional amount equal to any remaining portion of the applicable Original Principal Balance of such Class) and (b) Notes may be exchanged for a like aggregate principal amount of Notes of authorized denominations of the same maturity.

     The final payment on a Note shall be made only upon presentation and surrender of the Note at the Corporate Trust Office of the Indenture Trustee; provided, however, that if there is delivered to the Owner Trustee, the Indenture Trustee and the Note Insurer such security or indemnity as may be required by them to save each of them harmless (an unsecured indemnity agreement of an institutional investor organized under the laws of the United States or any state thereof with a net worth at least equal to $50,000,000 being deemed sufficient to satisfy such security or indemnity requirement) and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Owner Trustee, the Indenture Trustee or the Note Insurer that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made to the extent collected funds are then available for such payment without presentation or surrender.

     The Noteholders shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.

     The Notes may be exchanged, and their transfer may be registered, by the Noteholders in person or by their attorneys duly authorized in writing at the Corporate Trust Office of the Indenture Trustee only in the manner, subject to the limitations provided in the Indenture, and upon surrender and cancellation of the Notes. Upon exchange or registration of such transfer, a new registered Note or Notes evidencing the same outstanding principal amount of the same Class of Notes will be executed in exchange therefor.

     Reference is hereby made to the Indenture, a copy of which is on file with the Indenture Trustee, for the provisions, among others, with respect to (a) the nature and extent of the rights, duties and obligations of the Indenture Trustee, the Owner Trustee and the Noteholders; (b) the terms upon which the Notes are executed and delivered; (c) the collection and disposition of the Scheduled Payments; (d) a description of the Trust Property; (e) the modification or amendment of the Indenture; (f) other matters; and (g) the definition of capitalized terms used in this Note that are not defined herein; to all of which the Noteholders assent by the acceptance of the Notes.

                              [FORM OF ASSIGNMENT]

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR
TAXPAYER IDENTIFICATION NUMBER
OF ASSIGNEE)





---------

(Please Print or Typewrite Name and Address of Assignee)



the within Note, and all rights thereunder, and hereby does irrevocably constitute and appoint


Attorney to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Date:


                                              NOTICE: The signature to this
                                              assignment must correspond with
                                              the name as it appears upon the
                                              face of the within Note in every
                                              particular, without alteration or
                                              enlargement or any change
                                              whatever.

                                    EXHIBIT C

                                   [RESERVED]

                                    EXHIBIT D



                                   ASSIGNMENT


                             ________________, 200__


     In accordance with the Indenture dated as of July 26, 2001, by and between Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee (the "Owner Trustee") for Capital One Auto Finance Trust 2001-A, a Delaware common law trust, and Wells Fargo Bank Minnesota, National Association, as trustee (the "Indenture Trustee") (the "Indenture"), the Owner Trustee hereby Grants unto the Indenture Trustee in trust for the benefit of the Noteholders and the Note Insurer, without recourse (capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture): (i) all right, title and interest of the Owner Trustee in and to the Receivables [Subsequent Receivables] identified on the Schedule of Receivables attached hereto (the "Receivables"), and all moneys received thereon (including amounts received on any Extended Service Agreements relating thereto), on or after the applicable Cutoff Date (except for interest accrued prior to such Cutoff Date if paid by the respective Obligor after the Cutoff Date, which shall be withdrawn from the Revenue Fund, to the extent contained therein, and paid to the Transferor); (ii) the security interest of the Owner Trustee in the Financed Vehicles granted by the Obligors pursuant to the Receivables [Subsequent Receivables] and all Certificates of Title to such Financed Vehicles; (iii) the interest of the Owner Trustee in any proceeds from claims on any physical damage, credit life, risk default, disability or other insurance policies covering the Financed Vehicles or Obligors or refunds in connection with Extended Service Agreements relating to Defaulted Receivables from the applicable Cutoff Date; (iv) any property (including the right to receive future Liquidation Proceeds) that shall secure a Receivable [Subsequent Receivables];
(v) all right, title and interest of the Owner Trustee in and to the Dealer Agreements (to the extent related to the Financed Receivables), the Transfer and Assignment Agreement and the Contribution Agreement, including, but not limited to, any recourse against any Dealer, the Transferor or the Seller and any rights or benefits of the Owner Trustee under the Servicing Agreement and the Limited Guaranty; (vi) moneys on deposit in the Accounts (including Eligible Investments thereof); (vii) the original retail installment contracts and security agreements evidencing the Receivables [Subsequent Receivables]; and (viii) the proceeds of any and all of the foregoing. The foregoing conveyance does not constitute and is not intended to result in any assumption by the Indenture Trustee of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Receivables [Subsequent Receivables], Custodian Files, Servicer Files, any insurance policies or any agreement or instrument relating to any of them.

     This Assignment is made pursuant to and upon the representations, warranties and agreements contained in the Transfer and Assignment Agreement and the Contribution Agreement.

     Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture and the Transfer and Assignment Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of the date first written above.

                               WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee for Capital One Auto Finance Trust 2001-A



                               By:
                                  ----------------------------------------------
                                   Authorized Officer

                                    EXHIBIT E

                                NOTICE OF FUNDING


     In accordance with the Indenture dated as of July 26, 2001 by and between Wilmington Trust Company as owner trustee (the "Owner Trustee"), and Wells Fargo Bank Minnesota, National Association, as trustee (the "Indenture"), the undersigned hereby gives notice of the Funding Date to occur on or before __________________, 200_ for each of the Subsequent Receivables listed on the Schedule of Receivables attached to the Assignment executed by the undersigned an accompanying this Notice of Funding. Unless otherwise defined herein, capitalized terms have the meanings set forth in the Indenture.

     Such Subsequent Receivables represent the following amounts:

              Aggregate Receivable Balance of Receivables
              as of the Cutoff Date:                          $______________

              Amount to be wired to the Transferor in
              payment for such Subsequent Receivables:        $______________

     The undersigned hereby certifies that, in connection with the Funding Date specified above, the undersigned has complied with all terms and provisions specified in Section 2.16 of the Indenture, including, but not limited to, delivery of the Officer's Certificate, as specified therein.

                              Date: ________________________, 200_

                              WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee for Capital One Auto Finance Trust 2001-A



                              By:
                                 -----------------------------------------------
                                  Authorized Officer

                                    EXHIBIT F

                              OFFICER'S CERTIFICATE

                                re: Funding Date

                      CAPITAL ONE AUTO FINANCE TRUST 2001-A
                        CAPITAL ONE AUTO RECEIVABLES, LLC

To:  Wells Fargo Bank Minnesota, National Association
     With Copies to:
     Corporate Trust Services Asset Backed Administration           Note Insurer
     MAC N9311-161
     Sixth Street and Marquette Avenue
     Minneapolis, MN  55479-0070

     This Officer's Certificate is being issued in accordance with Section 2.16 of that certain Indenture dated as of July 26, 2001 (the "Indenture") by and between Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee (the "Owner Trustee") for Capital One Auto Finance Trust 2001-A, and Wells Fargo Bank Minnesota, National Association, as trustee. Terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

     By his or her signature below, the undersigned officer[s] of the Seller, on behalf of the Owner Trustee or of the Seller, as the case may be, certif[ies][y] that:

     (c) The matters set forth in Section 3.02(a) and (b) of the Contribution Agreement by and between the Seller, as the transferor named therein, and the Owner Trustee, as transferee, are true and correct. All Receivables to be acquired on the Funding Date to occur on or before _____________________, 2001 constitute Eligible Receivables as said term is defined in the Transfer and Assignment Agreement; and

     (d) the representations and warranties of the Owner Trustee set forth in
Section 3.12 of the Indenture are true and correct as of the date hereof; and

     (e) the documents listed in Section 2.16(b)(ii) of the Indenture will be delivered to the Custodian or its designated bailee within two (2) Business Days preceding the Funding Date specified herein; and

     (f) the requirements stated in Section 2.16 of the Indenture regarding the Subsequent Receivables to be acquired on the Funding Date have been met.

     All conditions in the Transfer and Assignment Agreement Article IV and the Contribution Agreement Article IV have been met.

                             Date: ____________________, 200_

                             WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee for Capital One Auto Finance Trust 2001-A



                             By:
                                ------------------------------------------------
                                  Authorized Officer

                                   EXHIBIT G-1

                      CAPITAL ONE AUTO FINANCE TRUST 2001-A

               AUTOMOBILE RECEIVABLE-BACKED NOTES, SERIES 2001-A

                           RECEIVABLE CHARACTERISTICS

                       AS OF JULY 26, 2001 (CLOSING DATE)


                         [On file with the Registrant.]

                                  EXHIBIT G-2

                     CAPITAL ONE AUTO FINANCE TRUST 2001-A

               AUTOMOBILE RECEIVABLE-BACKED NOTES, SERIES 2001-A

                           RECEIVABLE CHARACTERISTICS

                             AS OF THE FUNDING DATE

                         [On file with the Registrant.]

                                    EXHIBIT H

                              TRUSTEE FEE AGREEMENT

                         [On file with the Registrant.]

                                    EXHIBIT I

                          FORM OF TRANSFEREE AGREEMENT


                                     (Date)


Wells Fargo Bank Minnesota, National Association
Norwest Center
Sixth Street and Marquette Avenue
Minneapolis, MN 55479-0070
Attn:    Corporate Trust Services - Asset
         Backed Administration

Dear Sirs:

     The undersigned (the "Purchaser") proposes to purchase Class B Notes (the "Purchaser's Notes") representing $_____________ aggregate principal amount of the Capital One Auto Investment, LLC, Automobile Receivable-Backed Notes, Series 2001-A, Class B Notes in the Original Principal Balance of $___________ (the "Class B Notes"). The Class B Notes were issued pursuant to an Indenture dated as of July 26, 2001 between Wilmington Trust Company, not in its individual capacity but solely as owner trustee (the "Owner Trustee") for Capital One Auto Finance Trust 2001-A, and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee") (the "Indenture"). Capitalized terms used herein but not otherwise defined shall have the same meaning as in the Indenture.

     In connection with the purchase, the Purchaser agrees to the following terms and conditions and makes the representations and warranties stated herein with the express understanding that they will be relied upon by the seller of the Purchaser's Class B Notes, the Owner Trustee and the Trustee.

     1. The Purchaser is purchasing the Purchaser's Class B Notes solely for the Purchaser's own account and the account of its affiliated entities and with no present intention of distributing the Class B Notes or any portion thereof, subject, nevertheless, to the understanding that the disposition of the Purchaser's property shall at all times be and remain within its control.

     2. The Purchaser is a Qualified Institutional Buyer as follows (please check one):

     ____ (i) Any of the following entities, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the entity (please check one):

         ____ (A) Any insurance company as defined in section 2(13) of the Securities Act of 1933, as amended (the "Act");

         ____ (B) Any investment company registered under the Investment Company Act of 1940 (the "Investment Company Act") or any business development company as defined in section 2(a)(48) of that Act;

         ____ (C) Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

         ____ (D) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

         ____ (E) Any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974;

         ____ (F) Any trust fund whose trustee is a bank or trust company and whose participants are exclusively plans of the types identified in paragraph
(2)(i)(D) or (E) of this paragraph 2, except trust funds that include as participants individual retirement accounts or H.R. 10 plans;

         ____ (G) Any business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

         ____ (H) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation (other than a bank as defined in section 3(a)(2) of the Act or a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; or

         ____ (I) Any investment adviser registered under the Investment Advisers Act;

         ____ (J) Any dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") acting in a riskless principal transaction on behalf of a Qualified Institutional Buyer;

         ____ (K) Any dealer registered pursuant to Section 15 of the Exchange Act, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the dealer; provided, that securities constituting the whole or a part of an unsold allotment to or subscription by a dealer as a participant in a public offering shall not be deemed to be owned by such dealer;

         ____ (L) Any investment company registered under the Investment Company Act, acting for its own account or for the accounts of other Qualified Institutional Buyers, that is part of a family of investment companies which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with the investment company or are part of such family of investment companies. "Family of investment companies" means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor), provided that,, for the purposes of this section:

                    (i) Each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company; and

                    (ii) Investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company's adviser (or depositor) is a majority-owned subsidiary of the other investment company's adviser (or depositor);

         ____ (M) Any entity, all of the equity owners of which are Qualified Institutional Buyers, acting for its own account or the accounts of other Qualified Institutional Buyers; and

         ____ (N) Any bank as defined in section 3(a)(2) of the Securities Act, any savings and loan association or other institution as referenced in section 3(a)(5)(A) of the Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other Qualified Institutional Buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding the date of sale for a foreign bank or savings and loan association or equivalent institution.

     1. The Purchaser understands that the Owner Trustee, any person acting on its behalf and the seller of the Purchaser's Class B Notes shall be entitled to rely upon certain non-exclusive methods of establishing the Purchaser's ownership and discretionary investments of securities as stated in Rule 144A promulgated under the Act ("Rule 144A").

     2. The Purchaser represents that, if it has so requested, it has received the following reasonably current information: a brief statement of the nature of the business of the Trust and the products and services it offers; the Trust's most recent balance sheet and profit and loss and retained earnings statements, and similar financial statements for such part of the two preceding fiscal years as the Trust has been in operation; and Servicer statements of payments on the Class B Notes on each Payment Date or for a shorter period as may be requested by the Purchaser.

     3. The Purchaser understands that the Purchaser's Class B Notes have not been registered under the Act or any state securities or "Blue Sky" laws and were sold in reliance on exemptions from the registration requirements of the Act and any such laws for nonpublic offerings. The Purchaser understands that the exemptions from the registration requirements upon which the Owner Trustee relied require that the Purchaser be one of the types of investors specified in paragraph 2 above and the Purchaser is such an investor. The Purchaser further understands that the Purchaser's Class B Notes must be held indefinitely unless subsequently registered under the Act, any applicable state securities or "Blue Sky" laws or unless exemptions from the registration requirements of the Act and such laws are available. If at some future time the Purchaser wishes to dispose of or exchange any of the Purchaser's Class B Notes, the Purchaser will not do so unless before any such sale, transfer or other disposition the Purchaser has furnished to the Owner Trustee and the Indenture Trustee an express agreement substantially in the form of this Transferee's Agreement by the proposed transferee to be bound by and to abide by the provisions thereof, the restrictions noted on the face of the Purchaser's Class B Notes and the Transferee's Agreement.

     4. The Purchaser understands that the transfer of the Class B Notes will be restricted.

     5. The Purchaser understands that there may be restrictions on the ability of certain investors, including, without limitation, depository institutions, either to purchase the Purchaser's Class B Notes or to purchase investments having characteristics similar to those of the Purchaser's Class B Notes representing more than a specified percentage of the investor's assets. The Purchaser has consulted, and relied on the advice of, the Purchaser's own legal advisor in determining whether and to what extent the Purchaser's Class B Notes constitute a legal investment for the Purchaser.

     6. The Purchaser recognizes that an investment in the Purchaser's Class B Notes involves significant risks.

     7. The Purchaser understands that there is no established market for the Purchaser's Class B Notes and that none will develop and, accordingly, that the Purchaser may be required to bear the economic risk of an investment in the Purchaser's Class B Notes for an indefinite period of time.

     8. The Purchaser agrees that the Purchaser is bound by and will abide by the provisions hereof, the restrictions on the Purchaser's Class B Notes described herein and this Transferee's Agreement.

                                        Very truly yours,


By
Name:
Title: